     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 27, 1998

                                                 REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ------------------

                            THE B.F.GOODRICH COMPANY
             (Exact name of registrant as specified in its charter)

            NEW YORK                            3728                           34-0252680
(State or other jurisdiction of     (Primary Standard Industrial    (I.R.S. Employer Identification
 incorporation or organization)     Classification Code Number)                   No.)

                           4020 KINROSS LAKES PARKWAY
                           RICHFIELD, OHIO 44286-9368
                                 (330) 659-7600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               ------------------

                         NICHOLAS J. CALISE, SECRETARY
                            THE B.F.GOODRICH COMPANY
                           4020 KINROSS LAKES PARKWAY
                           RICHFIELD, OHIO 44286-9368
                                 (330) 659-7600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ------------------

                                   COPIES TO:

               FRANK L. SCHIFF                             ROBERT H. CRAFT, JR.
              WHITE & CASE LLP                              SULLIVAN & CROMWELL
         1155 AVENUE OF THE AMERICAS                  1701 PENNSYLVANIA AVENUE, N.W.
          NEW YORK, NEW YORK 10036                        WASHINGTON, D.C. 20006
               (212) 819-8200                                 (202) 956-7500

                               ------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                                 PROPOSED MAXIMUM       PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF               AMOUNT TO            OFFERING PRICE           AGGREGATE             AMOUNT OF
     SECURITIES TO BE REGISTERED          BE REGISTERED(1)         PER UNIT(2)         OFFERING PRICE(2)     REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
Debt Securities.......................      $500,000,000               100%               $500,000,000           $147,500
===============================================================================================================================

(1) Or, if any Debt Securities are issued at an original issue discount or with a principal amount denominated in a foreign currency or currency unit, such principal amount as shall result in an aggregate initial offering price equivalent to $500,000,000 at the time of the initial offering.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.
                               ------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED          , 1998

                                  $200,000,000

                            THE B.F.GOODRICH COMPANY
                          MEDIUM-TERM NOTES, SERIES A
                  DUE MORE THAN NINE MONTHS FROM DATE OF ISSUE
                            ------------------------

    The B.F.Goodrich Company may offer from time to time its Medium-Term Notes, Series A in an aggregate principal amount of up to $200,000,000. Each Note will mature on a day more than nine months from its date of issue, as selected by the purchaser and agreed to by the Company. Unless otherwise indicated herein or in the applicable Pricing Supplement, the Notes will not be redeemable prior to maturity by the Company and will not be subject to repayment prior to maturity at the option of the holders thereof and will be issued in registered form in denominations of $100,000 and any integral multiple of $1,000 in excess thereof. Each Note will be represented either by a Global Note registered in the name of The Depository Trust Company, as depositary, or a nominee thereof, or by a certificate issued in definitive form, as set forth in the applicable Pricing Supplement. Beneficial interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and its participants. Book-Entry Notes will not be exchangeable for Certificated Notes except under the circumstances described under "Description of Notes--Book-Entry System" herein.

    Interest rates and interest rate formulae are subject to change by the Company but no such change will affect any Note already issued or which the Company has agreed to issue. Unless otherwise indicated in the applicable Pricing Supplement, each Note will bear interest at a fixed rate or at a floating rate determined by reference to the CD Rate, the Commercial Paper Rate, the Federal Funds Rate, LIBOR, the Prime Rate or the Treasury Rate, as adjusted by the Spread and/or Spread Multiplier, if any, applicable to such Note. Certain Notes issued at a discount from the principal amount payable at maturity thereof may provide that holders of such Notes will not receive periodic payments of interest. See "Description of Notes--Original Issue Discount Notes."

    Unless otherwise indicated in the applicable Pricing Supplement, interest on Fixed Rate Notes will be payable each April 15 and October 15 and at maturity or upon any earlier redemption or repayment and interest on Floating Rate Notes will be payable on the dates indicated herein and in the applicable Pricing Supplement. See "Description of Notes--Interest and Interest Rates."
                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT OR
  THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                                              PRICE TO          AGENTS'               PROCEEDS TO
                                             PUBLIC(1)      COMMISSIONS(2)           COMPANY(2)(3)
                                             ---------      --------------           -------------
Per Note..................................      100%          .125-1.000%           99.875-99.000%
Total.....................................  $200,000,000  $250,000-$2,000,000  $198,000,000-$199,750,000

---------------

(1) Unless otherwise indicated in a Pricing Supplement, Notes will be issued at 100% of their principal amount.

(2) The Company will pay a commission to the Agents from .125% to 1.000% of the principal amount of any Note, depending upon its maturity, sold through such Agents (or sold to such Agents as principal in circumstances in which no other discount is agreed upon). The Company may also sell Notes to any Agent at a discount for resale to one or more investors or other purchasers at varying prices related to prevailing market prices at the time of resale or otherwise, as determined by such Agent. Unless otherwise indicated in an applicable Pricing Supplement, any Note sold to an Agent as principal shall be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a Note of identical maturity. See "Supplemental Plan of Distribution."

(3) Before deducting other expenses payable by the Company, estimated at
    $800,000.
                            ------------------------

    The Notes are being offered on a continuing basis by the Company through the Agents, each of which has agreed to use its reasonable best efforts to solicit offers to purchase the Notes. The Company also may sell Notes to any Agent acting as principal for resale to investors or other purchasers and may sell Notes directly to investors on its own behalf in jurisdictions where it is authorized to do so. No commission will be payable nor will a discount be allowed on any direct sales by the Company. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be listed on any securities exchange. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company or any Agent may reject any offer to purchase Notes, in whole or in part. See "Supplemental Plan of Distribution."
                            ------------------------
GOLDMAN, SACHS & CO.

         CITICORP SECURITIES, INC.
                   J.P. MORGAN & CO.
                             MORGAN STANLEY DEAN WITTER
                                      NATIONSBANC MONTGOMERY SECURITIES LLC
                            ------------------------

         THE DATE OF THIS PROSPECTUS SUPPLEMENT IS             , 1998.

IN CONNECTION WITH THIS OFFERING, THE AGENTS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH NOTES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "SUPPLEMENTAL PLAN OF DISTRIBUTION."

THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES.

                              DESCRIPTION OF NOTES

     The following description of the particular terms of the Notes offered hereby (referred to in the accompanying Prospectus as the "Debt Securities") supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Debt Securities set forth in the Prospectus, to which reference is hereby made. Unless otherwise specified in the applicable Pricing Supplement, the Notes will have the terms described below, except that references to interest payments and interest-related information do not apply to certain Original Issue Discount Notes (as defined below).

GENERAL

     The Pricing Supplement relating to a Note will describe the following terms: (i) whether such Note is a Fixed Rate Note or a Floating Rate Note (each as defined below); (ii) the price at which such Note will be issued (the "Issue Price"); (iii) the date on which such Note will be issued (the "Original Issue Date"); (iv) the date on which such Note will mature (the "Maturity Date"); (v) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any; (vi) if such Note is a Floating Rate Note, the Base Rate, the Initial Interest Rate, the Interest Payment Dates, the Index Maturity, the Spread and/or Spread Multiplier, if any (each as defined below) and any other terms relating to the particular method of calculating the interest rate for such Note; (vii) whether such Note is an Original Issue Discount Note and whether it has been issued with original issue discount for United States Federal income tax purposes; (viii) whether such Note may be redeemed at the option of the Company, or repaid at the option of the holder, prior to maturity as described under "Optional Redemption" and "Repayment at the Noteholders' Option; Repurchase" below and, if so, the provisions relating to such redemption or repayment, including, in the case of any Original Issue Discount Notes, the information necessary to determine the amount due upon redemption or repayment;
(ix) any relevant material tax consequences associated with the terms of such Note which have not been described in "United States Tax Considerations" below; and (x) any other terms of such Note not inconsistent with the provisions of the Indenture.

     The Notes will be issued under an Indenture, dated as of May 1, 1991, between The B.F.Goodrich Company (the "Company") and Harris Trust and Savings Bank (the "Trustee"), as the same may be amended or supplemented from time to time (said Indenture, as so supplemented, referred to herein as the "Indenture"). The following summaries of certain provisions of the Indenture do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms. The Notes are limited to an aggregate principal amount of $200,000,000.

     Each Fixed Rate Note will mature on a day more than nine months from the date of issue, as specified in the applicable Pricing Supplement, as selected by the initial purchaser and agreed to by the Company. In the event that such maturity date of any Fixed Rate Note or any date fixed for redemption or repayment of any Fixed Rate Note is not a Business Day (as defined below), principal and interest payable at maturity or upon such redemption or repayment will be paid on the next succeeding Business Day with the same effect as if such Business Day were the maturity date or the date fixed for redemption or repayment and no interest shall accrue for the period from and after the maturity date or date fixed for redemption or repayment to such next succeeding Business Day.

     Each Floating Rate Note will mature on an Interest Payment Date (as defined below) more than nine months from the date of issue as specified in the applicable Pricing Supplement, as selected by the initial purchaser and agreed to by the Company. In the event that the Maturity Date of any Floating Rate Note or any date fixed for redemption or repayment of any Floating Rate Note is not a Business Day, the required payment of principal, premium, if any, or interest otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue for the period from and after the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

     Unless the applicable Pricing Supplement provides otherwise, the Notes will be issuable only in registered form in denominations of $100,000 and integral multiples of $1,000 in excess thereof.

     The Notes will be offered on a continuing basis, and each Note will be issued initially as either a global note (a "Book-Entry Note") registered in the name of The Depository Trust Company, as depositary (the "Depositary") or a nominee thereof, or a certificate issued in definitive form (a "Certificated Note").

     Principal of, premium, if any, and interest on the Notes will be payable, the transfer of the Notes will be registrable, and Notes will be exchangeable for Notes bearing identical terms and provisions at the offices of the Trustee, currently located at 77 Water Street, New York, New York. Notwithstanding the foregoing, payment of interest, other than interest at maturity or upon redemption or repayment, may, at the option of the Company, be made by check mailed to the address of the person entitled thereto as it appears on the security register at the close of business on the Regular Record Date corresponding to the relevant Interest Payment Date. Notwithstanding the foregoing, the Depositary, as holder of Book-Entry Notes, shall be entitled to receive payments of interest by wire transfer of immediately available funds. Book-Entry Notes will be exchangeable only in the manner and to the extent set forth under "Description of Notes--Book-Entry System" herein.

     The principal and interest payable on each Note at maturity or upon redemption or repayment will be paid by check mailed to the address of the person entitled thereto against presentation of the Note at the office of the Trustee, unless otherwise provided in the applicable Pricing Supplement.

INTEREST AND INTEREST RATES

     Each Note will bear interest at either (a) a fixed rate (the "Fixed Rate Notes") or (b) a floating rate determined by reference to an interest rate formula (the "Floating Rate Notes"), which may be adjusted by a Spread and/or Spread Multiplier (each as defined below). Any Floating Rate Note may also have either or both of the following: (i) a maximum interest rate limitation, or ceiling, on the rate at which interest may accrue during any interest period; and (ii) a minimum interest rate limitation, or floor, on the rate at which interest may accrue during any interest period. The applicable Pricing Supplement will designate one of the following interest rate bases as applicable to each Note: (a) a fixed rate per annum, in which case such Note will be a "Fixed Rate Note"; (b) the CD Rate, in which case such Note will be a "CD Rate Note"; (c) the Commercial Paper Rate, in which case such Note will be a "Commercial Paper Rate Note"; (d) the Federal Funds Rate, in which case such Note will be a "Federal Funds Rate Note"; (e) LIBOR, in which case such Note will be a "LIBOR Note"; (f) the Prime Rate, in which case such Note will be a "Prime Rate Note"; (g) the Treasury Rate, in which case such Note will be a "Treasury Rate Note"; or (h) such other interest rate formula as is set forth in such Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the interest rate on each Note will be equal to (a) in the case of a Fixed Rate Note, a fixed rate; or (b) in the case of a Floating

Rate Note, either (i) the interest rate determined by reference to the specified interest rate formula (as specified in the applicable Pricing Supplement), plus or minus the Spread, if any, and/or (ii) the interest rate determined by reference to the specified interest rate formula, multiplied by the Spread Multiplier, if any, plus or minus the Spread, if any. The "Spread" is the number of basis points (one one-hundredth of a percentage point) specified in the applicable Pricing Supplement to be added to or subtracted from the Base Rate of such Floating Rate Note, and the "Spread Multiplier" is the percentage specified in the applicable Pricing Supplement to be applied to the Base Rate for such Floating Rate Note. The "Base Rate" is the rate specified, or determined according to a formula specified, in the applicable Pricing Supplement.

     Each Note will bear interest from its Original Issue Date or, except as otherwise specified herein with respect to certain Floating Rate Notes, from the most recent date to which interest on such Note has been paid or duly provided for, at the annual rate, or at a rate determined pursuant to an interest rate formula, stated therein, until the principal thereof is paid or made available for payment. Interest will be payable on each Interest Payment Date (except for certain Original Issue Discount Notes and except for Notes originally issued between a Regular Record Date and an Interest Payment Date) and at maturity or on redemption or repayment, if any.

     Interest will be payable to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding the Interest Payment Date; provided, however, that (i) if the Company fails to pay such interest on such Interest Payment Date, such defaulted interest will be paid to the person in whose name such Note is registered at the close of business on the record date to be established for the payment of defaulted interest and (ii) interest payable at maturity, redemption or repayment will be payable to the person to whom principal shall be payable. The first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next Regular Record Date. Interest rates and interest rate formulae are subject to change by the Company from time to time but no such change will affect any Note theretofore issued or which the Company has agreed to issue. Unless otherwise indicated in the applicable Pricing Supplement, the Interest Payment Dates and the Regular Record Dates for Fixed Rate Notes shall be as described below under "Fixed Rate Notes". The Interest Payment Dates for Floating Rate Notes shall be as indicated in the applicable Pricing Supplement and in such Note, and, unless otherwise specified in the applicable Pricing Supplement, each Regular Record Date for a Floating Rate Note will be the fifteenth day (whether or not a Business Day) next preceding each Interest Payment Date.

     Unless otherwise specified in a Pricing Supplement, all percentages resulting from any calculation on Floating Rate Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or
 .09876545) being rounded to 9.87655% (or .0987655) and 9.876544% (or .09876544)
being rounded to 9.87654% (or .0987654)), and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

     The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States Federal law of general application.

FIXED RATE NOTES

     Each Fixed Rate Note will bear interest at the annual rate specified therein and in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Payment Dates for the Fixed Rate Notes will be on April 15 and October 15 of each year and the Regular Record Dates will be on the last day of March and September of each year. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any

Interest Payment Date, the Maturity Date or redemption or repayment date is not a Business Day (as defined below under "Floating Rate Notes"), payment of interest, premium, if any, or principal payable on Fixed Rate Notes will be made on the next succeeding Business Day and no interest shall accrue for the period from and after such Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

FLOATING RATE NOTES

     Except as provided below and unless otherwise specified in the applicable Pricing Supplement, interest on Floating Rate Notes will be payable (i) in the case of Floating Rate Notes with a daily, weekly, or monthly Interest Reset Date (as defined below) on (a) the third Wednesday of each month or (b) on the third Wednesday of June and December of each year or (c) on the third Wednesday of March, June, September and December of each year, as specified in the applicable Pricing Supplement; (ii) in the case of Floating Rate Notes with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December of each year; (iii) in the case of Floating Rate Notes with a semi-annual Interest Reset Date, on the third Wednesday of two months of each year, as specified in the applicable Pricing Supplement; and (iv) in the case of Floating Rate Notes with an annual Interest Reset Date, on the third Wednesday of one month of each year, as specified in the applicable Pricing Supplement. If any Interest Payment Date (other than the Maturity Date or any redemption or repayment date) for any Floating Rate Note would otherwise be a day that is not a Business Day, the Interest Payment Date for such Floating Rate Notes shall be postponed to the next day that is a Business Day and interest shall accrue to such next succeeding Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the Maturity Date or any earlier redemption or repayment date of a Floating Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, or interest otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue for the period from and after the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

     "Business Day" means any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law to close in The City of New York and, with respect to LIBOR Notes, is also a London Banking Day.

     An "Interest Payment Date" with respect to any Note shall be a date on which, under the terms of such Note, regularly scheduled interest shall be payable.

     "London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

     The applicable Pricing Supplement will specify the issue price, the interest rate basis, the interest payment period, the Spread or Spread Multiplier, if any, and the maximum or minimum interest rate limitation, if any, applicable to each Floating Rate Note. In addition, such Pricing Supplement will define or particularize for each Floating Rate Note the following terms, if applicable: the period to maturity of the instrument or obligation on which the interest rate formula is based (the "Index Maturity"), Initial Interest Rate (as defined below), Interest Payment Dates, Regular Record Dates and Interest Reset Dates with respect to such Note.

     The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually (each an "Interest Reset Date"), as specified in the applicable Pricing Supplement. The Interest Reset Date will be, in the case of Floating Rate Notes which are reset daily, each Business Day; in the case of Floating Rate Notes which are reset weekly, the Wednesday of each week; in the case of Floating Rate Notes which are reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes which are reset quarterly, the third Wednesday of March, June, September and December; in the case of Floating Rate Notes which are reset semi-annually, the third Wednesday of two months of each year, as specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes which are reset annually, the third Wednesday of one month of each year, as specified in the applicable Pricing Supplement; provided, however, that (i) the interest rate in effect from the Original Issue Date to the first Interest Reset Date with respect to a Floating Rate Note (the "Initial Interest Rate") will be as set forth in the applicable Pricing Supplement, (ii) except in the case of Floating Rate Notes which are reset daily or weekly, the interest rate in effect for the ten calendar days immediately prior to maturity or redemption or repayment will be that in effect on the tenth calendar day preceding such maturity, redemption or repayment date and (iii) in the case of Floating Rate Notes which are reset daily or weekly, the interest rate in effect for the period beginning on the second Business Day immediately prior to maturity or redemption or repayment and ending on such maturity, redemption or repayment date will be that in effect on the second Business Day preceding such maturity, redemption or repayment date. If the Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, the Interest Reset Date for such Floating Rate Note shall be postponed to the next day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

     Unless otherwise specified in the applicable Pricing Supplement, the "Interest Determination Date" pertaining to an Interest Reset Date for a CD Rate Note (the "CD Interest Determination Date"), a Commercial Paper Rate Note (the "Commercial Paper Interest Determination Date"), a Federal Funds Rate Note (the "Federal Funds Interest Determination Date") or a Prime Rate Note (the "Prime Interest Determination Date") will be the second Business Day prior to the Interest Reset Date. Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note (the "LIBOR Interest Determination Date") will be the second London Banking Day next preceding such Interest Reset Date. Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction falls on a day that is an Interest Reset Date, such Interest Reset Date will be the next following Business Day.

     Unless otherwise indicated in the applicable Pricing Supplement, interest payments on an Interest Payment Date for a Floating Rate Note will include interest accrued from, and including, the next preceding Interest Payment Date in respect of which interest has been paid (or from, and including, the date of original issue if no interest has been paid with respect to such Floating Rate
Note) to, but excluding, such Interest Payment Date. However, if the Interest Reset Dates with respect to such Note are daily or weekly, interest payable on any Interest Payment Date, other than interest payable on any date on which the principal of such Note is payable, will include interest accrued only from, and excluding, the next preceding Regular Record Date to which interest has been paid (or from, and including, the Original Issue Date if no interest has been paid with respect to such Floating Rate Note) to, and including, the Regular Record Date preceding the next applicable Interest Payment Date, except that the interest payment at maturity or upon redemption or repayment will include interest accrued to, but excluding, such Maturity Date or redemption or repayment date, as the case may be. Accrued interest from the date of issue or from the last date to which interest has been paid is calculated by multiplying the face amount of a Note by an accrued interest factor. The accrued interest factor is computed by adding together the interest factors calculated for each day from the Original Issue Date, or from the last date to which interest has been paid, to the date for which accrued interest is being calculated. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for each such day is computed by dividing the interest rate applicable to such day by 360, in the cases of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes and Prime Rate Notes or by the actual number of days in the year, in the case of Treasury Rate Notes. The interest rate in effect on each day will be (a) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the immediately preceding Interest Reset Date, subject in either case to any maximum or minimum interest rate limitation referred to above and to any adjustment by a Spread or a Spread Multiplier referred to above.

     Unless otherwise provided for in the applicable Pricing Supplement, Harris Trust and Savings Bank will be the Calculation Agent (the "Calculation Agent", which term includes any successor calculation agent appointed by the Company), and for each Interest Reset Date will determine the interest rate as described below. The Calculation Agent will notify the Trustee of each determination of the interest rate applicable to any such Floating Rate Note promptly after such determination is made. The Trustee will, upon the request of the holder of any Floating Rate Note, provide the interest rate then in effect and, if applicable, the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date relative to such Note. Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date", where applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date (or, if such day is not a Business Day, the next succeeding Business Day) or (ii) the Business Day immediately preceding the applicable Interest Payment Date.

     Interest Rates will be determined by the Calculation Agent as follows:

     CD Rate Notes. CD Rate Notes will bear interest at the interest rate (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any) specified in the CD Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, "CD Rate" means, with respect to any Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity designated in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)", or, if not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate will be the rate on such Interest Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 p.m. Quotations for U.S. Government Securities" (the "Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or the Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such Interest Determination Date, for certificates of deposit in the denomination of $5,000,000 with a remaining maturity closest to the Index Maturity designated in the Pricing Supplement of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major U.S. money center banks of the highest credit standing in the market for negotiable certificates of deposit; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the rate of interest in effect for the applicable period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the CD Rate Notes for which such CD Rate is being determined shall be the Initial Interest Rate).

     Commercial Paper Rate Notes. Commercial Paper Rate Notes will bear interest at the interest rate (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any) specified in the Commercial Paper Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Interest Determination Date, the Money Market Yield (as defined below) of the rate on that date for commercial paper having the Index Maturity designated in the applicable Pricing Supplement, as such rate shall be published in H.15(519), under the heading "Commercial Paper." In the event that such rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on such Interest Determination Date for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper--Nonfinancial." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet available in either H.15(519) or Composite Quotations, then the Commercial Paper Rate shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on such Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the specified Index Maturity, placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in the preceding sentence, the rate of interest in effect for the applicable period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Commercial Paper Rate Notes for which such Commercial Paper Rate is being determined shall be the Initial Interest Rate).

     "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                    MONEY MARKET YIELD =     D X 360     X 100
                                             -----------------
                                               360 -- (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the Index Maturity.

     Federal Funds Rate Notes. Federal Funds Rate Notes will bear interest at the interest rate (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any) specified in the Federal Funds Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the "Federal Funds Rate" means, with respect to any Interest Determination Date, the rate on such date for Federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not yet published in either H.15(519) or the Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal funds as of 11:00 a.m., New York City time, on such Interest Determination Date arranged by three leading brokers of Federal funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the rate of interest in effect for the applicable period will be the same as the Federal Funds Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Federal Funds Rate Notes for which such Federal Funds Rate is being determined shall be the Initial Interest Rate).

     LIBOR Notes. LIBOR Notes will bear interest at the interest rate (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any) specified in the LIBOR Notes and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, "LIBOR" for each Interest Reset Date will be determined by the Calculation Agent as follows:

          (a) LIBOR will be, as specified in the applicable LIBOR Note, either
     (i) the arithmetic mean of the offered rates for deposits in the Index Currency (as defined below) having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following that Interest Determination Date, that appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on that Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters") or (ii) the rate for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following that Interest Determination Date, that appears on the Telerate Page 3750, as of 11:00 a.m., London time, on that Interest Determination Date ("LIBOR Telerate"). "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for deposits in the Index Currency). If neither LIBOR Reuters nor LIBOR Telerate is specified in such LIBOR Note, LIBOR will be determined as if LIBOR Telerate had been specified. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, LIBOR in respect of that Interest Determination Date will be determined as if the parties had specified the rate described in (b) below.

          (b) With respect to an Interest Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page, as specified in
     (a)(i) above, or on which no rate appears on Telerate Page 3750, as specified in (a)(ii) above, as applicable, LIBOR will be determined on the basis of the rates at which deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement are offered at approximately 11:00 a.m., London time, on that Interest Determination Date by four major banks in the London interbank market selected by the Calculation Agent ("LIBOR Reference Banks") to prime banks in the London interbank market commencing on the second London Banking Day immediately following that Interest Determination Date and in a principal amount that is representative of a single transaction in such Index Currency in such market at such time. The Calculation Agent will request the principal London office of each of the LIBOR Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of that Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of that Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., or such other time specified in the applicable Pricing Supplement, in the applicable Principal Financial Center (as defined below), on that Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks having the Index Maturity designated in the applicable pricing supplement, commencing on the second London Banking Day immediately following that Interest Determination Date and in a principal amount equal to an amount that is representative of a single transaction in such Index Currency in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR with respect to such Interest Determination Date will be the rate of LIBOR in effect on such date.

     "Index Currency" means the currency (including composite currencies) specified in the applicable Pricing Supplement as the currency for which LIBOR shall be calculated. If no such currency is specified in the applicable Pricing Supplement, the Index Currency shall be United States dollars.

     "Principal Financial Center" will generally be the capital city of the country of the specified Index Currency, except that with respect to United States dollars, Deutsche marks, Italian lira, Swiss francs, Dutch gilders and ECUs, the Principal Financial Center shall be The City of New York, Frankfurt, Milan, Zurich, Amsterdam and Luxembourg, respectively.

     Prime Rate Notes. Prime Rate Notes will bear interest at the interest rate (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any) specified in the Prime Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Interest Determination Date, the rate set forth in H.15(519) for such date opposite the caption "Bank Prime Loan." If such rate is not yet published by 9:00 a.m., New York City time, on the Calculation Date, the Prime Rate for such Interest Determination Date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the display designated as page "USPRIME1" on the Reuters Monitor Money Rate Service (or such other page as may replace the USPRIME1 page on such service for the purpose of displaying prime rates of major New York City banks (the "Reuters Screen USPRIME1 Page")) as such bank's prime rate or base lending rate as in effect for such Interest Determination Date as quoted on the Reuters Screen USPRIME1 Page on such Interest Determination Date, or, if fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Interest Determination Date, the rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by at least two of the three major money center banks in The City of New York selected by the Calculation Agent from which quotations are requested. If fewer than two quotations are provided, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean on the basis of the prime rates in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to quote such rate or rates.

     If in any month or two consecutive months the Prime Rate is not published in H.15(519) and the banks or trust companies selected as aforesaid are not quoting as mentioned in the preceding paragraph, the "Prime Rate" for such Interest Reset Period will be the same as the Prime Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Prime Rate Notes for which the Prime Rate is being determined shall be the Initial Interest Rate). If this failure continues over three or more consecutive months, the Prime Rate for each succeeding Interest Determination Date until the maturity or redemption of such Prime Rate Notes or, if earlier, until this failure ceases, shall be LIBOR determined as if such Prime Rate Notes were LIBOR Notes, and the Spread, if any, shall be the number of basis points specified in the applicable Pricing Supplement as the "Alternate Rate Event Spread."

     Treasury Rate Notes. Treasury Rate Notes will bear interest at the interest rate (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any) specified in the Treasury Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the "Treasury Rate" means, with respect to any Interest Determination Date, the rate for the auction held on such date of direct obligations of the United States ("Treasury Bills") having the Index Maturity designated in the applicable Pricing Supplement, as published in H.15(519) under the heading "Treasury Bills--auction average (investment)" or, if not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the auction average rate on such Interest Determination Date (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity designated in the applicable Pricing Supplement are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date or if no such auction is held on such Interest Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Interest Determination Date, of three leading primary U.S. government securities dealers selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, the Treasury Rate for such Interest Reset Date will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Treasury Rate Notes for which the Treasury Rate is being determined shall be the Initial Interest Rate).

ORIGINAL ISSUE DISCOUNT NOTES

     Original Issue Discount Notes are Notes issued at a discount from the principal amount payable at maturity and which may be considered to be issued with original issue discount which must be included in income for United States Federal income tax purposes at a constant rate. Unless otherwise specified in the applicable Pricing Supplement, if the principal of any Original Issue Discount Note is declared to be due and payable immediately either (a) as described under "Description of the Securities--Events of Default, Waiver and Notice" in the accompanying Prospectus, or (b) pursuant to any redemption, in either such case the amount of principal due and payable with respect to such Note shall be limited to the Issue Price of such Note (plus, in the case of a redemption, the premium to par, if any, specified in the applicable Pricing Supplement), plus the original issue discount amortized with respect to such Note from the Original Issue Date to the date of acceleration or redemption, which amortization shall be calculated using the "constant yield method" (computed in accordance with the rules under the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, in effect on the date of acceleration or redemption) plus, in the case of a redemption, the premium, if any, specified in the applicable Pricing Supplement.

OPTIONAL REDEMPTION

     The Pricing Supplement will indicate either that the Notes cannot be redeemed prior to maturity or will indicate the terms on which the Notes will be redeemable at the option of the Company. Notice of redemption shall be provided by mailing a notice of such redemption to each holder by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to the respective address of each holder as that address appears upon the books of the Company.

REPAYMENT AT THE NOTEHOLDERS' OPTION; REPURCHASE

     If applicable, the Pricing Supplement relating to each Note will indicate that the Note will be repayable at the option of the holder on a date or dates specified prior to its Maturity Date and, unless otherwise specified in such Pricing Supplement, at a price equal to 100% of the principal amount thereof, together with accrued interest to the date of repayment.

     In order for such a Note to be repaid, the Trustee must receive at least 30 days but not more than 60 days prior to the repayment, (i) the Note with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed or (ii) a telegram, facsimile transmission or a letter from a member of a national securities exchange or a member of the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company in the United States which must set forth the name of the holder of the Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse of the Note, will be received by the Trustee not later than the fifth Business Day after the date of such telegram, facsimile transmission or letter; provided, however, that such telegram, facsimile transmission or letter from a member of a national securities exchange or a member of the NASD, or a commercial bank or trust company in the United States shall only be effective in such case, if such Note and form duly completed are received by the Trustee by such fifth Business Day. Exercise of the repayment option by the holder of a Note will be irrevocable. The repayment option may be exercised by the holder of a Note for less than the entire principal amount of the Note but, in that event, the principal amount of the Note remaining outstanding after repayment must be an authorized denomination.

     The Company may at any time purchase Notes at any price in the open market or otherwise. Notes purchased by the Company may, at its discretion, be held, resold or surrendered to the registrar for cancellation.

BOOK-ENTRY SYSTEM

     As set forth in the applicable Pricing Supplement, Notes may be issued in the form of one or more fully registered Book-Entry Notes that will be deposited with the Depositary or a nominee thereof. In such case, one or more Book-Entry Notes will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Notes to be represented by such Book-Entry Note. Unless and until it is exchanged in whole or in part for Notes in definitive form, a Book-Entry Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor.

     Upon the issuance of a Book-Entry Note, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Notes represented by such Book-Entry Note to the accounts of persons that have accounts with the Depositary ("participants"). The accounts to be credited shall be designated by any underwriters or agents participating in the distribution of such Notes. Ownership of beneficial interests in a Book-Entry Note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Book-Entry Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Book-Entry Note (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants).

     So long as the Depositary, or its nominee, is the registered owner of such Book-Entry Note, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Book-Entry Note for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Book-Entry Note will not be entitled to have the Notes represented by such Book-Entry Note registered in their names, will not receive or be entitled to receive physical delivery of such Notes in definitive form and will not be considered the owners or holders thereof under the Indenture.

     Principal, premium, if any, and interest payments on Notes represented by a Book-Entry Note registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of such Book-Entry Note. None of the Company, the Trustee or any paying agent for such Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Book-Entry Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     The Company expects that the Depositary, with respect to any Notes represented by a Book-Entry Note, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Book-Entry Note as shown on the records of the Depositary. The Company also expects that payments by participants to owners of beneficial interest in such Book-Entry Note held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names" and will be the responsibility of such participants.

     If the Depositary is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue Notes in definitive form in exchange for each Book-Entry Note. In addition, the Company may at any time and in its sole discretion determine not to have any of the Notes represented by one or more Book-Entry Notes and, in such event, will issue Notes in definitive form in exchange for all of the Book-Entry Notes representing such Notes.

     Upon issuance, all Fixed Rate Book-Entry Notes having the same Original Issue Date, interest rate, if any, ranking and Maturity Date will be represented by a single global Note, and all Floating Rate Book-Entry Notes having the same Original Issue Date, Initial Interest Rate, Base Rate, Interest Period, Interest Payment Dates, Interest Reset Dates, Index Maturity, Spread or Spread Multiplier, if any, Minimum Interest Rate, if any, Maximum Interest Rate, if any, and Maturity Date will be represented by a single global Note unless, in each such case, such Notes are to be represented by a master Note. Certificated Notes will not be exchangeable for Book-Entry Notes and, except under the circumstances described above, Book-Entry Notes will not be exchangeable for Certificated Notes and will not otherwise be issuable as Certificated Notes.

GOVERNING LAW AND JUDGMENTS

     The Indenture and Notes will be governed by and construed in accordance with the laws of the State of New York.

                        UNITED STATES TAX CONSIDERATIONS

     The following summary describes certain United States Federal income tax consequences relevant to a holder of a Note that is, for United States federal income tax purposes: (i) a citizen or resident of the United States, (ii) a corporation or partnership created in or organized under the laws of the United States or any State thereof (including the District of Columbia), (iii) an estate the income of which is subject to United States Federal income taxation regardless of its source, (iv) a trust if (x) a court within the United States is able to exercise primary supervision over its administration and (y) one or more United States persons have the authority to control all of the substantial decisions of such trust or (v) a person otherwise subject to United States Federal income taxation on a net income basis in respect of a Note (a "United States holder"). Notwithstanding the preceding sentence, to the extent provided in United States Treasury Regulations ("Treasury Regulations"), certain trusts in existence on August 20, 1996, and treated as United

States persons prior to such date, that elect to continue to be treated as United States persons also will be a United States holder. This summary is based on the tax laws of the United States (including the Code), Treasury Regulations and judicial and administrative interpretations thereof, in each case as in effect and available on the date of this Registration Statement. All of the foregoing are subject to change, which change could apply retroactively and could affect the tax consequences described below. This summary deals only with United States holders that will hold Notes as capital assets, and does not address tax considerations applicable to holders that may be subject to special tax rules, such as banks, insurance companies, tax-exempt organizations, dealers or traders in securities or currencies, persons that will hold Notes as a position in a "straddle" or as part of a "hedging", "conversion" or "integrated" transaction for United States Federal income tax purposes, persons that have a "functional currency" other than the U.S. dollar or persons that are not United States holders. Moreover, this summary does not address tax considerations applicable to Notes due more than 30 years from the Original Issue Date, the tax consequences of which will be addressed in the applicable Pricing Supplement.

     Investors should consult their own tax advisors in determining the tax consequences to them of the acquisition, holding and sale of Notes, including the application to their particular situation of the tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

PAYMENTS OF INTEREST

     Payments of "qualified stated interest" (as defined under "Notes with Original Issue Discount") on a Note generally will be taxable to a United States holder as ordinary interest income at the time that such payments are accrued or are received (in accordance with the United States holder's method of tax accounting). A United States holder who uses the cash method of accounting and who holds a Note denominated in a currency other than U.S. dollars (a "foreign currency"), will be required to include in income the U.S. dollar value of the amount of interest income received (determined as of the time that such payment is received), regardless of whether such payment in fact is received in U.S. dollars or converted into U.S. dollars. A United States holder that uses the accrual method of accounting will be required to include in income the U.S. dollar value of the amount of interest income that has accrued during an accrual period. The U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the accrual period (or, with respect to an accrual period that spans two taxable years, the part of the period within the taxable year) or, at the United States holder's election, at the spot rate of exchange on the last day of the accrual period (or, with respect to an accrual period that spans two taxable years, the part of the period within the taxable year). Additionally, if a payment of interest is actually received within five business days of the last day of the accrual period or taxable year, an electing accrual basis United States holder may instead translate such accrued interest into U.S. dollars at the exchange rate in effect on the day of actual receipt. The average rate of exchange for an accrual period shall be a simple average of the spot exchange rates for each business day of such period (or other average exchange rate for the period reasonably derived and consistently applied by the holder). Such United States holder will recognize foreign currency gain or loss, as the case may be, on the receipt of an interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss.

PURCHASE, SALE AND RETIREMENT OF NOTES

     A United States holder's tax basis in a Note generally will equal the cost of such Note to such holder, increased by any amounts includible in income by the holder as original issue discount or market discount (if the United States holder elects to include such market discount in income on a current basis) and reduced by any amortized premium (each as described below) and any payments other than qualified stated interest (as defined below) made on such Note. In the case of a Note denominated in a foreign currency, the cost of such Note to a United States holder will be the U.S. dollar value of the foreign currency purchase price determined on the date of purchase. In the case of a Note which is denominated in a foreign currency and is traded on an established securities market, a cash basis taxpayer (or, if it elects, an accrual basis taxpayer) will determine the U.S. dollar value of the cost of such Note by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. The amount of any subsequent adjustments to a United States holder's tax basis in a Note in respect of foreign currency-denominated original issue discount, market discount and premium will be determined in the manner described below for such adjustments. The conversion of U.S. dollars to a foreign currency and the immediate use of the currency to purchase a Note generally will not result in taxable gain or loss for a United States holder.

     Except as discussed below with respect to market discount, short-term OID Notes and foreign currency gain or loss, or to the extent attributable to accrued but unpaid interest, a United States holder generally will recognize gain or loss on the sale, exchange or retirement of a Note equal to the difference between the amount realized on such sale, exchange or retirement and the United States holder's adjusted tax basis in the Note. Such gain or loss will be capital gain or loss. In the case of a noncorporate United States holder, the maximum marginal United States Federal income tax rate applicable to such gain will be lower than the maximum marginal United States Federal income tax rate applicable to ordinary income if such United States holder's holding period for the Note exceeds one year and will be further reduced if such Note is held for more than 18 months. The deductibility of capital losses is subject to limitations.

     With respect to the sale, exchange or retirement of a Note denominated in a foreign currency, the amount realized generally will be the U.S. dollar value of the payment received determined on (i) the date of receipt of payment in the case of a cash basis taxpayer and (ii) the date of disposition in the case of an accrual basis taxpayer. In the case of a Note which is denominated in a foreign currency and is traded on an established securities market, a cash basis taxpayer (or, if it elects, an accrual basis taxpayer) will determine the U.S. dollar value of the amount realized by translating such amount at the spot rate of exchange on the settlement date of the sale. Notwithstanding the foregoing, gain or loss recognized by a United States holder on the sale, exchange or retirement of a Note denominated in a foreign currency generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the holder held such Note.

NOTES WITH ORIGINAL ISSUE DISCOUNT

     Certain Notes, including Original Issue Discount Notes (collectively, "OID Notes"), may be considered to be issued with original issue discount, as such term is defined under the Code, and certain Treasury Regulations issued thereunder. A Note will be considered to be issued with original issue discount if such Note has a stated redemption price at maturity (as defined below) that exceeds its issue price (as defined below) by at least 0.25% of its stated redemption price at maturity multiplied by the number of complete years to the maturity for such Note. If the stated redemption price at maturity of a Note exceeds its issue price, but by less than this amount, such Note will be considered to have de minimis original issue discount and will not be an OID Note. United States holders of OID Notes generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Code and the Treasury Regulations issued thereunder (the "OID Regulations"). United States holders of such Notes should be aware that, as described in greater detail below, they generally must include original issue discount in income for United States Federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.

     In general, each United States holder of an OID Note which matures more than one year from the issue date, whether such holder uses the cash or the accrual method of tax accounting, will be required to include in ordinary gross income the sum of the "daily portions" of original issue discount on that Note calculated under a constant yield method for all days during the taxable year that the United States holder owns the Note. In addition, a United States holder will be required to include any "qualified stated interest" (as defined below) on such a Note in gross income (as interest) under the holder's regular method of tax accounting. The daily portions of original issue discount on an OID Note are determined by allocating to each day in any accrual period (generally any period that is elected by a holder, provided that each accrual period is no longer than one year and that each Interest Payment Date is the first or last day of the accrual period) a ratable portion of the original issue discount allocable to that accrual period. In the case of an initial holder, the amount of original issue discount on an OID Note allocable to each accrual period is generally determined by (i) multiplying the "adjusted issue price" (as defined below) of the Note at the beginning of the accrual period by the yield to maturity of the Note (adjusting the yield to take into account the length of the particular accrual period) and (ii) subtracting from that product the amount (if any) payable as "qualified stated interest" during that accrual period. The "adjusted issue price" of an OID Note at the beginning of any accrual period will be the sum of its issue price and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than "qualified stated interest" payments (if any) made with respect to such Note in all prior accrual periods. The "issue price" of a Note for this purpose is generally the first price at which a substantial amount of the Notes included in the particular issuance is sold to the public (excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). "Qualified stated interest" generally is stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate. The "stated redemption price at maturity" of a Note is the sum of all payments provided by the Note other than qualified stated interest payments.

     Under the OID Regulations, interest payments on a "variable rate debt instrument" will be considered qualified stated interest. For this purpose, a
Note is a "variable rate debt instrument" if it (x) has an issue price that does not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (i) 0.015 multiplied by the product of such total noncontingent principal payments and the number of complete years to maturity of the Note and (ii) 15% of the total noncontingent principal payments; (y) provides for stated interest (compounded or paid at least annually) at the current value of (A) one or more qualified floating rates (as defined below),
(B) a single fixed rate followed by one or more qualified floating rates, (C) a single objective rate (as defined below), or (D) a single fixed rate and a single objective rate that is a qualified inverse floating rate (as defined below); and (z) does not provide for any principal payments that are contingent. If a Note that provides for a variable rate of interest does not qualify as a variable rate debt instrument, such Note will be considered a "contingent payment debt instrument" subject to rules set forth in the Treasury Regulations that address the United States Federal income tax treatment of such instruments. As noted below under the caption "Notes with Contingent Payments," a description of any material United States Federal income tax considerations relevant to United States holders of such Notes will be set forth in the applicable Pricing Supplement. A "qualified floating rate" is a floating rate under which variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Note is denominated. A multiple of a qualified floating rate is not a qualified floating rate unless the relevant multiplier is (x) fixed at a number that is greater than 0.65 but not more than 1.35 or (y) fixed at a number that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. An "objective rate" will be a rate "other than a qualified floating rate" that is determined using a single fixed formula and that is based on objective financial or economic information, provided, however, that an objective rate would not include a rate based on information that is within the control of, or unique to the circumstances of, the issuer (or related party within the meaning of the applicable statutory provisions), such as dividends, profits or the value of the issuer's stock. A variable rate is not an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Note's term. A "qualified inverse floating rate" is an objective rate (1) that is equal to a fixed rate minus a qualified floating rate and (2) the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

     Under the OID Regulations, stated interest on a Note that is subject to a maximum or minimum interest rate limitation (i.e., a cap or floor), a restriction on the amount of increase or decrease in such rate (i.e., a governor) or other similar restrictions generally will not be treated as a qualified floating rate. However, a restriction will not cause a variable rate to fail to be a qualified floating rate if it is a cap, floor or governor that is fixed throughout the term of the Note or is a cap, floor, governor or similar restriction that is not reasonably expected on the issue date to cause the yield on the Note to be significantly less than (in the case of a cap), more than (in the case of a floor), or different from (in the case of a governor), the expected yield determined without such cap, floor or governor, as the case may be. A Note under which interest is payable pursuant to a variable rate that fails to qualify as a qualified floating rate or an objective rate will be considered under the OID Regulations to have been issued with original issue discount.

     Generally, the rules for determining the amount and accrual of original issue discount and qualified stated interest on a variable rate debt instrument provide for the conversion of such debt instrument into a fixed rate debt instrument and the application of the general rules regarding original issue discount to such debt instrument. Under such rules, the qualified stated interest allocable to an accrual period based on such assumed fixed rate is increased or decreased, as the case may be, if the interest actually paid during such accrual period exceeds, or is less than, the interest assumed to be paid during the accrual period based on such assumed fixed rate. Certain variable rate debt instruments, though, are subject to special rules. If such special rules apply to Notes, any material United States Federal income tax consequences to a United States holder of such Notes resulting therefrom will be discussed in the applicable Pricing Supplement.

     While each United States holder of an OID Note which matures more than one year from the issue date will be required to accrue original issue discount income under a constant yield method, as described above, a taxpayer may also elect to include in gross income all interest that accrues on a debt instrument (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount (as defined below) and unstated interest, as adjusted by any amortizable bond premium or acquisition premium (as discussed below)) under a constant yield method.

     As a result of this "constant yield" method of including original issue discount income, the amounts so includible in income by a United States holder in respect of an OID Note denominated in U.S. dollars are lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

     OID Notes which are subject to redemption prior to maturity may be subject to rules that differ from the general rules discussed above. Holders who intend to purchase OID Notes with such a feature should carefully examine the applicable Pricing Supplement and should consult with their own tax advisors with respect to such a feature since the tax consequences with respect to original issue discount will depend, in part, on the particular terms and the particular features of the purchased Note.

     Under the OID Regulations, no payment of interest on a Note that matures one year or less from the date of its issuance would be considered to be qualified stated interest. Therefore, any such Note would be considered to be issued with original issue discount. In general, a United States holder who uses the cash method of tax accounting and who holds an OID Note that matures one year or less from the date of its issuance (a "short-term OID Note") is not required to accrue original issue discount for United States Federal income tax purposes unless such holder elects to do so. United States holders who utilize the accrual method of accounting and certain other holders, including banks and dealers in securities, are required to include original issue discount (or alternatively, acquisition discount) on such short-term OID Notes on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding. In the case of a United States holder who is not required, and does not elect, to include original issue discount in income currently, any gain recognized on the sale, exchange or retirement of a short-term OID Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis (or alternatively under the constant yield method) through the date of sale, exchange or retirement. In addition, such non-electing United States holders who are not subject to the current inclusion requirement described in the fourth sentence of this paragraph will be required to defer the deduction of all or a portion of any interest paid on indebtedness incurred to purchase short-term OID Notes until such original issue discount is included in such holder's income.

     In the case of an OID Note denominated in a foreign currency, a United States holder should determine the U.S. dollar amount includible in income as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above, and (ii) translating the foreign currency amount so derived at the average exchange rate in effect during that accrual period or, at the United States holder's election, at the spot rate of exchange on the last day of the accrual period. Because exchange rates may fluctuate, a United States holder of an OID Note denominated in a foreign currency may recognize a different amount of original issue discount income in each accrual period than would the holder of a similar OID Note denominated in U.S. dollars.

     A subsequent United States holder of an OID Note that purchases the Note at a cost less than its remaining redemption amount also generally will be required to include in gross income the daily portions of original issue discount, calculated as described above. The remaining redemption amount is the total amount of all future payments due under such Note other than qualified stated interest. However, if the subsequent United States holder acquires the OID Note at a lower yield to maturity than the yield of the Note for original issue discount purposes with respect to the initial holder of the Note, the subsequent United States holder may reduce its periodic inclusions of original issue discount income to reflect the lower yield to maturity of the Note or elect to compute original issue discount accruals by treating the purchase as a purchase at original issue and applying the mechanics of the constant yield method.

PREMIUM AND MARKET DISCOUNT

     A United States holder of a Note that purchases the Note at a cost greater than its principal amount will be considered to have purchased the Note at a premium, and may make an election, applicable to all notes purchased at a premium and held by such holder, to amortize such premium, using a constant yield method, over the remaining term of such notes. In the case of a Note denominated in a foreign currency purchased at a premium, a United States holder should calculate the amortization of the premium in the relevant foreign currency and should reduce interest income by the amortizable bond premium in units of such foreign currency. Exchange gain or loss is realized with respect to such amortizable premium by treating such premium as a return of principal.

     If a United States holder of a Note purchases the Note at a price that produces a yield to maturity higher than the yield to maturity at which such Note first was issued, the Note generally will be considered to bear "market discount" in the hands of such United States holder unless such market discount is "de minimis", as defined in the relevant Treasury Regulations. In such case, gain realized by the United States holder on the sale, exchange or retirement of the Note generally will be treated as ordinary income to the extent of the market discount that accrued on the Note while held by such holder and such holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or continued to purchase or carry the Note (unless the holder elects to include such market discount in income as it accrues). In general terms, market discount on a Note will be treated as accruing ratably over the term of such Note, or, at the election of the holder, under a constant yield method. With respect to Notes which are denominated in a foreign currency, the amount of market discount which accrues during any accrual period will be determined in the foreign currency and translated into U.S. dollars (i) at the spot rate of exchange on the date the Note is disposed of, or (ii), if the holder elects to include such market discount in income as it accrues, at the average exchange rate for the accrual period. A United States holder who elects to include market discount in income as it accrues will recognize foreign currency gain or loss, as the case may be, to the extent that the spot rate on the date the Note is disposed of differs from the rate used to accrue such market discount.

NOTES WITH CONTINGENT PAYMENTS

     The tax consequences to United States holders of Notes with contingent payments will depend on factors including the specific index or indices used to determine payments on such Notes and the amount and timing of any noncontingent payments on such Notes. A description of any material United States Federal income tax considerations relevant to United States holders of such Notes will be set forth in the applicable Pricing Supplement.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

     A 31% backup withholding tax and information reporting requirements apply in the case of certain noncorporate United States holders to certain payments of principal of, premium, if any, and interest on an obligation, and to the proceeds of the sale or redemption of an obligation before maturity. The payor will be required to withhold from any payment that is subject to backup withholding a tax equal to 31% of such payment if the United States holder fails to furnish his correct taxpayer identification number (social security number or employer identification number), to certify that such holder is not subject to backup withholding, or to otherwise comply with the applicable requirements of the backup withholding rules. Certain holders (including, among others, corporations and persons who are not United States persons (if such a holder certifies as to its non-United States status and the payor does not have actual knowledge that such certificate is false)) are not subject to the backup withholding tax and information reporting requirements.

     Treasury Regulations issued on October 6, 1997 would modify certain of the rules discussed above generally with respect to certain payments made after December 31, 1998. In particular, in the case of such payments by a payor to a foreign partnership (other than payments to a foreign partnership that qualifies as a "withholding foreign partnership" within the meaning of such Treasury Regulations and payments to a foreign partnership that are effectively connected with the conduct of a trade or business in the United States), the partners of such partnership will be required to provide the certification discussed above in order to establish an exemption from backup withholding tax and information reporting requirements. Moreover, a payor may rely on a certification provided by a holder that is not a United States holder only if such payor does not have actual knowledge or a reason to know that any information or certification stated in such certificate is unreliable.

                       SUPPLEMENTAL PLAN OF DISTRIBUTION

     Under the terms of the Second Amended and Restated Distribution Agreement
dated             , 1998 (the "Distribution Agreement"), the Notes are being offered on a continuing basis by the Company through Goldman, Sachs & Co., Citicorp Securities, Inc., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and NationsBanc Montgomery Securities LLC (the "Agents"), each of which has agreed to use its reasonable best efforts to solicit purchases of the Notes. The Company will pay each Agent a commission ranging (except as otherwise provided in a Pricing Supplement with respect to certain Original Issue Discount Notes) from 0.125% to 1.000% of the principal amount of each Note, depending on its maturity, sold through such Agent. The Company will have the sole right to accept offers to purchase Notes and may reject any such offer, in whole or in part. Each Agent shall have the right, in its discretion reasonably exercised, to reject any offer to purchase Notes received by it, in whole or in part.

     The Company also may sell Notes to any Agent, acting as principal, for resale to one or more investors or other purchasers at varying prices related to prevailing market prices at the time of such resale or otherwise, as determined by such Agent. The Agents may sell Notes to any dealer at a discount and, unless otherwise indicated in the applicable Pricing Supplement, such discount allowed to any dealer may include all or part of the discount to be received from the Company. Unless otherwise indicated in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a Note of identical maturity. After the initial public offering of Notes to be resold to investors and other purchasers on a fixed public offering price basis, the public offering price, concession and discount may be changed.

     The Notes may also be sold by the Company directly to investors (other than broker-dealers) in those jurisdictions in which the Company is permitted to do so. No commission will be paid on Notes sold directly by the Company.

     The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice.

     The Agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"). The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under the Act. The Company has agreed to reimburse the Agents for certain expenses.

     The Notes may also be sold at the price to the public set forth herein to dealers who may resell to investors. Such dealers may be deemed to be "underwriters" within the meaning of the Act.

     Unless otherwise indicated in the applicable Pricing Supplement, payment of the purchase price of the Notes will be required to be made in immediately available funds.

     Each Agent may from time to time purchase and sell Notes in the secondary market, but is not obligated to do so, and there can be no assurance that there will be a secondary market for the Notes or liquidity in such secondary market if one develops.

     In connection with this offering, the Agents may purchase and sell Notes in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with this offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of Notes, and syndicate short positions involve the sale by the Agents of a greater number of Notes than they are required to purchase from the Company in this offering. The Agents also may impose a penalty bid by which selling concessions allowed to syndicate members or certain dealers in respect of Notes are sold in this offering for their account may be reclaimed by the syndicate if such Notes are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of Notes, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

     The Agents do not intend to confirm sales to accounts over which they exercise discretionary authority.

     Each of the Agents has rendered financial advisory services to the Company from time to time and has received customary fees for its services. From time to time the Agents and certain of their affiliates have engaged, and may in the future engage, in transactions with, and perform services for, the Company and its affiliates in the ordinary course of business.

                             VALIDITY OF THE NOTES

     The validity of the Notes offered hereby will be passed upon for the Company by Nicholas J. Calise, Vice President, Associate General Counsel and Secretary of the Company, and for the Agents by Sullivan & Cromwell, New York, New York. The opinions of Mr. Calise and Sullivan & Cromwell will be conditioned upon, and subject to certain assumptions regarding, future action required to be taken by the Company and the Trustee in connection with the issuance and sale of a particular Note, the specific terms of Notes and other matters which may affect the validity of Notes but which cannot be ascertained on the dates of such opinions. As of March 18, 1998, Mr. Calise owned 17,792 shares of the Company's Common Stock; has deferred receipt of 5,917 shares of the Company's Common Stock under the Company's Long Term Incentive Plan; has contingently credited to his account 2,600 phantom shares under the 1998-2000 Long Term Incentive Plan, all of which are subject to forfeiture; held options to purchase 83,300 shares of Common Stock; and had credited to his account in the Company's Retirement Plus Savings Plan approximately 5,107 shares of Common Stock.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

                  SUBJECT TO COMPLETION, DATED MARCH   , 1998
                            THE B.F.GOODRICH COMPANY

                                DEBT SECURITIES
                            ------------------------

     The B.F.Goodrich Company may from time to time offer Debt Securities consisting of debentures, notes and/or other unsecured evidences of indebtedness in one or more series. The Debt Securities may be offered as separate series in amounts, at prices and on terms to be determined at the time of sale. The accompanying Prospectus Supplement sets forth with regard to the series of Debt Securities in respect of which this Prospectus is being delivered the title, aggregate principal amount, denominations (which may be in United States dollars, in any other currency or in a composite currency), maturity, rate (which may be fixed or variable), if any, and time of payment of any interest, any terms for redemption at the option of the Company or the holder, any terms for sinking fund payments, any listing on a securities exchange and the initial public offering price, any intent of any underwriter or agent to make a market in the Debt Securities and any other terms in connection with the offering and sale of such Debt Securities.

     The Company may sell Debt Securities to or through underwriters, and also may sell Debt Securities directly to other purchasers or through agents. See "Plan of Distribution". The accompanying Prospectus Supplement sets forth the names of any underwriters or agents involved in the sale of the Debt Securities in respect of which this Prospectus is being delivered, the principal amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents.
                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

               THE DATE OF THIS PROSPECTUS IS             , 1998.

     CERTAIN PERSONS PARTICIPATING IN AN OFFERING OF DEBT SECURITIES MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF SUCH DEBT SECURITIES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH DEBT SECURITIES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH SUCH OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

                           FORWARD-LOOKING STATEMENTS

     This document includes certain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, that involve risk and uncertainty. See "Management Discussion and Analysis of Financial Condition and Results of Operations--Additional Discussion--Forward-Looking Information."

                             AVAILABLE INFORMATION

     The B.F.Goodrich Company (including its subsidiaries unless the context otherwise requires, the "Company" or "BFGoodrich") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material may also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which certain of the Company's securities are listed. The Commission also maintains a site on the World Wide Web, the address of which is http://www.sec.gov, that contains reports, proxy statements and other information regarding issuers, such as the Company, that file electronically with the Commission.

     The Company has filed with the Commission a registration statement on Form S-1 (herein, together with all amendments and exhibits, collectively referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                                  THE COMPANY

     The Company manufactures and supplies a wide variety of systems and component parts for the aerospace industry and provides maintenance, repair and overhaul services on commercial, regional, business and general aviation aircraft. The Company also manufactures specialty plastics and specialty additives products for a variety of end-user applications. The Company, with 1997 sales of $3.4 billion, is organized into two principal business segments:
BFGoodrich Aerospace ("Aerospace") and BFGoodrich Specialty Chemicals ("Specialty Chemicals"). The Company maintains patent and technical assistance agreements, licenses and trademarks on its products, process technologies and expertise in most of the countries in which it operates. The Company conducts its business through numerous divisions and 82 wholly- and majority-owned subsidiaries worldwide.

     The principal executive offices of the Company are located at 4020 Kinross Lakes Parkway, Richfield, Ohio 44286-9368 (telephone (330) 659-7600). The Company was incorporated under the laws of the State of New York on May 2, 1912 as the successor to a business founded in 1870.

                       RATIO OF EARNINGS TO FIXED CHARGES

                            YEAR ENDED DECEMBER 31,
                        --------------------------------
                        1993   1994   1995   1996   1997
                        ----   ----   ----   ----   ----
                        (A)    1.87   2.16   2.39   2.98

---------------

(A) Earnings did not cover fixed charges in 1993 by $42.1 million.

     For the purpose of computing the ratio of earnings to fixed charges, "earnings" represent income from continuing operations before income taxes, fixed charges (excluding capitalized interest and distributions on quarterly income preferred securities), amortization of previously capitalized interest and undistributed earnings (losses) of affiliated companies which are accounted for on the equity method. "Fixed charges" consist of interest expense (including capitalized interest and interest costs on company-owned life insurance policies), amortization of debt discount or premium, the portion of rental expense representative of an interest factor and distributions on quarterly income preferred securities.

                                USE OF PROCEEDS

     Except as may be set forth in the Prospectus Supplement accompanying this Prospectus, the Company intends to use approximately $300 million of the net proceeds from the sale of the Debt Securities to retire a similar amount of indebtedness which is borrowed on a 7-day or 30-day revolving basis and which expires in March 1999 and which bears interest at a floating rate equal to LIBOR plus a margin of 30 basis points and which was incurred to acquire Freedom Chemical (as defined below), and to use the balance of such proceeds for general corporate purposes.

                         GENERAL BUSINESS DEVELOPMENTS

     On December 22, 1997, BFGoodrich completed a merger with Rohr, Inc. ("Rohr") by exchanging 18,588,004 shares of BFGoodrich common stock for all of the common stock of Rohr (unless the context otherwise requires, the terms Company and BFGoodrich are used to refer to BFGoodrich including Rohr). Each share of Rohr common stock was exchanged for .7 of one share of BFGoodrich common stock. The merger was accounted for as a pooling of interests, and all prior period financial statements have been restated to include the financial information of Rohr as though Rohr had always been a part of BFGoodrich. For further information concerning the merger with Rohr, see Note A of the Notes to Consolidated Financial Statements.

     On March 16, 1998, the Company acquired Freedom Chemical Company ("Freedom Chemical") for $367.4 million in cash. The Company borrowed $300 million under a newly created short-term borrowing facility with the Company's domestic relationship banks to initially finance the majority of the purchase price. Freedom Chemical had sales of $293.1 million in 1997, 42 percent of which were outside the United States. Freedom Chemical is a leading global manufacturer of specialty and fine chemicals that are sold to a variety of customers who use them to enhance the performance of their finished products. Freedom Chemical has leadership positions as a supplier of specialty chemical additives used in personal care, food and beverage, pharmaceutical, textile, graphic arts, paints, colorants and coatings applications and as chemical intermediates.

     During 1997, the Company acquired five businesses (four of which were acquired during the fourth quarter) for cash consideration of $133.4 million in the aggregate, which includes $65.3 million of goodwill. The purchase price allocations have been based on preliminary estimates. One of the acquired businesses is a manufacturer of data acquisition systems for satellites and other aerospace applications. A second business manufactures diverse aerospace products for commercial and military applications. A third business is a manufacturer of dyes, chemical additives and durable press resins for the textiles industry. A fourth business manufactures thermoplastic polyurethanes and is located in the United Kingdom. The remaining acquisition is a small specialty chemicals business.

     On August 15, 1997, the Company sold its chlor-alkali and olefins ("CAO") business to The Westlake Group for $92.7 million, resulting in an after-tax gain of $14.5 million, or $.19 per diluted share. The disposition of the CAO business represents the disposal of a segment of a business under APB Opinion No. 30 ("APB 30"). Accordingly, the Consolidated Statement of Income reflects the CAO business (previously reported as Other Operations) as a discontinued operation.

     On February 3, 1997, the Company sold Tremco Incorporated to RPM, Inc. for $230.7 million, resulting in an after-tax gain of $59.5 million, or $.80 per diluted share. The sale of Tremco Incorporated completed the disposition of the Company's Sealants, Coatings and Adhesives ("SC&A") Group, which also represented a disposal of a segment of a business under APB 30. Accordingly, the SC&A Group is also reflected as a discontinued operation in the Consolidated Statement of Income.

     Also during 1997, the Company completed the sale of its Engine Electrical Systems Division, which was part of the Sensors and Integrated Systems Group in Aerospace. The Company received cash proceeds of $72.5 million, which resulted in a pretax gain of $26.4 million ($16.4 million after tax).

     During 1996, the Company acquired five specialty chemicals businesses for cash consideration of $107.9 million, which includes $80.0 million of goodwill. Four of the acquisitions are part of the Specialty Additives Group. One of the businesses acquired is a European-based supplier of emulsions and polymers for use in paint and coatings for textiles, paper, graphic arts and industrial applications. Two of the acquisitions represent product lines consisting of water-borne acrylic resins and coatings and additives used in the graphic arts industry. The fourth acquisition consists of water-based textile coatings product lines. Specialty Plastics made the remaining acquisition, a small supplier of anti-static compounds.

     During 1995, the Company acquired four small aerospace businesses and two small specialty chemicals businesses for an aggregate price of $15.4 million.

     In 1995, the Company sold its wholly owned subsidiary, Arrowhead Industrial Water, Inc., for $84.3 million, which resulted in a pretax gain of $3.6 million.

     During 1994, the Company acquired two small specialty chemicals businesses which manufacture coatings and products for the textile industry.

     In 1993, the Company acquired certain assets and assumed certain liabilities of eight businesses and acquired the minority interest in a previously majority-owned subsidiary, for approximately $528.5 million. Acquisitions of five aerospace businesses amounted to approximately $504.8 million. These acquisitions included the Cleveland Pneumatic Company Division and Cleveland Pneumatic Product Service Division (collectively referred to as "Cleveland Pneumatic") for approximately $193.4 million from Pneumo Abex Corporation, a wholly-owned subsidiary of Abex Inc., and the aerospace business ("Rosemount Aerospace") of Rosemount Inc., a wholly-owned subsidiary of Emerson Electric Company, for approximately $301.1 million. Cleveland Pneumatic designs, develops and manufactures landing gear for commercial and military aircraft and also provides overhaul service for commercial aircraft landing gear. Principal manufacturing facilities are located in Cleveland, Ohio and Tullahoma, Tennessee. The service facilities are located in Miami, Florida. Rosemount Aerospace designs and manufactures aerospace sensors and related equipment in facilities located in Burnsville and Eagan, Minnesota. The other Aerospace acquisitions, which were, in the aggregate, not significant, include a specialty heating and avionics power business and a manufacturer of automated test equipment for aircraft.

     In addition to the five aerospace business acquisitions, three specialty chemicals businesses were acquired in 1993, which included a water management business (which was subsequently included in and sold along with Arrowhead Industrial Water, Inc.), a manufacturer of urethane polymer resins and a small reaction-injection-molding business. These acquisitions in the aggregate were not significant.

     Also, in December 1993, the Company disposed of its remaining investment in The Geon Company ("Geon"). Geon was formed in early 1993 from the business (other than the chloralkali, ethylene and utilities operations primarily located at Calvert City, Kentucky) that was previously included in the former Geon Vinyl Division of the Company. The disposition of Geon through public offerings of stock generated net cash proceeds of $470.4 million and a financial gain of $110.9 million after tax. Prior to the sale of Geon, the Company received a special distribution of $160.0 million from Geon. Net assets of Geon, including equity in earnings of the business to the dates of disposition, were approximately $247.0 million.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     On December 22, 1997, BFGoodrich completed a merger with Rohr which was accounted for as a pooling of interests. Accordingly, all prior period Consolidated Financial Statements have been restated to include the results of operations, financial position and cash flows of Rohr as through Rohr had always been a part of BFGoodrich.

     Prior to the merger, Rohr's fiscal year ended on July 31. For the purposes of the combination, Rohr's financial results for its fiscal year ended July 31, 1997, have been restated to the year ended December 31, 1997, to conform with BFGoodrich's calendar year end. Financial results for Rohr's fiscal years ended July 31, 1996 and earlier have not been restated to conform to BFGoodrich's calendar year end. For periods prior to 1997, Rohr's fiscal years ended July 31 have been combined with BFGoodrich's calendar years ended December 31. As a result, Rohr's results of operations for the period August 1, 1996 to December 31, 1996 do not appear in the Consolidated Statement of Income and instead are recorded as a direct adjustment to equity.

     The following selected consolidated financial data of the Company is qualified by reference to and should be read in conjunction with the Consolidated Financial Statements and the Notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. The Statement of Income Data set forth below with respect to 1997, 1996 and 1995 and the Balance Sheet Data as of December 31, 1997 and 1996 are derived from the audited financial statements included elsewhere in this Prospectus which financial statements have been audited by Ernst & Young LLP, except for the Consolidated Financial Statements of Rohr, Inc. as of July 31, 1996 and for each of the two years in the period ended July 31, 1996 (consolidated with those of The BFGoodrich Company and not presented separately herein) which were audited by Deloitte & Touche LLP. The Statement of Income Data for 1994 and 1993 and the Balance Sheet Data as of December 31, 1995, 1994 and 1993 are derived from audited financial statements of the previously independent companies.

   THE BFGOODRICH COMPANY AND SUBSIDIARIES SELECTED FIVE-YEAR FINANCIAL DATA

         (DOLLARS IN MILLIONS,              1997       1996       1995       1994       1993
       EXCEPT PER SHARE AMOUNTS)          --------   --------   --------   --------   --------
STATEMENT OF INCOME DATA:
  Sales.................................  $3,373.0   $2,845.8   $2,661.8   $2,601.4   $2,504.3
  Operating income......................     250.1      310.3      247.4      217.0       76.2
  Income (loss) from continuing
     operations.........................     113.2      115.5       94.8       66.4      (14.9)
BALANCE SHEET DATA:
  Total assets..........................  $3,493.9   $3,579.8   $3,387.5   $3,435.4   $3,268.7
  Non-current long-term debt and capital
     lease obligations..................     564.3      881.4      963.0    1,001.1      967.4
  Mandatorily redeemable preferred
     securities of Trust................     123.1      122.6      122.2         --         --
  Redeemable preferred stock............        --         --         --         --        3.8
  Total shareholders' equity............   1,422.6    1,225.8      975.9      979.2      968.5
OTHER FINANCIAL DATA:
  Total segment operating income........  $  388.5   $  363.1   $  303.9   $  270.0   $  133.8
  Capital expenditures..................     159.9      197.1      155.8      136.1      173.7
  Dividends (common and preferred)......      59.5       58.8       61.6       64.6       64.6
  Distributions on Trust preferred
     securities.........................      10.5       10.5        5.1         --         --
PER SHARE OF COMMON STOCK:
  Income (loss) from continuing
     operations, diluted................  $   1.53   $   1.65   $   1.34   $    .91   $   (.37)
  Dividends declared....................      1.10       1.10       1.10       1.10       1.10
  Book value............................     19.56      17.66      14.97      13.54      13.44
RATIOS:
  Operating income as a percent
     of sales (%).......................       7.4       10.9        9.3        8.3        3.0
  Return on common shareholders'
     equity (%).........................      13.5       15.8       14.7       10.8      (14.2)
  Debt-to-capitalization ratio (%)......      33.0       44.3       49.3       53.8       52.1
  Dividend payout-common stock (%)......      33.4       33.9       40.6       55.9        n/a
OTHER DATA:
  Common shareholders of record at
     end of year........................    13,550        n/a        n/a        n/a        n/a
  Common shares outstanding at
     end of year (millions).............      72.7       69.4       65.2       64.2       63.9
  Number of employees at end of year....    16,838     17,960     17,275     18,292     19,916

                      SUPPLEMENTARY FINANCIAL INFORMATION

                            QUARTERLY FINANCIAL DATA

                                           1997 QUARTERS                       1996 QUARTERS
                                 ---------------------------------   ---------------------------------
     (DOLLARS IN MILLIONS,       FIRST    SECOND   THIRD    FOURTH   FIRST    SECOND   THIRD    FOURTH
   EXCEPT PER SHARE AMOUNTS)     ------   ------   ------   ------   ------   ------   ------   ------
BUSINESS SEGMENT SALES:
  Aerospace....................  $541.5   $618.1   $646.5   $662.2   $457.3   $482.8   $512.9   $568.4
  Specialty Chemicals..........   222.7   228.4     223.7    229.9    191.0   203.1     217.5    212.8
                                 ------   ------   ------   ------   ------   ------   ------   ------
Total Sales....................  $764.2   $846.5   $870.2   $892.1   $648.3   $685.9   $730.4   $781.2
                                 ======   ======   ======   ======   ======   ======   ======   ======
Gross Profit...................  $203.0   $228.5   $253.7   $233.1   $179.4   $203.4   $197.8   $222.7
                                 ======   ======   ======   ======   ======   ======   ======   ======
BUSINESS SEGMENT OPERATING
  INCOME:
  Aerospace....................  $ 55.0   $73.3    $ 63.5   $ 68.5   $ 47.0   $70.5    $ 62.8   $ 73.3
  Specialty Chemicals..........    31.1    31.1      31.8     34.2     25.0    28.5      30.8     25.2
  Corporate....................   (14.8)  (15.2)    (16.3)   (92.1)   (12.7)  (11.5)    (15.0)   (13.6)
                                 ------   ------   ------   ------   ------   ------   ------   ------
Total Operating Income.........  $ 71.3   $89.2    $ 79.0   $ 10.6   $ 59.3   $87.5    $ 78.6   $ 84.9
                                 ======   ======   ======   ======   ======   ======   ======   ======
INCOME (LOSS) FROM:
CONTINUING OPERATIONS..........  $ 29.8   $64.5    $ 37.4   $(18.5)  $ 19.0   $33.9    $ 29.4   $ 33.2
DISCONTINUED OPERATIONS........    64.1     3.4      16.8       --     (1.3)   12.9      43.7      3.1
EXTRAORDINARY ITEMS............      --      --      (2.6)   (16.7)      --      --        --       --
                                 ------   ------   ------   ------   ------   ------   ------   ------
NET INCOME (LOSS)..............  $ 93.9   $67.9    $ 51.6   $(35.2)  $ 17.7   $46.8    $ 73.1   $ 36.3
                                 ======   ======   ======   ======   ======   ======   ======   ======
BASIC EARNINGS
  (LOSS) PER SHARE:
  Continuing operations........  $  .42   $ .91    $  .53   $ (.26)  $  .29   $ .52    $  .43   $  .49
  Net income (loss)............  $ 1.33   $ .96    $  .73   $ (.49)  $  .27   $ .71    $ 1.08   $  .53
DILUTED EARNINGS
  (LOSS) PER SHARE:
  Continuing operations........  $  .40   $ .87    $  .50   $ (.26)  $  .28   $ .49    $  .41   $  .47
  Net income (loss)............  $ 1.27   $ .91    $  .69   $ (.49)  $  .27   $ .67    $ 1.02   $  .51

     The first quarter of 1997 includes a $59.5 million after-tax gain in discontinued operations from the sale of the SC&A Group. The second quarter includes a pretax gain of $26.4 million from the sale of the Company's engine electrical business and a $13.7 million pretax gain on the issuance of a subsidiary's stock. In the third quarter of 1997, the Company recognized a $35.2 million pretax loss to write off a portion of the MD-90 contract and recognized a $2.6 million after-tax charge from the early extinguishment of certain Rohr debt (reported as an extraordinary item). In the fourth quarter of 1997, the Company recognized pretax charges of $77.0 million for merger costs and $10.9 million from the write-off of accounts receivable from a bankrupt customer. The fourth quarter of 1997 also includes a $16.7 million after-tax charge for the early extinguishment of certain Rohr debt refinanced in connection with the merger, also reported as an extraordinary item.

     In the first quarter of 1996, operating income included a $4.0 million pretax charge for a voluntary early retirement program in Specialty Chemicals. In the second quarter of 1996, income from discontinued operations included a $6.4 million pretax gain on the sale of an SC&A business. In the third quarter of 1996, income from continuing operations included a $5.3 million pretax loss on the exchange of Rohr's convertible debt. Income from discontinued operations in the 1996 third quarter included a $30.0 million non-cash adjustment to the gain of a business previously accounted for as a discontinued operation. The fourth quarter of 1996 included a $7.2 million pretax loss from the write-down of an impaired asset and a $5.2 million pretax loss from the sale of a subsidiary. This quarter also included a $1.6 million pretax gain from the sale of the Company's airport lighting business.

     As a result of the pooling-of-interests merger with Rohr late in the fourth quarter of 1997, the amounts reported above differ from those previously reported in the applicable BFGoodrich quarterly reports on Form 10-Q. Quarterly results for 1997 combine BFGoodrich and Rohr results for the same calendar quarters. Quarterly results for 1996 combine BFGoodrich historical results for each calendar quarter with Rohr historical results for each fiscal quarter (i.e., BFGoodrich's first quarter ended March 31, 1996, is combined with Rohr's first fiscal quarter ended October 31, 1995). A reconciliation of the amounts previously reported in BFGoodrich's quarterly reports on Form 10-Q to combined results reported above is as follows:

                                           1997 QUARTERS                       1996 QUARTERS
                                 ---------------------------------   ---------------------------------
     (DOLLARS IN MILLIONS,       FIRST    SECOND   THIRD    FOURTH   FIRST    SECOND   THIRD    FOURTH
   EXCEPT PER SHARE AMOUNTS)     ------   ------   ------   ------   ------   ------   ------   ------
SALES:
  As previously reported.......  $549.4   $578.1   $585.9   $592.6   $498.0   $506.1   $528.2   $545.9
  Effect of Rohr merger........   214.8   268.4     284.3    299.5    150.3   179.8     202.2    235.3
                                 ------   ------   ------   ------   ------   ------   ------   ------
As reported above..............  $764.2   $846.5   $870.2   $892.1   $648.3   $685.9   $730.4   $781.2
                                 ======   ======   ======   ======   ======   ======   ======   ======
GROSS PROFIT:
  As previously reported.......  $174.4   $191.0   $196.8   $192.3   $164.9   $167.4   $165.7   $178.6
  Effect of Rohr merger........    28.6    37.5      56.9     40.8     14.5    36.0      32.1     44.1
                                 ------   ------   ------   ------   ------   ------   ------   ------
As reported above..............  $203.0   $228.5   $253.7   $233.1   $179.4   $203.4   $197.8   $222.7
                                 ======   ======   ======   ======   ======   ======   ======   ======
INCOME (LOSS) FROM CONTINUING
  OPERATIONS:
  As previously reported.......  $ 20.9   $52.4    $ 32.5   $ 26.7   $ 21.2   $25.0    $ 20.9   $ 26.1
  Effect of Rohr merger........     8.9    12.1       4.9    (45.2)    (2.2)    8.9       8.5      7.1
                                 ------   ------   ------   ------   ------   ------   ------   ------
As reported above..............  $ 29.8   $64.5    $ 37.4   $(18.5)  $ 19.0   $33.9    $ 29.4   $ 33.2
                                 ======   ======   ======   ======   ======   ======   ======   ======
NET INCOME (LOSS):
  As previously reported.......  $ 85.0   $55.8    $ 49.4   $ 26.7   $ 19.9   $37.9    $ 64.6   $ 29.3
  Effect of Rohr merger........     8.9    12.1       2.2    (61.9)    (2.2)    8.9       8.5      7.0
                                 ------   ------   ------   ------   ------   ------   ------   ------
As reported above..............  $ 93.9   $67.9    $ 51.6   $(35.2)  $ 17.7   $46.8    $ 73.1   $ 36.3
                                 ======   ======   ======   ======   ======   ======   ======   ======

                     MANAGEMENT DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     This Management Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements. See "--Additional Discussion--Forward-Looking Information" for certain risks and uncertainties.

1997 COMPARED WITH 1996

     General. BFGoodrich achieved the fourth year of solid sales and income growth since the new company effectively came into being on January 1, 1994, following the sale of the Geon Vinyl Products Segment in 1993. In addition, the largest business combination in its 128-year history was accomplished at the end of 1997.

     Merger With Rohr. On December 22, 1997, BFGoodrich completed a merger with Rohr by exchanging 18,588,004 shares of BFGoodrich common stock for all of the common stock of Rohr. Each share of Rohr common stock was exchanged for .7 of one share of BFGoodrich common stock. The merger was accounted for as a pooling of interests, and all prior period financial statements have been restated to include the financial information of Rohr as though Rohr had always been a part of BFGoodrich.

     Consolidated Operations. The Company achieved strong double-digit sales and income growth from continuing operations in 1997. Income from continuing operations climbed 58 percent, excluding the impact of merger-related costs. The Company experienced continued strong demand in many markets in both the Aerospace and Specialty Chemicals Segments.

     Sales. The table below presents the sales of BFGoodrich and Rohr for each of the last three fiscal years.

                (IN MILLIONS)                    1997       1996       1995
                -------------                  --------   --------   --------
Sales:
BFGoodrich...................................  $2,306.0   $2,078.2   $1,860.5
Rohr.........................................   1,067.0      767.6      801.3
                                               --------   --------   --------
                                               $3,373.0   $2,845.8   $2,661.8
                                               ========   ========   ========

     Cost of sales was 73.8 percent of sales in 1997, compared with 71.8 percent in 1996. Margin improvement in several businesses in 1997 was more than offset by margin decline in others (see detailed group discussions below).

     Selling and administrative costs were 16.5 percent of sales in 1997, compared with 16.9 percent a year earlier. Each segment contributed to the reduction, which was principally the result of higher sales. Additional leverage was mitigated by higher variable selling-related costs in the Specialty Chemicals Segment and increased original-equipment strategic sales incentives and a large bad debt write-off in the Aerospace Segment.

     Income from Continuing Operations. The table below presents income from continuing operations for the previously separate companies and the combined amounts presented in the Consolidated Statement of Income for each of the last three fiscal years.

                   (IN MILLIONS)                      1997     1996    1995
                   -------------                     ------   ------   -----
Income from Continuing Operations:
  BFGoodrich.......................................  $140.5   $ 93.2   $74.6
  Rohr.............................................    42.0     22.3    20.2
                                                     ------   ------   -----
                                                      182.5    115.5    94.8
  Merger-related costs (after tax).................   (69.3)      --      --
                                                     ------   ------   -----
                                                     $113.2   $115.5   $94.8
                                                     ======   ======   =====

     Income from continuing operations included various charges or gains (referred to as special items) which affected reported earnings. Excluding the effects of special items, income from continuing operations in 1997 was $179.3 million, or $2.42 per diluted share, compared with $127.7 million, or $1.83 per diluted share, in 1996. The following table presents the impact of special items on 1997 and 1996 earnings per diluted share.

                 EARNINGS PER DILUTED SHARE                   1997    1996
                 --------------------------                   -----   -----
Income from continuing operations...........................  $1.53   $1.65
  MD-90 write-off...........................................    .28      --
  Net (gain) loss on sold businesses........................   (.22)    .03
  Gain on issuance of subsidiary stock......................   (.10)     --
  Merger-related costs......................................    .93      --
  Asset impairment and restructuring charges................     --     .10
  Exchange of convertible debt..............................     --     .05
                                                              -----   -----
Income from continuing operations, excluding special
  items.....................................................  $2.42   $1.83
                                                              =====   =====

     Prior to the merger, Rohr's fiscal year ended on July 31. For purposes of the combination, Rohr's financial results for its fiscal year ended July 31, 1997, have been restated to the year ended December 31, 1997, to conform with BFGoodrich's calendar year end. Financial results for Rohr's fiscal years ended July 31, 1996 and earlier have not been restated to conform to BFGoodrich's calendar year end. For periods prior to 1997, Rohr's fiscal years ended July 31 have been combined with BFGoodrich's calendar years ended December 31. As a result, Rohr's results of operations for the period August 1, 1996 to December 31, 1996, do not appear in the Consolidated Statement of Income and instead are recorded as a direct adjustment to equity. Rohr's revenues, expenses and net loss for this five-month period were $341.3 million, $359.3 million and $18.0 million, respectively. Included in expenses during this period was a $49.3 million pretax charge ($29.5 million after tax) relating to the McDonnell Douglas MD-90 program (see discussion under Aerostructures Group).

     As a result of the Rohr merger occurring at the end of 1997, certain users of financial statements may find it helpful, or be interested to know, what BFGoodrich's 1997 earnings may have looked like without the merger. On this basis, 1997 pro forma net income excluding special items was $116.3 million, or $2.12 per diluted share on a pro forma basis. This compares with pro forma net income of $94.8 million, or $1.76 per diluted share on a pro forma basis, for 1996 (excluding special items).

     Outlook. For 1998 and beyond, the Company has established a financial template which sets forth a series of specific financial goals that define excellence in business and financial performance from the perspective of an investor. The goals are: double-digit annual revenue growth; combined segment operating margins of at least 15 percent; earnings-per-share growth of 15 percent on average; and return on equity of 15 percent. To attain these goals, the Company will aggressively assimilate the more recent large acquisitions and expand its previously existing businesses worldwide. The Company has the financial strength needed to pursue this growth.

  AEROSPACE

     Market Overview. 1997 was a strong year for the aerospace industry. Deliveries of large commercial transport aircraft, a key indicator of market demand, surged 44 percent over 1996. A second key indicator, revenue passenger miles-which reflects the number of passengers and the distance they travel on the airlines-also rose during the year. For instance, world airline passenger traffic increased an estimated 7.3 percent over 1996, including an increase of revenue passenger miles in the U.S. market of 4.7 percent. Although market conditions boosted commercial programs, military spending again declined from the prior year. Total military spending in 1997 was approximately 6 percent less than in 1996.

     Segment Performance. Aerospace achieved sales growth of 22 percent over 1996. Sixty percent of Aerospace's 1997 sales were to original-equipment manufacturers, up from 51 percent in 1996. The increase in original-equipment sales was due to stronger demand for new commercial aircraft in the marketplace. Sales to civil aviation customers were 86 percent of total Aerospace sales in 1997, compared with 87 percent in 1996. Military sales decreased to 9 percent of Aerospace sales, from 12 percent a year earlier. Aerospace achieved a 3 percent increase in operating income, despite a $35.2 million charge related to the MD-90 program, a large increase in sales incentives related to wheels and brakes, and an $11.8 million bad debt write-off due to a customer's bankruptcy and productivity problems in the MRO Group.

        SALES BY GROUP (IN MILLIONS)             1997       1996       1995
        ----------------------------           --------   --------   --------
Aerostructures...............................  $1,039.7   $  744.4   $  783.8
Landing Systems..............................     509.6      414.8      364.2
Sensors and Integrated Systems...............     550.7      493.2      475.8
MRO..........................................     368.3      369.0      327.2
                                               --------   --------   --------
  Total......................................  $2,468.3   $2,021.4   $1,951.0
                                               ========   ========   ========

     Aerostructures Group (Rohr). The group achieved 40 percent sales growth in 1997. Contributing to increased sales were accelerated delivery rates on most commercial programs, reflecting increased production rates of commercial aircraft and increased deliveries of spare parts. The

CFM56-5 and V2500 programs (which power the A320 family), A340, RR535-E4 (primarily for the Boeing 757), and MD-90 programs all reflected significant volume increases.

     The Aerostructures Group 1997 operating income of $102.6 million included a $35.2 million pretax charge on the MD-90 contract. Operating income increased in 1997 primarily as a result of increased sales. Operating income of $89.8 million in 1996 was adversely impacted by a $7.2 million pretax impairment charge on the group's Arkadelphia, Arkansas, facility. Operating income in 1996 benefited from the recognition of profit on the MD-90 program (1996 MD-90 sales were $68.8 million). In 1997, however, no profit was recognized on MD-90 sales (totaling $109.9 million), adversely affecting margins, in addition to the $35.2 million pretax charge recognized on that program in 1997, as discussed below.

     In 1990, the Company entered into a contract with International Aero Engines to produce nacelles for The Boeing Company's (formerly the McDonnell Douglas Corporation's) MD-90 aircraft. Under the terms of the contract, the Company agreed to recover its preproduction costs, and the higher-than-average production costs associated with early production shipments, over a specified number of deliveries. In light of the wide market acceptance of the MD-80 series, which was the predecessor aircraft, the Company believed sufficient MD-90 aircraft would be sold to allow it to recover its costs.

     Starting in 1996, a series of developments created market uncertainties regarding future sales of the MD-90 aircraft. The most significant of these developments included: McDonnell Douglas' termination of the MD-XX program and the doubts this action raised regarding McDonnell Douglas' continued presence in the commercial aircraft industry; the decision of several large airlines that have traditionally operated McDonnell Douglas aircraft to order aircraft that compete with the MD-90; the announced (and subsequently completed) acquisition of McDonnell Douglas by Boeing, which produces a family of competing aircraft; the announcement by Delta Air Lines (launch customer for the MD-90) of its intent to replace its existing fleet of MD-90s and to seek a business resolution with McDonnell Douglas with respect to its remaining orders for the aircraft; and the lack of significant new MD-90 orders.

     In recognition of these developments, the Company reduced its estimates of future MD-90 aircraft deliveries in December 1996 to include only deliveries which were supported by firm orders, options and letters of intent for the aircraft. Based on its reduced estimate of future aircraft deliveries, the Company believed that future MD-90 sales would not be sufficient to recover its contract investment plus the costs it will be required to spend in the future to complete the contract. As a result, the Company recorded a $49.3 million pretax charge ($29.5 million after tax) in December of 1996 (this charge did not impact the income statement; rather, it was recognized as a direct adjustment to equity as a result of aligning Rohr's fiscal year with BFGoodrich's). During July 1997, the Company further reduced its market estimate of future MD-90 sales to existing firm aircraft orders (excluding firm orders from Delta Air Lines) and recorded an additional $35.2 million pretax charge ($21.0 million after tax, or $.28 per diluted share).

  OPERATING INCOME (LOSS) BY GROUP (IN MILLIONS)     1997     1996     1995
  ----------------------------------------------    ------   ------   ------
Aerostructures....................................  $102.6   $ 89.8   $ 77.7
Landing Systems...................................    72.0     61.2     54.1
Sensors and Integrated Systems....................    89.0     72.6     64.9
MRO...............................................    (3.3)    30.0     32.8
                                                    ------   ------   ------
  Total...........................................  $260.3   $253.6   $229.5
                                                    ======   ======   ======

     The Boeing 717 program (previously termed the McDonnell Douglas MD-95 program) is a new 100-passenger aircraft currently under development. The Company has invested $62.8 million for design and development costs on the Boeing 717 program through December 31, 1997. The Company anticipates spending approximately $23.0 million more for preproduction costs through mid-1999, the aircraft's scheduled Federal Aviation Administration ("FAA") certification date. If the contract is cancelled prior to FAA certification, the Company expects substantial recovery of these costs. If the aircraft is certified and actively marketed, the amount of these costs and initial production start-up costs recovered by the Company will depend upon the number of aircraft delivered. To date, Boeing has announced 50 firm orders and 50 options from the launch customer, AirTran Airlines, formerly ValuJet. Boeing has indicated that it intends to "embrace" the aircraft as a "strong addition to the Boeing product line" and has indicated it expects future additional orders for this aircraft.

     In 1993, the Company revised its contract with Pratt & Whitney on the PW4000 for the A300/ A310 and MD-11 programs. The revised contract provides that if Pratt & Whitney accepts delivery of less than 500 units from 1993 through 2003, an "equitable adjustment" will be made. Recent market projections on the PW4000 contract indicate that less than 500 units will be delivered. The Company has submitted a "request for equitable adjustment" to the customer and believes it will achieve a recovery such that there should not be a material adverse effect on the financial position, liquidity or results of operations of the Company. If the Company does not receive the equitable adjustment it believes it is entitled to, it is possible that there may be a material adverse effect on earnings in a given period. At December 31, 1997, the Company had $64.0 million of contract costs in inventory for the above PW4000 programs.

     Landing Systems Group. The continued sales growth in 1997 primarily reflected higher original-equipment volumes of landing gear and evacuation products and higher wheel and brake replacement sales. Landing gear programs providing the largest increased volume contribution included the B737 (nose gear), B767 and MD-11. Key evacuation systems programs included the B747-400 and the A330/340. Aftermarket demand for commercial wheels and brakes was also strong, primarily for the B777, B737, B747-400 and A330/340 programs. In addition, demand for regional, business, and military wheels and brakes significantly improved during the year, particularly for the F-16 retrofit program.

     The Landing Systems Group achieved significantly higher operating income during the year, due primarily to greater sales of landing gear and evacuation slides to the original-equipment market and more aftermarket sales of wheels and brakes. This result was achieved by the group despite a three-week strike at the landing gear business in the second quarter and substantially higher strategic sales incentive costs in the wheel and brake business. Operating margins (operating income as a percent of sales) declined modestly, reflecting the lower margins associated with original-equipment sales relative to aftermarket sales and significantly higher strategic sales incentive costs.

     Sensors and Integrated Systems Group. The increased sales volumes of the Sensors and Integrated Systems Group reflected increased demand from commercial original-equipment manufacturers for aircraft sensors, principally on the B777 and B747 commercial transport programs and the Embraer and Gulfstream GV regional and business jet programs. Stronger demand for aftermarket spares also boosted sales, particularly for aircraft sensors and aircraft fuel systems. In addition, the group benefited from the March completion of the Gulton Data Systems acquisition, a transaction which offset lost sales resulting from the engine electrical systems business divestiture in June 1997. Gulton Data Systems sells products primarily to the space industry.

     Operating income for the group increased 23 percent over 1996 results. Operating margins increased 10 percent, due to increased volumes of higher-margin aftermarket spares that were sold to the commercial markets. Operating income improvement also reflects productivity initiatives, including business and plant consolidations. In addition, the income contribution of Gulton Data Systems more than offset the lost income from the divested engine electrical systems business.

             OPERATING MARGIN BY GROUP                  1997    1996    1995
             -------------------------                  ----    ----    ----
Aerostructures......................................     9.9%   12.1%    9.9%
Landing Systems.....................................    14.1%   14.8%   14.9%
Sensors and Integrated Systems......................    16.2%   14.7%   13.6%
MRO.................................................    (1.0)%   8.1%   10.0%
Total Segment.......................................    10.5%   12.5%   11.8%

     Maintenance, Repair and Overhaul ("MRO") Group. Sales declined modestly compared with 1996, largely reflecting decreased sales volume in the component services business due to reduced demand from a major customer and, to a lesser extent, the bankruptcy of two customers early in 1997. The group's airframe business, however, posted higher sales during the year. Despite the negative effects of the UPS strike during the summer of 1997 and productivity issues throughout the year, the airframe business achieved a 5 percent sales growth. This growth was due to increased demand for services from airline customers throughout the year and the addition of two new customers-United and Northwest Airlines.

     The MRO Group, however, recorded an operating loss in 1997. The group recognized an $11.8 million bad debt charge related to all amounts receivable from Western Pacific Airlines ($10.9 million of which was recognized in the fourth quarter). Western Pacific filed for Chapter 11 protection under the Bankruptcy Code last October. On February 4, 1998, Western Pacific abruptly ceased its operations, resulting in the bankruptcy court ordering liquidation of the airline. The Company expects that 1998 MRO sales and operating income will not be materially adversely impacted by lost Western Pacific business, due to expected replacement business. In addition to the Western Pacific matter, the airframe business continued to face challenges in retaining skilled technical workers, as competition for skilled workers significantly increased due to hiring at Boeing and the airlines. This resulted in higher costs for training new workers, lower productivity and higher wage and benefit rates for retained skilled workers. Although turnover of the labor force declined progressively during 1997, turnover levels at year end were still higher than historical levels. In addition, lower customer demand and higher operating costs in the component services business contributed to the operating income decline. Finally, the group's 1996 sales included approximately $7.0 million of high-margin product sales by the component services business which are not normally made by the service businesses and which are not expected to recur.

     Outlook. Industry analysts predict that commercial transport aircraft production will continue to be strong throughout 1998 and into future years, with Boeing and Airbus deliveries forecasted to increase by more than 35 percent over 1997 deliveries. Aerospace, with 60 percent of sales to original-equipment manufacturers in 1997, is expected to benefit from the continued upswing in production rates at Boeing, Airbus and the regional aircraft manufacturers. In the longer term, projected worldwide airline traffic growth and enforcement of federal noise regulations should continue to exert favorable pressure on the original-equipment production cycle beyond 1998. In addition to the positive commercial original-equipment sales outlook, aftermarket spares demand is also anticipated to increase in 1998 as the average age of commercial fleets continues to rise.

     Because military procurement of new aircraft is expected to remain relatively flat in 1998, the Company will continue its aggressive pursuit of aircraft retrofit and life-extension programs for military customers to improve longer-term sales of aftermarket products. Military spares sales are expected to improve which would complement Aerospace's existing program sales and should sustain military sales at approximately 10 percent of Aerospace's total sales.

     The regional aircraft market is expected to continue its strong growth in 1998, with revenue passenger miles forecasted to increase by 7 percent. The turbo-jet market should lead regional aircraft growth, while turbo-prop production is expected to decline. The Company has products on most of the new models in production, including those manufactured by Embraer and Canadair, and is well-positioned to benefit from further growth in this market segment with new product lines. In addition, the Company expects continued strong aftermarket sales from the components and systems that it provides for older aircraft in service. The business jet market is forecasted to grow by approximately 3 percent, and Aerospace has products on the latest models from Cessna and Gulfstream.

     Airlines are expected to continue to outsource traditionally retained services in efforts to reduce operating costs. The Company, through its MRO Group, is a leading provider of third-party airframe and component maintenance services. Labor issues at the Seattle operations have begun to stabilize, and the Company expects this to result in operating margin improvement during 1998 and 1999.

     The addition of Rohr (Aerostructures Group) provides opportunities for the Company to serve new business and markets with a broader line of products and services. Rohr supplies either components or complete nacelle systems for approximately 90 percent of the world's commercial transport aircraft fleet. As a result, the Rohr nacelle business should continue to gain from commercial aircraft production growth in 1998. Furthermore, Rohr expects to expand its service capabilities in conjunction with the MRO Group and to increase its spare parts sales to airlines and original-equipment manufacturers. The merger with Rohr in 1997 will benefit Aerospace's position in an industry that continues to consolidate and reward manufacturers offering a broad portfolio of product and services.

     The Company expects to continue to acquire and develop differentiated systems capabilities, pursue process and quality improvements, and strive for product and market leadership. As the industry continues to consolidate domestically and internationally, the Company will be prepared to perform at the highest levels and consistently offer the best products and services to our aerospace customers.

  SPECIALTY CHEMICALS

     Segment Performance. 1997 represented another exceptional year for Specialty Chemicals, with both sales and operating income exceeding the 1996 record levels. Sales increased 10 percent in 1997, to $904.7 million. Excluding acquisitions, sales increased 7 percent. Segment operating income increased 17 percent, largely reflecting strong volume growth. Adverse foreign exchange effects tempered the segment's income growth, which would have been 21 percent excluding the impact of the stronger U.S. dollar.

           SALES BY GROUP (IN MILLIONS)              1997     1996     1995
           ----------------------------             ------   ------   ------
Specialty Additives...............................  $587.1   $532.0   $460.4
Specialty Plastics................................   317.6    292.4    250.4
                                                    ------   ------   ------
Total.............................................  $904.7   $824.4   $710.8
                                                    ======   ======   ======

     Specialty Additives Group. Strong volume growth and, to a lesser extent, acquisitions drove a 10 percent sales increase in 1997. Excluding the negative impact of the stronger U.S. dollar on European businesses, sales increased 12 percent. Volume gains were realized in most product lines and market segments. Synthetic thickeners sales for industrial, personal-care, household and pharmaceutical applications in Europe and Asia were particularly strong, as were North American resins and emulsions sales in the paints and coatings and electronics market segments. Selling prices were generally higher in all Specialty Additives product lines. Excluding acquisitions, sales increased 7 percent.

     Operating income in 1997 increased 28 percent, driven by volume and productivity gains. The benefits of higher selling prices were mitigated by the negative impact of the stronger U.S. dollar.

Excluding the negative foreign exchange impact, the group's operating income increased 34 percent over 1996. Group operating margins increased 17 percent as a result of the above gains.

     OPERATING INCOME BY GROUP (IN MILLIONS)         1997     1996     1995
     ---------------------------------------        ------   ------   ------
Specialty Additives...............................  $ 84.9   $ 66.1   $ 48.9
Specialty Plastics................................    43.3     43.4     25.5
                                                    ------   ------   ------
Total.............................................  $128.2   $109.5   $ 74.4
                                                    ======   ======   ======

     Specialty Plastics Group. Sales in 1997 rose 9 percent, despite the stronger U.S. dollar effects during the year. Adjusted for exchange rate changes, principally against European currencies, sales increased 12 percent over 1996. Solid volume gains in the group's high-heat-resistant plastics were achieved, most of which were in North America, while significantly higher volumes for thermoplastic polyurethanes occurred in both North America and Europe. Static-control polymer sales growth was achieved in North America and Asia.

     1997 was a transitional year for Specialty Plastics from an operating income perspective. Income growth relating to volume gains was offset principally by start-up costs in connection with investments in domestic and global expansions in all divisions. Also, the negative foreign exchange impact of the stronger U.S. dollar and higher raw material costs reduced operating income. The group's operating income increased 3 percent over 1996 without the foreign exchange impact. Operating income growth was achieved by the thermoplastic polyurethane business. Significant operating margin erosion occurred, however, in the high-heat-resistant plastics business, principally caused by the significant start-up costs associated with the construction of two new European plants. Operating margins in this business are expected to improve during 1998 and 1999 as the two new plants become fully operational and volume leverage is achieved.

            OPERATING MARGIN BY GROUP                1997     1996     1995
            -------------------------               ------   ------   ------
Specialty Additives...............................   14.5%    12.4%    10.6%
Specialty plastics................................   13.6%    14.8%    10.2%
                                                    ------   ------   ------
Total segment.....................................   14.2%    13.3%    10.5%
                                                    ======   ======   ======

     Outlook. Specialty Chemicals is committed to aggressive growth. The growth strategy includes global expansion, extension of product breadth and entering new markets. Consistent with that strategy, in late 1997 and early 1998, the Company announced several initiatives, including the formation of a specialty plastics joint venture in China, the acquisition of ICI's thermoplastic polyurethane capacity in the United Kingdom, the acquisition of the C. H. Patrick textile and coatings business and the signing of a definitive agreement to acquire Freedom Chemical. Freedom Chemical had sales of $293.1 million in 1997, 42 percent of which were outside the U.S., including product lines in food additives-representing a new market for Specialty Chemicals. Additionally, the construction of a new high-heat-resistant plastic resin facility will be completed in early 1998 in The Netherlands, which will provide additional sales volume and strengthen the Company's competitive position in Europe. The segment expects continued sales and operating income growth and improved operating margins from its internal and external growth initiatives.

1996 COMPARED WITH 1995

  CONSOLIDATED OPERATIONS.

     1996 marked a year of continued growth and improved earnings performance. Both Aerospace and Specialty Chemicals Segments achieved higher sales and operating income in 1996 compared with 1995.

     Income from continuing operations increased 22 percent over 1995. Results in 1995 included (after tax) a $12.5 million insurance recovery, a $1.9 million restructuring charge and a $2.2 million business sale gain. Excluding these special items and the previously mentioned 1996 special items,

1996 income from continuing operations was $127.7 million, or $1.83 per diluted share, compared with $82.0 million, or $1.11 per diluted share in 1995.

  AEROSPACE

     General. The Aerospace Segment achieved higher sales and operating income in 1996. Sales increased 4 percent over 1995, while operating income increased 11 percent.

     Aerostructures Group. Sales declined 5 percent in 1996, to $744.4 million. Sales in 1996 benefited from increased MD-90 deliveries and approximately $30.0 million of one-time sales related to Boeing and International Aero Engines contracts. Overall, sales declined from 1995 levels primarily due to delivery rate reductions on the PW4000, RB211-535 and CF6-80C programs. In addition, government sales declined due to the near completion of the C-130 and the Titan Space programs. Despite the sales decline, the group's 1996 operating income increased 16 percent over 1995, reflecting a favorable sales mix and the positive settlement of outstanding contract terms on the IL96 and the A340 contracts. The group's 1996 operating income was adversely impacted by a $7.2 million pretax impairment charge on its Arkadelphia, Arkansas, facility.

     Landing Systems Group. Demand from airlines for several wheel and brake programs increased, including the Boeing 747-400 and Airbus A320 and A330/340 programs. Strong commercial landing gear spares sales, particularly for the Boeing 767 program, also contributed to the sales increase. Improving demand for new aircraft landing gear, principally for the Boeing 747-400 program, also added to the group's sales growth. Strong aftermarket demand for evacuation products and evacuation repair services more than offset lower evacuation products sales for new aircraft. Higher volumes, particularly in higher-margin aftermarket sales, drove the group's operating income increase over 1995.

     Sensors and Integrated Systems Group. The group's sales increase resulted from strong aircraft sensors aftermarket demand. Demand increased for retrofit products, particularly for Boeing 727 and 737 and Lockheed L1011 aircraft. The increase in operating income over 1995 reflects the higher 1996 sales levels.

     MRO Group. The MRO Group achieved significant sales growth compared to 1995 levels, reflecting the continuing trend by airlines toward outsourcing of commercial airframes and components maintenance, principally landing gear and wheels and brakes. The MRO Group also benefited from the full-year impact of America West Airlines and Western Pacific Airlines contracts. Despite higher 1996 sales, operating income remained flat compared with 1995. This principally reflected inefficiencies and higher labor costs at the group's airframe business in Seattle, Washington. The higher costs and inefficiencies resulted from significant labor turnover during 1996 due to increased demand by neighboring Boeing and the airlines for skilled technicians.

  SPECIALTY CHEMICALS

     General. Segment sales and operating income in 1996 exceeded the 1995 record levels. Sales in 1996 increased 16 percent, to $824.4 million. Excluding 1996 acquisitions and a 1995 divestment, sales increased 10 percent. Segment operating income increased 47 percent, to $109.5 million. Adjusted for 1996 acquisitions and the 1995 divestment, operating income increased 40 percent.

     Specialty Additives Group. Sales increased 16 percent over the prior year. Excluding four 1996 acquisitions, sales increased 7 percent, reflecting both volume gains and price increases across most major product lines. Resins and emulsions sales to the textile, electronics, adhesives, industrial coatings and do-it-yourself markets were especially strong. Synthetic thickeners sales for industrial, personal-care, household and pharmaceutical applications also generated strong volume gains over 1995. The group's operating income performance reflected the benefits of higher 1996 volumes and selling prices, plus the contribution from acquisitions.

     Specialty Plastics Group. A 17 percent sales increase in 1996 reflected strong high-heat-resistant plastics demand in North America, Europe and the Middle East. In addition, higher thermoplastic polyurethane volumes in Europe and in North American static-control polymers markets contributed to the group's overall growth. Sales also benefited from higher prices in most major product lines. 1996 operating income growth was largely driven by volume gains, assisted by higher selling prices.

     Impairment and Restructuring Charges. In 1997, the Company recognized a $35.2 million pretax charge ($21.0 million after tax, or $.28 per diluted share) to write off that portion of its McDonnell Douglas MD-90 aircraft contract investment, plus the future costs it will be required to spend to complete the contract, that the Company determined would not be recoverable from future MD-90 sales represented by firm aircraft orders. In addition, the Company recognized a $49.3 million pretax charge ($29.5 million after tax) for this program in December 1996 (this charge did not impact the income statement; rather, it was recognized as a direct adjustment to equity as a result of aligning Rohr's fiscal year with BFGoodrich's).

     In 1996, the Company recognized a $7.2 million pretax impairment charge on its Arkadelphia, Arkansas, facility. Also during 1996, the Company recognized a $4.0 million pretax charge for a voluntary early retirement program for eligible employees of the Specialty Plastics and Specialty Additives Groups.

     In 1995, the Company recorded a $3.1 million pretax charge to reflect the termination benefits paid under a voluntary early retirement program.

     The Company continues to evaluate employment levels and facility cost structures in relation to economic and competitive conditions.

ADDITIONAL DISCUSSION

     Net Interest Expense. Net interest expense has declined significantly in each of the last three years. This achievement principally reflects progressively lower debt levels as a result of cash generated from operations and proceeds from the sale of businesses. In addition, the Company has gradually been refinancing its long-term debt with lower-cost funds.

     Issuance of Subsidiary Stock. In May 1997, the Company's subsidiary, DTM Corporation, issued 2,852,191 shares of its authorized but previously unissued common stock in an initial public offering (the "IPO"). The shares were issued at $8.00 per share ($7.44 per share net of the underwriting discount), resulting in $21.2 million cash proceeds to DTM, net of the underwriting discount. DTM develops, designs, manufactures, markets and supports, on an international basis, rapid prototyping and rapid tooling systems, powdered material and related services. The Company owned approximately 92 percent of DTM's outstanding common stock immediately prior to the IPO. As a result of the IPO, the Company's interest declined to approximately 50 percent (the Company did not sell any of its interest in the IPO). The Company recognized a pretax gain of $13.7 million ($8.0 million after tax, or $.10 per diluted share, including provision for deferred income taxes) in accordance with the Commission's Staff Accounting Bulletin 84. The Company does not expect public or private offerings of any of its subsidiaries' previously unissued stock to occur in the foreseeable future.

     Other Income (Expense)-Net. For major components of Other Income (Expense)-Net, see Note P to the Consolidated Financial Statements.

     Discontinued Operations. On August 15, 1997, the Company sold its CAO business to The Westlake Group for $92.7 million, resulting in a $14.5 million after-tax gain, or $.19 per diluted share. The CAO business disposition represents the disposal of a segment of a business under APB 30. Accordingly, the Consolidated Statement of Income reflects the CAO business (previously reported as Other Operations) as a discontinued operation. For further information, see Note C to the Consolidated Financial Statements.

     On February 3, 1997, the Company sold Tremco Incorporated to RPM, Inc. for $230.7 million, resulting in a $59.5 million after-tax gain, or $.80 per diluted share. The sale of Tremco Incorporated completed the disposition of the Company's SC&A Group, which also represented a disposal of a segment of a business under APB 30.

     In 1995, Rohr completed the disposition of its business jet line of nacelle business, which represented the disposal of a business segment under APB 30.

     Extraordinary Items. During 1997, the Company incurred $19.3 million of costs (net of a $13.1 million income tax benefit), or $.25 per diluted share, to extinguish certain indebtedness previously held by Rohr, which is reported as an extraordinary item. Costs incurred include debt premiums and other direct costs associated with the extinguishment of the related debt. The Company used a combination of existing cash funds and proceeds from new lower-cost long-term debt to extinguish the debt. Of the $19.3 million, $2.6 million (net of a $1.8 million income tax benefit) was incurred during the third quarter in connection with prepaying Rohr's 9.33 percent Senior Notes and 9.35 percent Senior Notes. The remaining $16.7 million (net of an $11.3 million income tax benefit) relates to debt extinguishment costs incurred in connection with the Rohr merger during the fourth quarter for refinancing Rohr's 11.625 percent Senior Notes, 9.25 percent Subordinated Debentures, 7.00 percent Convertible Subordinated Debentures and 7.75 percent Convertible Subordinated Notes.

     Return on Equity. The Company's objective is to achieve and maintain a return on equity of 15 percent. In 1997, the Company achieved a return on equity of 13.5 percent, compared with 15.8 percent in 1996 and 14.7 percent in 1995. Adjusted for the special items previously mentioned, return on equity for 1997, 1996 and 1995 was 13.5 percent, 11.6 percent and 8.3 percent, respectively.

     Capital Resources and Liquidity. Current assets less current liabilities were $466.4 million at December 31, 1997, compared with $553.7 million a year earlier-a decrease of $87.3 million. The Company's current ratio was 1.50x at December 31, 1997, compared with 1.65x a year ago. In addition, the quick ratio was .62x at the end of 1997, compared with .78x at the end of 1996. These decreases principally reflect the impact of the Company's refinancing activities. The Company's total debt less cash and cash equivalents was $713.3 million at December 31, 1997, compared with $937.0 million at December 31, 1996.

     The Company has adequate cash flow from operations to satisfy its operating requirements and capital spending programs. In addition, the Company has the credit facilities described in the following paragraphs to finance growth opportunities as they arise.

     The Company maintains $410.0 million of uncommitted domestic money market facilities with various banks to meet its short-term borrowing requirements. As of December 31, 1997, $262.3 million of these facilities were unused and available. The Company's uncommitted credit facilities are provided by a small number of commercial banks that also provide the Company with all of its domestic committed lines of credit and the majority of its cash management, trust and investment management requirements. As a result of these established relationships, the Company believes that its uncommitted facilities are a highly reliable and cost-effective source of liquidity.

     The Company also maintains $300.0 million of committed domestic revolving credit agreements with various banks, expiring in the year 2000. At December 31, 1997, and throughout the year, these facilities were not in use.

     In addition, at December 31, 1997, the Company had an effective shelf registration statement with the Commission providing the ability to issue up to $131.0 million of public debt securities (referred to as the MTN program). MTN notes are fixed-rate non-callable debt securities. In January 1998, the Company issued $130.0 million of 6.9 percent 20-year MTN notes, essentially exhausting the Company's shelf registration. The notes were issued to finance partially the acquisition of Freedom Chemical, the purchase of which the Company expects to complete late in the first quarter of 1998 (see Note D to the Consolidated Financial Statements for additional information).

     The Company also has a $75.0 million committed multi-currency revolving credit facility with various international banks, expiring in the year 2003. The Company intends to use this facility for short- and long-term local currency financing to support European operations growth. At December 31, 1997, the Company had borrowed $69.7 million ($44.2 million on a short-term basis and $25.5 million on a long-term basis) denominated in various European currencies at floating rates. The Company has effectively converted the $25.5 million long-term debt portion into fixed-rate debt with an interest rate swap.

     The Company believes that its credit facilities are sufficient to meet longer-term capital requirements, including normal maturities of long-term debt.

     One of the Company's objectives is to achieve and maintain an "A" rating by the leading credit rating agencies. Accomplishing this goal reduces the Company's cost of debt capital and strengthens the Company's financial flexibility to achieve its growth plans. During 1997, the Company made further progress toward achieving this objective as Standard & Poor's Ratings Services raised its rating on the Company's senior debt to A-. Duff & Phelps Credit Rating Co. had previously upgraded the Company's rating to A-, while Moody's Investors Service, Inc. currently maintains a Baa1 rating on the Company's senior debt.

     At December 31, 1997, the Company's debt-to-capitalization ratio was 33.0 percent. For purposes of this ratio, the QUIPS (see Note U to the Consolidated Financial Statements) are treated as capital. The Company strives to maintain its debt-to-capitalization ratio within the long-term target range of 35 to 40 percent.

     Cash Flow. "Free cash flow" is cash from operations remaining after satisfying capital expenditures and dividend payments. The Company's strategy is to maximize free cash flow through profitable business growth and to reinvest in opportunities that will build shareholder value after providing common shareholders with appropriate dividend payments.

     Free cash flow for the Company is summarized as follows:

                  (IN MILLIONS)                      1997     1996     1995
                  -------------                     ------   ------   ------
Cash flows from (used for):
  Operations......................................  $209.6   $265.5   $221.0
  Capital expenditures-net........................  (151.4)  (188.3)  (152.6)
                                                    ------   ------   ------
                                                      58.2     77.2     68.4
  Dividends and QUIPS distributions...............   (70.0)   (69.3)   (66.7)
                                                    ------   ------   ------
Free cash flow (deficiency).......................  $(11.8)  $  7.9   $  1.7
                                                    ======   ======   ======

     Cash flow from operations in 1997 declined $55.9 million compared with 1996. This decline largely reflects income tax payments of $54.7 million made by the Company in 1997, relating to the gains on the sale of businesses. Excluding the effect of these income tax payments, 1997 free cash flow improved substantially compared with 1996.

     Cash flow from operations has been more than adequate to finance capital expenditures in each of the past three years. The Company expects to have sufficient cash flow from operations to finance planned capital spending for 1998.

     Environmental Matters. Federal, state and local statutes and regulations relating to the protection of the environment and the health and safety of employees and other individuals have resulted in higher operating costs and capital investments by the industries in which the Company operates. Because of a focus toward greater environmental awareness and increasingly stringent environmental regulations, the Company believes that expenditures for compliance with environmental, health and safety regulations will continue to have a significant impact on the conduct of its business. Although it cannot predict accurately how these developments will affect future operations and earnings, the Company does not believe its costs will vary significantly from those of its competitors.

     The Company expects to incur capital expenditures and future costs for environmental, health and safety improvement programs. These expenditures are customary operational costs and are not expected to have a material adverse effect on the financial position, liquidity or results of operations of the Company.

     BFGoodrich and its subsidiaries are generators of both hazardous and non-hazardous wastes, the treatment, storage, transportation and disposal of which are subject to various laws and governmental regulations. Although past operations were in substantial compliance with the then-applicable regulations, the Company has been designated as a potentially responsible party ("PRP") by the U.S. Environmental Protection Agency (the "EPA") in connection with approximately 38 sites, most of which related to businesses previously discontinued. The Company believes it may have continuing liability with respect to not more than 18 sites.

     The Company initiates corrective and/or preventive environmental projects of its own to ensure safe and lawful activities at its current operations. The Company believes that compliance with current governmental regulations will not have a material adverse effect on its capital expenditures, earnings or competitive position. The Company's environmental engineers and consultants review and monitor past and existing operating sites. This process includes investigation of National Priority List sites where the Company is considered a PRP, review of remediation methods and negotiation with other PRPs and governmental agencies.

     At December 31, 1997, the Company has recorded as Accrued Expenses and as Other Non-Current Liabilities a total of $31.4 million to cover future environmental expenditures, principally for remediation of the aforementioned sites and other environmental matters. A significant portion of accrued environmental liabilities is in connection with four sites which relate to businesses previously discontinued and two sites that came with the Rohr merger. Two of the most significant variables in determining the Company's ultimate liability are the remediation method finally adopted for the site and the Company's share of the total site remediation cost. With respect to three of the four sites of previously discontinued businesses, the Company's maximum percentage share of the ultimate remediation costs is fixed. The percentages range from approximately 12 percent to approximately 41 percent, and appropriate reserves have accordingly been established. At the fourth site, alternate dispute resolution ("ADR") is underway to establish the various parties' share of responsibility. The Company's interim share is 30 percent, which the Company believes will likely decrease as a result of the ADR.

     Of the four sites relating to discontinued businesses, two sites are in the operation and maintenance phase for which costs are reasonably fixed. Construction at a third site was begun in 1997, but problems with the remedial design caused work to be discontinued. Modifications or other remedial alternatives are being explored which could result in increases or decreases in estimated costs. Until a decision on these remedy changes is made in 1998, an accurate cost estimate for this site cannot be determined. Litigation on this site with the government over the recovery of past government costs is ongoing. Until a final decision on the remedy is made and the Company's percentage of liability is determined through ADR, it is not possible to estimate the Company's total cost of this site. However, total site costs are not expected to exceed $15.0 million, of which the Company's share is 30 percent, which reflects the basis for the amount accrued at December 31, 1997. The final site involving discontinued businesses continues in litigation with no agreement with the government over the remedy and government costs exceeding $22.0 million. This site presents the greatest uncertainty both as to the nature and cost of the final remedy and the percentage of the government's costs that are found to be recoverable. However, the Company's share of this site is relatively small, at less than 12 percent. The Company has accrued for costs it expects to incur.

     The Company also has two active Superfund sites relating to the Aerostructures Group (Rohr). Of these, one is a multimillion dollar site that has been in active investigation/remediation/litigation for over 15 years. Depending on the outcome of recent settlement discussions, the Company may not spend much more on this matter, but a reserve is being retained in the event the settlement does not occur. An action against third-party defendants is being pursued by the PRPs seeking contribution. No receivable has been reflected for any potential contributions. The second Rohr site is in an earlier stage and the Company's percentage share of the total site remediation cost has not been determined. The estimated cost of this site to all parties is $70.0 million.

     The Company believes that it has adequately reserved for all of the above sites based on currently available information. Management believes that it is reasonably possible that additional costs may be incurred beyond the amounts accrued as a result of new information. However, the amounts, if any, cannot be estimated and management believes that they would not be material to the Company's financial condition, but could be material to the Company's results of operations in a given period.

     Year 2000 Computer Costs. The Company has been addressing the computer system changes that will be required to ensure functionality of all the Company's computer systems for the year 2000. The Company has completed, is currently working on or soon will be engaged in the implementation of several new business systems, replacing outdated systems. The new systems are already designed to be year 2000 compliant. In other circumstances, the Company will be required to make changes to existing systems. The Company currently estimates that incremental costs (i.e., payments to third parties) to modify existing software to become year 2000 compliant should be less than $5.0 million in the aggregate for its existing businesses. Such costs are expected to be incurred throughout 1998 and 1999 and will be expensed as incurred. The Company is also in the process of reviewing the efforts being undertaken by its vendors and customers to become year 2000 compliant to ensure that no business interruption is experienced at the turn of the century. The Company is not currently aware of vendor or customer circumstances that may have a material adverse impact on the Company.

     New Accounting Standards. During 1997, the Financial Accounting Standards Board issued Statement 128, regarding earnings per share, and Statement 131, which deals with segment reporting. The Company has restated all earnings per share amounts in accordance with Statement 128. Statement 131, effective for the Company's annual report for the year ending December 31, 1998, provides new guidance on how an enterprise is to determine its segments in order to provide segment disclosures for financial reporting purposes. The Company does not expect Statement 131 to change its reportable segments as currently presented in the Consolidated Financial Statements.

     Forward-Looking Information. With respect to Aerospace, the expected continuing recovery of the worldwide civil aviation market, including a more than 35 percent increase in delivery of aircraft by Boeing and Airbus, could be adversely affected if customers cancel or delay current orders or original-equipment manufacturers reduce the rate they build or expect to build products for such customers. Such cancellations, delays or reductions may occur if there is a substantial change in the health of the airline industry or in the general economy, or if a customer were to experience financial or operational difficulties. There have been reports of weak new aircraft orders and actual cancellation of orders from Asian carriers due to the Asian financial crisis. If these developments should continue or accelerate, it could have an adverse effect upon the Company. Even if orders remain strong, original-equipment manufacturers could reduce the rate at which they build aircraft due to inability to obtain adequate parts from suppliers and/or because of productivity problems relating to a recent rapid build-up of the labor force to increase the build rate of new aircraft. Boeing announced a temporary cessation of production in the fall of 1997 for these reasons. A change in levels of defense spending could curtail or enhance prospects in the Company's military business. If the trend towards increased outsourcing or reduced number of suppliers in the airline industry changes, it could affect the Company's business. If the Boeing 717 program is not as successful as anticipated, or the Company cannot work out an equitable adjustment on the PW4000 program, it could adversely affect the Company's business. If the Company is unable to continue to acquire and develop new systems and improvements, it could affect future growth rates. There has been a higher-than-normal historical turnover rate of technicians in the MRO business due to hiring by Boeing and the airlines, although recently the turnover rate has been returning closer to historical levels. If this trend were again to reverse, it could have an adverse effect on the Company. If the Company is unable to replace the Western Pacific MRO business with similar volumes at similar margins, it could adversely affect the Company. Such events could be exacerbated if there is a substantial change in the health of the airline industry, or in the general economy, or if a customer were to experience major financial difficulties.

     With respect to Specialty Chemicals, the expected growth in volume demand could be adversely impacted by a lack of acceptance of new product offerings or by a delay in capacity expansions in the United States and Europe. Expected sales increases in the Far East could be adversely impacted by recent turmoil in financial markets in that region. If operating margins in the specialty plastics businesses do not improve or the Company is unable to achieve additional sales of high-heat-resistant plastic resins at appropriate margins, it could adversely affect the Company.

     With respect to the entire Company, if outside vendors are unable to make their computer systems year 2000 compliant in time, or if the magnitude of the year 2000 issue is greater than presently anticipated, it could have a material adverse impact on the Company. If there are unexpected developments with respect to environmental matters involving the Company, it could have an adverse effect upon the Company. The Company's financial template sets forth goals, but they are not forecasts.

                                    BUSINESS

DESCRIPTION OF BUSINESS

  General

     The Company manufactures and supplies a wide variety of systems and component parts for the aerospace industry and provides maintenance, repair and overhaul services on commercial, regional, business and general aviation aircraft. The Company also manufactures specialty plastics and specialty additives products for a variety of end-user applications. The Company, with 1997 sales of $3.4 billion, is organized into two principal business segments:
Aerospace and Specialty Chemicals. The Company maintains patent and technical assistance agreements, licenses and trademarks on its products, process technologies and expertise in most of the countries in which it operates. The Company conducts its business through numerous divisions and 82 wholly and majority-owned subsidiaries worldwide.

  Aerospace

     The Company's Aerospace Segment is conducted through four major business groups.

     The Aerostructures Group (Rohr) primarily designs, develops and integrates aircraft engine nacelle and pylon systems and provides support services.

     The Landing Systems Group manufactures aircraft landing gear; aircraft wheels and brakes; high-temperature composites and manufactures aircraft evacuation slides and rafts for commercial, military, regional and business aviation customers, and space programs.

     The Sensors and Integrated Systems Group manufactures sensors and sensor-based systems; fuel measurement and management systems; electromechanical actuators; aircraft windshield wiper systems; health and usage management systems, electronic test equipment; ice protection systems; specialty heated products; collision warning systems; weather detection systems; standby attitude indicators; aircraft lighting components; and polymer and composite products for commercial, military, regional, business and general aviation customers, and for aircraft engine and space programs.

     The MRO Group provides maintenance, repair and overhaul of commercial airframes, components, wheels and brakes, landing gear, instruments and avionics for commercial, regional, business and general aviation customers.

     The Company is among the largest suppliers of aircraft systems and components and aircraft maintenance repair and overhaul service businesses in the world. It competes with other aerospace industry manufacturers to supply parts and provide service on specific fleets of aircraft, frequently on a program-by-program bid basis. Competition is primarily based on product performance, service capability and price. Contracts to supply systems and components and provide service are generally with aircraft manufacturers, airlines and airfreight businesses worldwide. The Company also competes on U.S. government contracts, generally as a subcontractor. Competition is principally based on product performance and price.

  Specialty Chemicals

     Specialty Chemicals is conducted through two major business groups.

     The Specialty Additives Group manufactures synthetic thickeners and emulsifiers; controlled release and suspension agents; polymer emulsions; rubber and lubricant additives and plastic and adhesive modifiers. These products are used by manufacturers of personal-care products; pharmaceuticals; liquid soaps and detergents; water treatment products; electronics; tires and petroleum products and molded plastics. Specialty additives are also used in textile printing manufacturing; non-woven manufacturing; paper coating and saturation; graphic arts; and paints and industrial coatings.

     The Specialty Plastics Group manufactures thermoplastic polyurethane and alloys; high-heat-resistant and low-combustibility plastics; static-dissipating polymers; and reaction-injection molding resins. Products are marketed and sold to manufacturers for film and sheet applications; wire and cable jacketing; and magnetic media. Specialty plastics are also used in the manufacture of automotive products; recreational vehicles and products; agricultural equipment; industrial equipment; plumbing and industrial pipe; fire sprinkler systems and building material components.

     The Company competes with other major chemical manufacturers. Products are sold primarily based on product performance. Frequently, products are manufactured or formulated to order for specific customer applications and often involve considerable technical assistance from the Company.

FINANCIAL INFORMATION ABOUT INDUSTRY SEGMENTS

     In 1997, 1996 and 1995, sales to Boeing, solely by the Aerospace Segment, totaled 11 percent, 9 percent and 9 percent, respectively, of consolidated sales.

     For financial information concerning the Company's sales, operating income, identifiable assets, property additions, depreciation and amortization and geographic information, see Note O of the Notes to Consolidated Financial Statements.

BACKLOGS

     At December 31, 1997, the Company had a backlog of approximately $2.4 billion, principally related to the Aerospace Segment, of which approximately 68 percent is expected to be filled during 1998. The amount of backlog at December 31, 1996 was approximately $2.3 billion. Backlogs in the Aerospace Segment are subject to delivery delays or program cancellations, which are beyond the Company's control.

RAW MATERIALS

     Raw materials used in the manufacture of Aerospace products, including steel and carbon, are available from a number of manufacturers and are generally in adequate supply.

     Availability of all major monomers and chemicals used in the Specialty Chemicals Segment is anticipated to be adequate for 1998. While chemical feedstocks are currently in adequate supply, in past years, from time-to-time for limited periods, various chemical feedstocks were in short supply. However, the effect of any future shortages on the Company's operations will depend upon the duration of any such shortages and possibly on future U.S. Government policy, which cannot be determined at this time.

ENVIRONMENTAL

     Federal, state and local statutes and regulations relating to the protection of the environment and the health and safety of employees and other individuals have resulted in higher operating costs and capital investments by the industries in which the Company operates. Because of a focus toward greater environmental awareness and increasingly stringent environmental regulations, the Company believes that expenditures for compliance with environmental, health and safety regulations will continue to have a significant impact on the conduct of its business. Although it cannot predict accurately how these developments will affect future operations and earnings, the Company does not believe these costs will vary significantly from those of its competitors.

     For additional information concerning environmental matters, see Note W of the Notes to Consolidated Financial Statements.

RESEARCH AND DEVELOPMENT

     The Company conducts research and development under Company-funded programs for commercial products and under contracts with others. Research and development expense amounted to $141.2 million in 1997, which includes amounts funded by customers. For additional information concerning research and development expense, see Note P of the Notes to Consolidated Financial Statements.

PATENTS AND LICENSES

     The Company has many patents of its own and has acquired licenses under patents of others. While such patents in the aggregate are important to the Company, neither the primary business of the Company nor any of its industry segments is dependent on any single patent or group of related patents. The Company uses a number of trademarks important either to its business as a whole or to its industry segments considered separately. The Company believes that these trademarks are adequately protected.

HUMAN RESOURCES

     As of December 31, 1997, the Company had 15,809 employees in the United States. An additional 1,029 people were employed overseas. Approximately 7,700 employees were hourly paid. The Company believes it has good relationships with its employees.

     The hourly employees who are unionized are covered by collective bargaining agreements with a number of labor unions and with varying contract termination dates ranging from May 1998 to October 2000. There were no material work stoppages during 1997. The Company did, however, experience a three-week strike during 1997 at its landing gear business.

FOREIGN OPERATIONS

     The Company is engaged in business in foreign markets. Manufacturing and service facilities for Aerospace and Specialty Chemicals are located in Belgium, Canada, England, France, Germany, Hong Kong, The Netherlands, Scotland, Singapore and Spain. A plant in Korea manufactures specialty chemicals for the Company. The Company also markets its products and services through sales subsidiaries and distributors in a number of foreign countries. The Company also has technical fee and patent royalty agreements with various foreign companies.

     Outside North America, no single foreign geographic area is currently significant, although the Company continues to expand its business in Europe. Currency fluctuations, tariffs and similar import limitations, price controls and labor regulations can affect the Company's foreign operations, including foreign affiliates. Other potential limitations on the Company's foreign operations include expropriation, nationalization, restrictions on foreign investments or their transfers, and additional political and economic risks. In addition, the transfer of funds from foreign operations could be impaired by the unavailability of dollar exchange or other restrictive regulations that foreign governments could enact. The Company does not believe that such restrictions or regulations would have a materially adverse effect on its business, in the aggregate.

     For additional financial information about foreign and domestic operations and export sales, see Note O of the Notes to Consolidated Financial Statements.

PROPERTIES

     The manufacturing and service operations of the Company are carried on at facilities, all of which are owned, unless otherwise indicated, at the following locations:

  Aerospace:
     Albuquerque, New Mexico
     Amelot, France*
     Arkadelphia, Arkansas
     Austin, Texas*
     Basingstoke, England*
     Bedford, Massachusetts
     Burnsville, Minnesota
     Cedar Knolls, New Jersey
     Chula Vista, California**
     Cleveland, Ohio**
     Columbus, Ohio
     Dallas, Texas*
     East Brunswick, New Jersey*
     Eagan, Minnesota
     Everett, Washington**
     Fairhope, Alabama*
     Foley, Alabama*
     Fort Lauderdale, Florida
     Grand Rapids, Michigan
     Green, Ohio**
     Hagerstown, Maryland
     Hamburg, Germany
     Harrow, England*
     Heber Springs, Arkansas*
     Irvine, California*
     Jacksonville, Florida
     Louisville, Kentucky*

     Lynnwood, Washington*
     Marlboro, Massachusetts*
     Memphis, Tennessee
     Miami, Florida*
     Middletown, Connecticut*
     New Century, Kansas**
     Oldsmar, Florida
     Ontario, California*
     Paris, France
     Phoenix, Arizona
     Prestwick, Scotland*
     Pueblo, Colorado
     Riverside, California
     San Marcos, Texas
     Santa Fe Springs, California**
     Sheridan, Arkansas*
     Singapore*
     Spencer, West Virginia
     Taipo, Hong Kong*
     Tempe, Arizona*
     Toulouse, France**
     Troy, Ohio
     Tullallahoma, Tennessee
     Union, West Virginia
     Vergennes, Vermont
     Wokingham, England
     Zevenaar, The Netherlands

  Speciality Chemicals:
     Akron, Ohio
     Antwerp, Belgium
     Avon Lake, Ohio
     Barcelona, Spain
     Calvert City, Kentucky
     Chagrin Falls, Ohio
     Darien, Connecticut
     Donaldson, South Carolina
     Elyria, Ohio
     Gastonia, North Carolina
     Greenville, South Carolina
     Henry, Illinois
     Lawrence, Massachusetts
     Leominster, Massachusetts
     Louisville, Kentucky
     Oevel, Belgium
     Pedricktown, New Jersey
     Shepton Mallet, England
     Taylors, South Carolina
     Twinsburg, Ohio
     Williston, South Carolina

 Research Facilities and
 Administrative Offices Other Than
  Manufacturing Facility Offices:
     Avon Lake, Ohio*
     Brecksville, Ohio
     Brussels, Belgium*
     Chula Vista, California**
     Cleveland, Ohio*
     Hong Kong*
     Montrose, Ohio
     North Canton, Ohio*
     Richfield, Ohio
     Uniontown, Ohio*
     Washington, D.C.*
     Waterloo, Ontario, Canada*

 * Leased

** Leased in part

     The Company considers that its properties are well maintained and in good operating condition.

     The Company and its subsidiaries are lessees under a number of cancelable and non-cancelable leases for certain real properties, used primarily for administrative, retail, maintenance, repair and overhaul of aircraft, aircraft wheels and brakes and evacuation systems and warehouse operations, and for certain equipment.

LEGAL PROCEEDINGS

     There are pending or threatened against BFGoodrich or its subsidiaries various claims, lawsuits and administrative proceedings, all arising from the ordinary course of business with respect to commercial, product liability and environmental matters, which seek remedies or damages. BFGoodrich believes that any liability that may finally be determined with respect to commercial and product liability claims, should not have a material effect on the Company's consolidated financial position or results of operations.

     The Company has been named a PRP by the EPA in connection with 38 sites, most of which relate to businesses that the Company has previously discontinued. The Company believes it may have continuing liability with respect to not more than 18 sites, most of which relate to previously discontinued businesses. Sites for which successor companies have assumed liability are not included. Based on information currently available, the Company believes it has adequately accrued for future environmental expenditures. However, management believes that it is reasonably possible that additional environmental costs may be incurred beyond the amounts accrued as a result of new information. The amounts, if any, however, cannot be estimated and management believes that they would not be material to the Company's financial condition, but could be material to the Company's results of operations in a given period.

     In June 1987, the U.S. District Court of Los Angeles, in U.S. ET AL. VS. STRINGFELLOW (United States District Court for the Central District of California, Civil Action No. 83-2501 (JMI)), granted partial summary judgment against the Company and 14 other defendants on the issue of liability under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"). This suit, along with related lawsuits, alleges that the defendants are jointly and severally liable for all damage in connection with the Stringfellow hazardous waste disposal site in Riverside County, California. In June 1989, a federal jury and a special master appointed by the Federal court found the State of California also liable for the cleanup costs. On November 30, 1993, the special master released his "Findings of Fact, Conclusion of Law and Reporting Recommendations of the

Special Master Regarding the State Share Fact-Finding Hearing." In it, he allocated liability between the State of California and other parties. As this hearing did not involve the valuation of future tasks and responsibilities, the order did not specify dollar amounts of liability. The order, phrased in percentages of liability, recommended allocating liability on the CERCLA claims as follows: 65 percent to the State of California and 10 percent to the Stringfellow entities, leaving 25 percent to the generator/counterclaimants (including the Company) and other users of the site (or a maximum of up to 28 percent depending on the allocation of any Stringfellow entity orphan share). On the state law claims, the special master recommended a 95 percent share for the State of California, and 5 percent for the Stringfellow entities, leaving 0 percent for the generator/counterclaimants. The special master's recommendation was substantially approved by the federal judge but that decision has been appealed. The Company and other generators of wastes disposed at the Stringfellow site, which include numerous companies with assets and equity significantly greater than the Company, are jointly and severally liable for the share of cleanup costs for which the generators, as a group, ultimately are found to be responsible. The Company is the second largest generator of wastes disposed at the site by volume, although it and certain other generators have argued the final allocation among generators of their shares of cleanup costs should not be determined solely by volume. The largest generator of wastes disposed at the Stringfellow site, by volume, has indicated it is significantly dependent on insurance to fund its share of any cleanup costs, and that it is in litigation with certain of its insurers. The Company intends to continue to defend vigorously these matters and believes, based on currently available information, that the ultimate resolution of these matters will not have a material adverse effect on the financial position or results of operations of the Company.

     The Company has reached settlements with its primary comprehensive general liability insurance carriers concerning the Stringfellow site and has retained the right to file future claims against its excess carriers.

     During fiscal 1993, Region IX of the EPA named the Company as a generator of hazardous wastes that were transported to the Casmalia Resources Hazardous Waste Management Facility (the "Casmalia Site") in Casmalia, California. In July 1996, the Company and approximately 50 other cooperating generators executed a Consent Decree and an Administrative Order on Consent which obligated the cooperating generators to perform, jointly and severally, certain response actions at the Casmalia Site prior to the entry of the Consent Decree. Since the entry of the Consent Decree, the cooperating generators (including the Company) have agreed to perform certain remedial actions at the Casmalia Site. The Company does not yet know the ability of all other PRPs at this site, which include companies of substantial assets and equity, to fund their allocable share. Some PRPs have made preliminary estimates of cleanup costs at this site of approximately $60.0 to $70.0 million and the Company's share (based on estimated, respective volumes of discharge into such site by all generators, all of which cannot now be known with certainty) could approximate $2.0 million. Based on currently available information, the Company believes that the resolution of this matter will not have a material adverse effect on the financial position or results of operations of the Company.

     The EPA has asserted that the Company and others disposed of certain hazardous substances at the Industrial Excess Landfill site in Uniontown, Ohio. This site is on the National Priorities List. The Company and some of the other PRPs have contributed to the cost of a public water supply system in the area. The Government has filed a lawsuit against the Company and twelve other PRPs seeking to recover past and future response and oversight costs of an undetermined amount (but currently in excess of $22.0 million). The State of Ohio has also sued to recover its oversight costs. The defendants are seeking contribution, indemnity, and cost recovery under CERCLA, in third party claims against 68 other PRPs. The Company is currently engaged in discussions with the government to change the remedy. If successful, a settlement may result. The Company's ultimate costs are uncertain but it is presently estimated that they should not exceed approximately 11 percent of the total cost expended on the site. Estimates of the total costs for the EPA selected remedy range from $32.0-50.0 million. If an alternative remedy is accepted, these costs could be cut by as much as one-half. The Company's aggregate liability is estimated to be approximately $5.0 million.

     The Company was identified as a PRP with respect to cleanup of the Vandale Junkyard, Marietta Ohio, a National Priorities List Superfund Site. The Company, along with other PRPs, was issued a unilateral order to design and construct a remedy at this site. Construction began in 1997, but was halted when geological conditions made construction of the remedy as designed ineffective. Additional testing is being conducted to determine what modifications are necessary. The participating PRPs hope to complete a remedy in 1999, but costs are likely to increase. The suit against Lockheed Martin and Mobil Oil who were substantial waste contributors at the site has resulted in an agreement which includes interim participation by those parties at 25 percent of total site costs and a course of binding alternative dispute resolution to determine final allocation of liability and costs among the parties. The U.S. EPA has sued the six PRPs, including the Company, for the government's oversight costs. The Company's total costs at this site, including investigation, design, construction, transaction costs and reimbursement of the government are not anticipated to exceed $4.3 million, subject to significant changes in the remedy.

     The Oklahoma Department of Environmental Quality sued the Company and others based on two different environmental issues at the former BFGoodrich Tire plant in Miami, Oklahoma. The first issue involves the release of asbestos to the environment as a result of demolition and/or deterioration of the plant buildings. In this part of the case, the State filed a motion for mandatory injunction against the Company and the not-for-profit company to which the plant was donated in 1993, Save Our Children's Environment ("SOCE"). The motion sought to have the defendants clean up and abate the alleged hazard posed by loose asbestos at the site. The court ordered SOCE and the current owner of the property, Ottawa Management Company, to prepare and implement a plan to abate the asbestos hazard. The Court declined to enjoin the Company without a full trial on all the issues. The defendants and Oklahoma engaged in mediated settlement discussions in August and September 1997 and arrived at an agreement contingent upon obtaining a performance bond to assure performance of the asbestos clean-up by the current owner. The owner could not obtain the necessary bond.

     The second part of the suit involves soil and/or groundwater contamination resulting from the operation of the plant prior to the donation. This issue is covered by an indemnity from The Uniroyal-Goodrich Tire Company, who has agreed to address this part of the State's concern and has signed an administrative consent order to perform the necessary work.

     A settlement is in the final stages of being completed. Under the agreement, the Company will spend approximately $300,000 in costs, penalties and remediation in exchange for a dismissal from the State.

COMMON STOCK PRICES AND DIVIDENDS

     The table below lists dividends per share and quarterly price ranges for the common stock of the Company based on New York Stock Exchange prices as reported on the consolidated tape.

               1997                                     1996
----------------------------------     ---------------------------------------
QUARTER  HIGH     LOW     DIVIDEND     QUARTER     HIGH     LOW       DIVIDEND
-------  ----     ---     --------     -------     ----     ---       --------
First    $43 1/8  $36 1/2  $.275       First       $40 1/4  $33 15/16  $.275
Second    48 1/4   35 1/8   .275       Second       41 7/8   35 3/8     .275
Third     47 1/4   41 5/8   .275       Third        45 1/8   33 3/8     .275
Fourth    46       40 3/4   .275       Fourth       45 7/8   38 1/8     .275

                           DESCRIPTION OF SECURITIES

GENERAL

     The securities offered hereby (the "Debt Securities") will be issuable in one or more series under an Indenture, dated as of May 1, 1991 (the "Indenture"), between the Company and Harris Trust and Savings Bank, as Trustee (the "Trustee"). The following statements are subject to the detailed provisions of the Trust Indenture Act of 1939, as amended ("TIA"), and the Indenture, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Wherever references are made to particular provisions of the Indenture or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made and such statements are qualified in their entirety by such references.

     The Debt Securities to be offered by this Prospectus are limited to $500,000,000 in aggregate principal amount. The aggregate principal amount of Debt Securities which can be issued under the Indenture is unlimited. Except as otherwise provided in the Prospectus Supplement relating to a particular series of Debt Securities, the Indenture does not limit the amount of other debt, secured or unsecured, which may be issued by the Company. The Debt Securities may be issued in one or more series, as may be authorized from time to time by the Company. (Section 2.5)

     Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities offered hereby (the "Offered Debt Securities") for the following terms, where applicable, of the Offered Debt Securities: (1) the designation, the aggregate principal amount and the authorized denominations of the Offered Debt Securities; (2) the percentage of principal amount at which the Offered Debt Securities will be issued; (3) the currency or currencies in which the principal of and interest, if any, on the Offered Debt Securities will be payable; (4) the date or dates on which the Offered Debt Securities will mature;
(5) the rate or rates at which the Offered Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined; (6) the dates on which and places at which such interest, if any, will be payable; (7) the terms of any mandatory or optional repayment or redemption (including any sinking fund); and (8) any other terms of the Offered Debt Securities. The Indenture provides that Debt Securities of a single series may be issued at various times, with different maturity dates and redemption and repayment provisions (if any) and may bear interest at different rates. (Section 2.5) Interest, if any, on the Offered Debt Securities is to be payable to the persons, and in the manner, specified in the Prospectus Supplement relating to such Offered Debt Securities.

     The Debt Securities will be unsecured, unsubordinated indebtedness of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

     The Debt Securities will be issued in fully registered form, and, with regard to each series of Debt Securities in respect of which this Prospectus is being delivered, in the denominations set forth in the Prospectus Supplement relating to such series. The Company will maintain in the place specified in the Prospectus Supplement relating to a particular series of Debt Securities, an office or agency where the Debt Securities of such series may be presented for payment and may be transferred or exchanged. (Section 3.2) No service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 2.10)

     Some of the Debt Securities may be issued as discounted Debt Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted Debt Securities will be described in the Prospectus Supplement relating thereto.

GLOBAL NOTE, DELIVERY AND FORM

     The Debt Securities may be issued in the form of one or more global certificates (collectively, with respect to each series or issue of Debt Securities, the "Global Security") registered in the name of a depositary or a nominee of a depositary. Unless otherwise specified in the applicable Prospectus Supplement, the depositary will be The Depository Trust Company ("DTC"). The Company has been informed by DTC that its nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the initial registered holder of any series of Debt Securities that are issued in global form. No person that acquires an interest in such Debt Securities will be entitled to receive a certificate representing such person's interest in such Debt Securities except as set forth herein or in the applicable Prospectus Supplement. Unless and until definitive Debt Securities are issued under the limited circumstances described herein, all references to actions by holders of Debt Securities issued in global form shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to payments and notices to such holders shall refer to payments and notices to DTC or Cede, as the registered holder of such Debt Securities.

     DTC has informed the Company that it is a limited purpose trust company organized under the New York Banking Law and a "banking organization" within the meaning of the New York Banking Law, that it is a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act, and that it was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions among Participants through electronic book-entry, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Holders that are not Participants or Indirect Participants but that desire to purchase, sell or otherwise transfer ownership of, or other interests in, Debt Securities may do so only through Participants and Indirect Participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the agent designated by the Company to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or holders. Holders will not be recognized by the applicable Trustee or Depositary or by the Company as registered holders of the Debt Securities entitled to the benefits of the applicable Indenture or Deposit Agreement or the terms of the Debt Securities. Holders that are not Participants will be permitted to exercise their rights as such only indirectly through and subject to the procedures of Participants and, if applicable, Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect (the "Rules"), DTC will be required to make book-entry transfers of Debt Securities among Participants and to receive and transmit payments to Participants. Participants and Indirect Participants with which holders have accounts with respect to the Debt Securities similarly are required by the Rules to make book-entry transfers and receive and transmit such payments on behalf of their respective holders.

     Because DTC can act only on behalf of Participants, which in turn act only on behalf of holders or Indirect Participants, and on behalf of certain banks, trust companies and other persons approved by it, the ability of a holder to pledge Debt Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Debt Securities, may be limited due to the absence of physical certificates for such Debt Securities.

     DTC has advised the Company that DTC will take any action permitted to be taken by a registered holder of any Debt Securities under the applicable Indenture or Deposit Agreement or the terms of the Debt Securities only at the direction of one or more Participants to whose accounts with DTC such Debt Securities are credited.

     A Global Security will be exchangeable for the relevant definitive Debt Securities registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered in order to act as such depository, (ii) the Company determines that such Global Security shall be so exchangeable or (iii) in the case of Debt Securities, an Event of Default has occurred and is continuing with respect to such Debt Securities. Any Global Security that is exchangeable pursuant to the preceding sentence will be exchangeable for definitive Debt Securities registered in such names as DTC directs.

     Upon the occurrence of any event described in the immediately preceding paragraph, DTC is generally required to notify all Participants of the availability of definitive Debt Securities. Upon surrender by DTC of the Global Security representing the Debt Securities and delivery of instructions for re-registration, the applicable Trustee or Depositary or the applicable registrar, as the case may be, will reissue the Debt Securities as definitive Debt Securities, and thereafter such Trustee, Depositary or registrar will recognize the holders of such definitive Debt Securities as registered holders of Debt Securities entitled to the benefits of the applicable Indenture or Deposit Agreement or the Terms of the Debt Securities, as the case may be.

     Except as described above, a Global Security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary appointed by the Company. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a Global Security evidencing all or part of the Debt Securities of any series unless such beneficial interest is in an amount equal to an authorized denomination for such Debt Securities.

CERTAIN COVENANTS

     Limitation on Liens. For the benefit of each series of Debt Securities issued under the Indenture, the Company will not, nor will it permit any Restricted Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed or any other indebtedness evidenced by notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (hereinafter called "Debt") other than guarantees arising in connection with the sale, discount, guarantee or pledge of notes, chattel mortgages, leases, accounts receivable, trade acceptances and other paper arising, in the ordinary course of business, out of installment or conditional sales to or by, or transactions involving title retention with, distributors, dealers or other customers, of merchandise, equipment or services, secured by pledge of, or mortgage, deed of trust or other lien on, any Principal Property owned by the Company or any Restricted Subsidiary, or any shares of stock or Debt of any Restricted Subsidiary (such pledges, mortgages, deeds of trust and other liens being hereinafter called "Mortgage" or "Mortgages"), except with respect to each series of Debt Securities any Debt so secured on the date of issuance of such series, without effectively providing that the Debt Securities of all series (together with, if the Company shall so determine, any other Debt of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the Debt Securities) shall be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured, unless, after giving effect thereto, the aggregate principal amount of all such secured Debt which would otherwise be prohibited, plus all Attributable Debt of the Company and its Restricted Subsidiaries in respect of sale and leaseback transactions (as defined below) which would otherwise be prohibited by the covenant limiting sale and leaseback transactions described below would not exceed the sum of 10% of Consolidated Net Tangible Assets; provided, however, that these restrictions shall not apply to, and there shall be excluded from secured Debt in any computation under these restrictions, Debt secured by: (i) Mortgages on property of, or on any shares of stock or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary; (ii) Mortgages to secure indebtedness of any Restricted Subsidiary to the Company or to another Restricted Subsidiary; (iii) Mortgages for taxes, assessments or governmental charges or levies in each case (a) not then due and delinquent or (b) the validity of which is being contested in good faith by appropriate proceedings, and materialmen's, mechanics', carriers', workmen's, repairmen's, landlord's or other like Mortgages, or deposits to obtain the release of such Mortgages; (iv) Mortgages arising under an order of attachment or distraint or similar legal process so long as the execution or enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith; (v) Mortgages to secure public or statutory obligations or to secure payment of workmen's compensation or to secure performance in connection with tenders, leases of real property, bids or contracts or to secure (or in lieu of) surety or appeal bonds and Mortgages made in the ordinary course of business for similar purposes; (vi) Mortgages in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute (including Debt of the Pollution Control or Industrial Revenue Bond type) or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages; (vii) Mortgages on property (including any lease which should be capitalized on the lessee's balance sheet in accordance with generally accepted accounting principles), shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation or through purchase or transfer of the properties of a corporation as an entirety or substantially as an entirety) or to secure the payment of all or any part of the purchase price or construction cost or improvement cost thereof or to secure any Debt incurred prior to, at the time of, or within one year after, the acquisition of such property or shares or Debt or the completion of any such construction (including any improvements on an existing property) or the commencement of commercial operation of such property, whichever is later, for the purpose of financing all or any part of the purchase price or construction cost thereof; (viii) Mortgages existing at the date of the Indenture; and (ix) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Mortgage referred to in the foregoing clauses (i) to (viii), inclusive; provided, however, that (a) such extension, renewal or replacement Mortgage shall be limited to all or a part of the same property, shares of stock or Debt that secured the Mortgage extended, renewed or replaced (plus improvements on such property) and (b) the Debt secured by such Mortgage at such time is not increased. (Section 3.4)

     Limitation on Sales and Leasebacks. For the benefit of each series of Debt Securities issued under the Indenture, the Company will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Company or any Restricted Subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Company or any such Restricted Subsidiary for a period, including renewals in excess of three years, of any Principal Property owned by the Company or such Restricted Subsidiary which has been or is to be sold or transferred more than one year after the acquisition thereof or after the completion of construction and commencement of full operation thereof, by the Company or any such Restricted Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein referred to as a "sale and leaseback transaction") unless either: (i) the Company or such Restricted Subsidiary could create Debt secured by a Mortgage on the Principal Property to be leased back in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction without equally and ratably securing the Debt Securities of all series pursuant to the provisions of the covenant on limitation on liens described above (which provisions include the exceptions set forth in clauses (i) through (ix) of such covenant) or (ii) the Company within

270 days after the sale or transfer shall have been made by the Company or by any such Restricted Subsidiary, applies an amount equal to the greater of (a) the net proceeds of the sale of the Principal Property sold and leased back pursuant to such arrangement or (b) the fair market value of the Principal Property so sold and leased back at the time of entering into such arrangement (as determined by any two of the following: the chairman of the Board of Directors of the Company, its president, any vice president, its treasurer and its controller) to (x) the purchase of property, facilities or equipment (other than the property, facilities or equipment involved in such sale) having a value at least equal to the net proceeds of such sale or (y) the retirement of Funded Debt of the Company (and any retirement of Debt Securities of any series pursuant to this provision shall not be deemed to constitute a refunding operation or anticipated refunding operation for the purposes of any provision restricting any refunding operations with moneys borrowed having an interest cost to the Company in excess of a certain amount with respect to the Debt Securities of such series); provided, however, that the amount to be applied to the retirement of Funded Debt of the Company shall be reduced by (a) the principal amount of any Debt Securities of any series (or, if the Debt Securities of any series are original issue discount Debt Securities, such portion of the principal amount as may be due and payable with respect to such series pursuant to a declaration in accordance with Section 5.1 of the Indenture) delivered within 270 days after such sale to the Trustee for retirement and cancellation and (b) the principal amount of Funded Debt, other than the Debt Securities of any series, voluntarily retired by the Company within 270 days after such sale. Notwithstanding the foregoing, no retirement referred to in this clause (ii) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision. (Section 3.5)

     Absence of Other Restrictions. The Indenture does not contain (i) any restrictions on the declaration of dividends; (ii) any requirements concerning the maintenance of any asset ratio; or (iii) any requirement for the creation or maintenance of reserves.

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

     The Indenture permits the Company to consolidate or merge with or into any other entity or entities, or to sell, convey or lease all or substantially all of its property to any other entity authorized to acquire and operate the same; provided, however, (i) that the Person (if other than the Company) formed by such consolidation, or into which the Company is merged or which acquires or leases substantially all of the property of the Company, expressly assumes the Company's obligations on the Debt Securities and under the Indenture, (ii) that the Company or such successor entity shall not immediately after such consolidation or merger, or such sale, conveyance or lease, be in default in the performance of any covenant or condition of the Indenture and (iii) that certain other conditions are met. (Article Eight)

CERTAIN DEFINITIONS APPLICABLE TO COVENANTS

     "Attributable Debt" shall mean, as to any particular lease under which the Company is at the time liable, at any date as of which the amount thereof is to be determined, the lesser of (i) the fair value of the property subject to such lease (as determined by certain officers of the Company as set forth in the Indenture) or (ii) the total net amount of rent required to be paid by the Company under such lease during the remaining term thereof, discounted from the respective due dates thereof to such date at the rate of interest per annum implicit in the terms of such lease, as determined by certain officers of the Company as set forth in the Indenture, compounded semiannually. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Consolidated Net Tangible Assets" shall mean the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and excluding current maturities of long-term indebtedness and capital lease obligations) and (ii) all goodwill, all as shown in the audited consolidated balance sheet of the Company and its Subsidiaries contained in the Company's then most recent annual report to stockholders.

     "Funded Debt" shall mean all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower.

     "Principal Property" shall mean any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for manufacturing and located in the United States of America, in each case the net book value of which on the date as of which the determination is being made exceeds 3% of Consolidated Net Tangible Assets; provided, however, that Principal Property shall not include (i) any building, structure or facility which, in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its Subsidiaries as an entirety or (ii) any portion of a particular building, structure or facility which, in the opinion of the Company, is not of material importance to the use or operation of such building, structure or facility.

     "Restricted Subsidiary" shall mean any Subsidiary (i) substantially all of the property of which is located, or substantially all of the business of which is carried on, within the United States of America and (ii) which owns a Principal Property; provided, however, that Restricted Subsidiary shall not include any Subsidiary the primary business of which consists of financing operations in connection with leasing and conditional sales transactions on behalf of the Company and its Subsidiaries, and/or purchasing accounts receivable and/or making loans secured by accounts receivable or inventory, or which is otherwise primarily engaged in the business of a finance company. As of the date of this Prospectus, there are no Restricted Subsidiaries.

     "Subsidiary" shall mean any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company, or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. (Section 1.1)

EVENTS OF DEFAULT, WAIVER AND NOTICE

     As to any series of Debt Securities, an Event of Default is defined in the Indenture as (a) default in the payment of any installment of interest, if any, on the Debt Securities of such series and the continuance of such default for a period of 10 days; (b) default in the payment of the principal of (and premium, if any, on) any of the Debt Securities of such series when due, whether at maturity, upon redemption, by declaration or otherwise; (c) default in the payment of a sinking fund installment, if any, on the Debt Securities of such series; (d) default by the Company in the performance of any other covenant or agreement contained in the Indenture for the benefit of such series and the continuance of such default for a period of 90 days after written notice as provided in the Indenture; (e) acceleration of any indebtedness for money borrowed by the Company in excess of $50,000,000 under the terms of the instrument under or by which such indebtedness is issued, evidenced or secured if such acceleration is not rescinded or annulled within 10 days after written notice as provided in the Indenture; (f) certain events of bankruptcy, insolvency and reorganization of the Company; and (g) any other Event of Default established with respect to Debt Securities of that series. (Sections 2.5 and 4.1)

     The Trustee shall, within 90 days after the occurrence of a default with respect to Debt Securities of any series, give all holders of Debt Securities of such series then outstanding notice of all uncured defaults known to it (the term default to mean the events specified above without grace periods); provided that, except in the case of a default in the payment of principal (and premium, if any) or interest, if any, on any Debt Security of any series, or in the payment of any sinking fund installment with respect to Debt Securities of any series, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of all holders of Debt Securities of such series then outstanding. (TIA)

     The Indenture provides that if an Event of Default with respect to Debt Securities of any series at the time outstanding shall occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount (calculated as provided in the Indenture) of the Debt Securities of such series then outstanding may declare the principal (or, in the case of original issue discount Debt Securities, the portion thereof as may be specified in the Prospectus Supplement relating to such series) of the Debt Securities of such series and the interest accrued thereon, if any, to be due and payable immediately. (Section 4.1)

     Upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal (or premium, if any) or interest, if any, on such Debt Securities not theretofore cured) may be waived by the holders of not less than a majority in aggregate principal amount (calculated as provided in the Indenture) of the Debt Securities of such series then outstanding. (Section 4.9)

     The TIA requires that the Company file with the Trustee annually a written statement as to the presence or absence of certain defaults under the terms of the Indenture. (TIA)

     The Indenture provides that, if a default or an Event of Default shall have occurred and be continuing, the holders of not less than a majority in aggregate principal amount (calculated as provided in the Indenture) of the Debt Securities of such affected series then outstanding (with each such series voting separately as a class) shall have the right to direct the time, method and place of conducting any proceeding or remedy available to the Trustee, or exercising any trust or power conferred on the Trustee by the Indenture with respect to Debt Securities of such series. (Section 4.8)

     The Indenture provides that the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the direction of the holders of Debt Securities unless such holders shall have offered to the Trustee reasonable security or indemnity against expenses and liabilities. (Section 5.1(d))

DEFEASANCE

     Defeasance and Discharge. The Indenture provides that the Company will be discharged from any and all obligations in respect of the Debt Securities of any series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, to replace stolen, lost or mutilated Debt Securities of such series, to maintain paying agencies and to hold monies for payment in trust), upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations (as defined in the Indenture) which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Debt Securities of such series on the stated maturity of such payments in accordance with the terms of the Indenture and the Debt Securities of such series. (Section 12.2) Such a trust may only be established if, among other things, the Company delivers to the Trustee an opinion of counsel (who may be counsel to the Company) stating that either (i) the Company has received from, or there has been published by, the Internal

Revenue Service a ruling or (ii) since the date of the Indenture there has been a change in the applicable Federal income tax law, to the effect that holders of the Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred. (Section 12.4)

     Defeasance of Certain Covenants and Certain Events of Default. The Indenture provides that the Company may omit to comply with certain restrictive covenants in Sections 3.4 and 3.5, and Section 4.1(d) (described in clause (d) under the caption "Events of Default" above), which noncompliance shall not be deemed to be an Event of Default under the Indenture and the Debt Securities of a series, upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations (as defined in the Indenture) which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Debt Securities of such series on the stated maturity of such payments in accordance with the terms of the Indenture and the Debt Securities of such series. The obligations of the Company under the Indenture and the Debt Securities of such series, other than with respect to the covenants referred to above, and the Events of Default, other than the Event of Default referred to above, shall remain in full force and effect. (Section 12.3) Such a trust may only be established if, among other things, the Company has delivered to the Trustee an opinion of counsel (who may be counsel to the Company) to the effect that the holders of the Debt Securities of such series will not recognize income, gain, or loss for Federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to Federal income tax on the same amounts and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred. (Section 12.4)

     In the event the Company exercises its option to omit compliance with certain covenants of the Indenture with respect to the Debt Securities of a series as described in the preceding paragraph and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default other than an Event of Default described in clause (d) under the caption "Events of Default" above, the amount of money and U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities of such series at the time of their stated maturity but may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default.

MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount (calculated as provided in the Indenture) of the outstanding Debt Securities of all series affected by such modification (all such series voting as a single class), to modify the Indenture or any supplemental indenture or the rights of the holders of the Debt Securities; provided that no such modification shall (i) extend the fixed maturity of any Debt Security, or reduce the principal or premium amount thereof, or reduce the rate or extend the time of payment of interest thereon, or make the principal amount thereof or interest or premium thereon payable in any coin or currency other than that provided in the Debt Security, or reduce the portion of the principal amount of an original issue discount Debt Security due and payable upon acceleration of the maturity thereof or the portion of the principal amount thereof provable in bankruptcy, or reduce any amount payable upon redemption of any Debt Security, or reduce the overdue rate thereof, or impair, if the Debt Securities provide therefor, any right of repayment at the option of the holder of a Debt Security, without the consent of the holder of each Debt Security so affected or (ii) reduce the aforesaid percentage of Debt Securities the consent of the holders of which is required for any such modification, without the consent of the holder of each Debt Security so affected. (Section 7.2)

     The Indenture also permits the Company and the Trustee to amend the Indenture in certain circumstances without the consent of the holders of any Debt Securities to evidence the merger of the Company or the replacement of the Trustee and for certain other purposes. (Section 7.1)

CONCERNING THE TRUSTEE

     The Company maintains deposit accounts and conducts other banking transactions with the Trustee in the ordinary course of the Company's business.

                                   MANAGEMENT

DIRECTORS

JEANETTE GRASSELLI BROWN, AGE 69--DIRECTOR SINCE APRIL 15, 1991.
RETIRED DIRECTOR OF CORPORATE RESEARCH, BP AMERICA. Mrs. Brown is a graduate of Ohio University, B.S. and Case Western Reserve University, M.S. She holds eight D.Sc. (hon.) degrees. Mrs. Brown joined the Research Department of Standard Oil Company of Ohio (now BP America) in 1950. At her retirement in January 1989 she was Director of Corporate Research, Environmental and Analytical Sciences. She has authored 9 books and over 70 publications in scientific journals. Mrs. Brown is a director of AGA Gas, Inc., McDonald & Co. Investments and USX Corp. She is past Chair of the Board of Trustees of Ohio University and was Distinguished Visiting Professor and Director, Research Enhancement there from 1989-1995. She was appointed to the Ohio Board of Regents in 1995. She is a member of the Board of Trustees of the Great Lakes Science Center, Inventure Place, Holden Arboretum, and the Musical Arts Association. She is Chair of the Board of Trustees of The Cleveland Scholarship Programs Inc. She is past Chair of the U.S. Committee for the International Union of Pure and Applied Chemistry, and she serves on the White House Joint High Level Advisory Panel on US/Japan Science and Technology Agreements.

DAVID L. BURNER, AGE 58--DIRECTOR SINCE DECEMBER 4, 1995.
CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT, THE BFGOODRICH COMPANY. Mr. Burner received his B.S.C. degree from Ohio University. He joined The BFGoodrich Company in 1983 as the Financial Vice President of the Engineered Products Group. Later that year he became Vice President and General Manager of the Off-Highway Braking Systems Division and in 1985 became an Executive Vice President of the Aerospace and Defense Division. In February 1987 Mr. Burner became President of that Division, which is now BFGoodrich Aerospace. He was elected a Senior Vice President of the Company in April 1990 and Executive Vice President in October 1993. He joined the Office of the Chairman in July 1994, was elected President of the Company in December 1995, Chief Executive Officer in December 1996 and Chairman in 1997. Mr. Burner began his career with Arthur Andersen & Co. Mr. Burner is a member of the Board of Directors of Brush Wellman Inc. He is also Chairman of The Ohio Aerospace Institute, a member of The Business Roundtable, The Greater Cleveland Growth Association, The Ohio Business Roundtable and is a Trustee of The Ohio University Foundation.

DIANE C. CREEL, AGE 49--DIRECTOR SINCE DECEMBER 22, 1997.
CHIEF EXECUTIVE OFFICER AND PRESIDENT, EARTH TECH, an international consulting engineering firm headquartered in Long Beach, California. Ms. Creel has served as Chief Executive Officer and President of Earth Tech since January 1993. Prior thereto, she served as Chief Operating Officer of Earth Tech since 1987 and Vice President since 1984. Before joining Earth Tech, Ms. Creel was director of business development and communications for CH2M Hill from 1978--1984. Prior to that, Ms. Creel was manager of communications for Caudill Rowlett Scot, Houston, Texas from 1976 to 1978, and director of public relations for LBC&W, Architects-Engineers-Planners, Columbia, South Carolina from 1971--1976. Ms. Creel currently serves on the Board of Directors of Allegheny Teledyne, Inc., the Corporations and Trusts which comprises the Fixed Income Fund of the

American Funds Group, Glendale Federal Bank and its holding company, Golden State Bancorp Inc. She serves on the Board of Advisors of the Entrepreneurial Studies Center at the Anderson Graduate School of Management, UCLA and the Harvard University Environmental Health Council.

GEORGE A. DAVIDSON, JR., AGE 59--DIRECTOR SINCE APRIL 15, 1991.
CHAIRMAN AND CHIEF EXECUTIVE OFFICER, CONSOLIDATED NATURAL GAS COMPANY, a natural gas holding company. Mr. Davidson is a graduate of the University of Pittsburgh with a degree in petroleum engineering. He has been associated with Consolidated Natural Gas since 1966. He became Vice Chairman of Consolidated Natural Gas in October 1985 and served in that position until January 1987, when he assumed the additional responsibility of Chief Operating Officer. In May 1987 Mr. Davidson became Chairman and Chief Executive Officer. Mr. Davidson is a director of Consolidated Natural Gas Company and PNC Bank Corp. He serves on the National Petroleum Council, the Allegheny Conference on Community Development, the Pittsburgh Foundation, is a director of the American Gas Association and Chairman of the Board of The Pittsburgh Cultural Trust. Mr. Davidson is a Trustee of the University of Pittsburgh and is the Chairman Emeritus of the Pittsburgh Civic Light Opera Board.

RICHARD K. DAVIDSON, AGE 55--DIRECTOR SINCE OCTOBER 1, 1996.
CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER, UNION PACIFIC COMPANY, a transportation company with interests in the railroad and trucking industries. Mr. Davidson received his B.A. degree from Washburn University in Kansas and completed the Advanced Management Program at Harvard University. He launched his railroad career with the Missouri Pacific Railroad in 1960. In 1982 Mr. Davidson became part of Union Pacific Railroad when the Missouri Pacific merged with Union Pacific. He became Vice President-Operations in 1986 and Executive Vice President three years later. In August of 1991 Mr. Davidson became President and Chief Executive Officer and six weeks later was elected Chairman and Chief Executive Officer of Union Pacific Railroad. In 1994, he became President and a member of the Board of Directors of Union Pacific Company, Chief Operating Officer in November of 1995 and remains Chairman and Chief Executive Officer of Union Pacific Railroad. Mr. Davidson became Chairman and Chief Executive Officer of Union Pacific Company on January 1, 1997. Currently he serves as a member of the Board of CALEnergy Company, Inc. Mr. Davidson is not standing for reelection as a director at the Company's Annual Meeting of Shareholders on April 20, 1998.

JAMES J. GLASSER, AGE 63--DIRECTOR SINCE APRIL 15, 1985.
CHAIRMAN EMERITUS, GATX CORPORATION, a transportation, storage, leasing and financial services company. Mr. Glasser holds a B.A. degree from Yale University and a J.D. degree from Harvard Law School. He joined GATX Corporation in 1961 and served in various executive capacities becoming President in 1974, Chairman of the Board and Chief Executive Officer in 1978, and Chairman Emeritus in April 1996. He is a Director of Harris Bankcorp, Inc., Harris Trust and Savings Bank, Mutual Trust Life Insurance Co. and Stone Container Corporation. Mr. Glasser is also a Director of the Chicago Association of Commerce & Industry, Chicago Central Area Committee, Chicago Music and Dance Theatre, Lake Forest Hospital, Chicago Horticultural Society, Northwestern Memorial Corporation, Voices for Illinois Children and a Trustee of Better Government Association, Chicago Zoological Society and the University of Chicago and is Chairman of the Executive Committee of the Chicago Community Trust.

JODIE K. GLORE, AGE 51--DIRECTOR SINCE SEPTEMBER 15, 1997.
PRESIDENT AND CHIEF OPERATING OFFICER, ROCKWELL AUTOMATION, a leader in industrial automation and the largest business of Rockwell International. Mr. Glore received his B.S. in engineering from the United States Military Academy at West Point, N.Y. and a M.S. in industrial and labor relations from the University of Oregon. He joined Allen-Bradley, now part of Rockwell Automation, in 1979 and held several management positions in new product development and marketing. In 1985 he left Allen-Bradley and joined Square D Company and held various management positions, the most recent being Corporate Vice President of Sales and Marketing. In 1992 Mr. Glore rejoined Allen-Bradley as Senior Vice President for the Automation Group. He was appointed President of Allen-Bradley in 1994 and in 1995 he assumed the additional title of Chief Operating Officer for Rockwell Automation. In 1995 he was also elected Senior Vice President of Rockwell International and a member of its Corporate Strategy Committee. Mr. Glore is a director of several non-profit organizations, but not a director of any other public company.

DOUGLAS E. OLESEN, AGE 59--DIRECTOR SINCE OCTOBER 1, 1996.
PRESIDENT AND CHIEF EXECUTIVE OFFICER, BATTELLE MEMORIAL INSTITUTE, a research and development organization for government and industry. Dr. Olesen earned his B.S., M.S. and Ph.D. degrees in Civil Engineering at the University of Washington. In 1963 Dr. Olesen joined Boeing Aircraft Company as a Research Engineer and assisted in developing and testing closed life-support systems for long-term space missions. He joined Battelle Memorial Institute, Northwest Labs, in Richland, Washington in 1967 and served in a series of management positions. Dr. Olesen was named Vice President and Director of the Northwest Division in 1979. In 1984 he became Executive Vice President and Chief Operating Officer of the Battelle Memorial Institute in Columbus, Ohio. Three years later he was elected President and Chief Executive Officer. Currently he serves as a Director of Columbia Energy Group, Inc. and its subsidiary, Columbia Gas-Ohio. He is active in numerous community organizations.

RICHARD DE J. OSBORNE, AGE 63-- DIRECTOR SINCE APRIL 15, 1996.
CHAIRMAN AND CHIEF EXECUTIVE OFFICER, ASARCO INCORPORATED, a leading producer of nonferrous metals. Mr. Osborne received an A.B. in economics from Princeton University. He joined ASARCO in 1975 as Vice President of Finance and Chief Financial Officer. He became an Executive Vice President in 1977 and President in 1982. He became Chairman and Chief Executive Officer and relinquished the position of President in 1998. Prior to that time, Mr. Osborne had been an Executive Vice President of Finance and Business Development at Fairchild Camera and Instrument Corporation and held various executive positions in finance, planning and management at IBM Corporation. Mr. Osborne is also Chairman of the Board (non executive) and a Director of Southern Peru Copper Corporation and a Director of ASARCO Incorporated and Schering-Plough Corporation. Mr. Osborne is a Director of The Tinker Foundation.

JOSEPH A. PICHLER, AGE 57--DIRECTOR SINCE SEPTEMBER 1, 1988.
CHAIRMAN AND CHIEF EXECUTIVE OFFICER, THE KROGER CO., a retail food company. Mr. Pichler is a magna cum laude graduate of Notre Dame University and has an M.B.A. and a Ph.D. from the University of Chicago. He joined Dillon Companies, Inc. in 1980 and was elected President of Dillon in 1982. He was elected to the Board of Directors of Kroger when Dillon became part of Kroger in January 1983. He was elected President and Chief Operating Officer in October 1986, Chief Executive Officer in June 1990 and Chairman in September 1990. Mr. Pichler served for six years as Dean of the School of Business at the University of Kansas. Mr. Pichler is a director of The Kroger Co. and Cincinnati Milacron, Inc. He serves on the Advisory Board of Tougaloo College in Tougaloo, Mississippi and the Cincinnati Chapter of The Salvation Army. He is a Board Member of the Salvation Army School for Officer Training. Mr. Pichler is not standing for reelection as a director at the Company's Annual Meeting of Shareholders on April 20, 1998.

ALFRED M. RANKIN, JR., AGE 56--DIRECTOR SINCE APRIL 18, 1988.
CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER, NACCO INDUSTRIES, INC., a holding company with interests in the mining and marketing of lignite, manufacturing and marketing of forklift trucks, and the manufacturing and marketing of small household electric appliances. Mr. Rankin holds a B.A. in economics from Yale University, and a J.D. from the Yale Law School. He joined NACCO Industries in February 1989 as President and Chief Operating Officer and became President and Chief Executive Officer in May 1991. He assumed the additional title of Chairman in May 1994. Previously, Mr. Rankin served in a number of management positions with Eaton Corporation, with the most recent being Vice Chairman and Chief Operating Officer from April 1986 to February 1989. He is a director of NACCO Industries, Inc., The Standard Products Company and The Vanguard Group. He is a trustee of The Cleveland Foundation, Cleveland Tomorrow, the Cleveland Museum of Art, the Musical Arts Association and University Hospitals of Cleveland.

ROBERT H. RAU, AGE 61--DIRECTOR SINCE DECEMBER 22, 1997.
PRESIDENT, AEROSTRUCTURES GROUP, BFGOODRICH AEROSPACE, THE BFGOODRICH COMPANY. Mr. Rau received a B.A. in Business Administration from Whittier College. Prior to the Company's merger with Rohr in December 1997, Mr. Rau was President and Chief Executive Officer of Rohr from 1993-1997. Before joining Rohr, he was an Executive Vice President of Parker Hannifin Corporation and, for the ten years prior to 1993, had served as President of the Parker Bertea Aerospace segment of Parker Hannifin. He joined Parker Hannifin in 1969 and held positions in finance, program management and general management. Mr. Rau has extensive experience in the aerospace industry. Mr. Rau is a member of the Board of Directors of Primtex Technologies, Inc. In addition, Mr. Rau is a member of the Board of Governors of the Aerospace Industries Association, a past Chairman of the General Aviation Manufacturers Association and a member of the Board of Trustees of Whittier College.

IAN M. ROSS, AGE 69--DIRECTOR SINCE MARCH 1, 1983.
PRESIDENT EMERITUS, AT&T BELL LABORATORIES, THE RESEARCH AND DEVELOPMENT SUBSIDIARY OF AT&T. A native of Southport, England, Dr. Ross received his B.A., M.A. and Ph.D. degrees in electrical engineering from Cambridge University, England. He joined AT&T Bell Laboratories in 1952 and has held a number of positions with that company and its affiliates. He was named President in 1979 and President Emeritus in July 1991. Dr. Ross is a director of NACCO Industries, Inc. and Thomas & Betts Corporation. He is also a member of the National Science Board and the Board of Trustees of the Foundation of the University of Medicine and Dentistry of New Jersey. Dr. Ross is not standing for reelection as a director at the Company's Annual Meeting of Shareholders on April 20, 1998.

D. LEE TOBLER, AGE 64--DIRECTOR SINCE APRIL 18, 1988.
EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, THE BFGOODRICH COMPANY. Mr. Tobler received a B.A. in finance and economics from Brigham Young University in 1957 and an M.B.A. from Northwestern University in 1958. In 1981 Mr. Tobler joined Zapata Corporation as Group Vice President, Chief Administrative and Financial Officer, where he served until he assumed his present position as of January 1, 1985. Mr. Tobler is a director of DTM Corporation. Mr. Tobler is vice chairman of The University of Akron Board of Trustees, President of the Ohio Ballet Board, Trustee of Inventure Place, past Chairman and currently a trustee of the Akron Regional Development Board. Mr. Tobler will reach mandatory retirement age as an employee on August 1, 1998, and is expected to resign as a director at that time.

JAMES R. WILSON, AGE 57--DIRECTOR SINCE DECEMBER 22, 1997
CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER, THIOKOL CORPORATION, a leading producer of solid propellant rocket motors and high performance fasteners used in commercial aircraft and industrial applications. Thiokol also owns 62 percent of Howmet International Inc., a manufacturer of components for aircraft and industrial gas turbine engines. Mr. Wilson holds a B.A. degree from the College of Wooster and an M.B.A. degree from Harvard University. Mr. Wilson assumed the position of Chairman of Thiokol Corporation in October 1995 and the position of President and Chief Executive Officer in October 1993. Mr. Wilson joined Thiokol in July 1989 as Vice President and Chief Financial Officer and was named Executive Vice President in October 1992. Prior to joining Thiokol in 1989, Mr. Wilson served as Chief Financial Officer for Circuit City Stores from 1987--1988, and as Executive Vice President and Chief Financial Officer for Fairchild Industries, Inc. from 1982--1987. Earlier, he held various financial management positions at Textron Inc. He is also a director of Cooper Industries, Inc., First Security Corporation, a director and

Chairman of the Board of Howmet International Inc., and a trustee of the College of Wooster, Wooster, Ohio.

A THOMAS YOUNG, AGE 59--DIRECTOR SINCE APRIL 17, 1995.
RETIRED EXECUTIVE VICE PRESIDENT, LOCKHEED MARTIN CORPORATION, an aerospace and defense company. Mr. Young is a graduate of the University of Virginia with bachelor degrees in aeronautical engineering and mechanical engineering, and of the Massachusetts Institute of Technology with a master's degree in management. Mr. Young was with the National Aeronautics and Space Administration from 1961 to 1982, serving in a number of management positions including Mission Director of the Project Viking Mars landing program and Director of the Goddard Space Flight Center. In 1982 he joined Martin Marietta as Vice President of Aerospace Research and Engineering, later became Senior Vice President and President of Martin Marietta Electronics & Missiles Group and Executive Vice President. He became President and Chief Operating Officer in January 1990, Executive Vice President of Lockheed Martin Corporation in March 1995 and retired in July of that year. Mr. Young is a director of Dial Corporation, Potomac Electric Power Company, and Science Applications Informational Corp. Mr. Young is also a Fellow of the American Astronautical Society, the American Institute of Aeronautics and Astronautics, Chairman of the Executive Committee of the Business Committee for the Arts and a member of the National Academy of Engineering.

EXECUTIVE OFFICERS

DAVID L. BURNER, AGE 58, CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER Mr. Burner's biographical information appears above under the caption "Directors."

MARSHALL O. LARSEN, AGE 49, EXECUTIVE VICE PRESIDENT AND PRESIDENT AND
CHIEF OPERATING OFFICER, BFGOODRICH AEROSPACE
Mr. Larsen joined the Company in 1977 as an Operations Analyst. He served in various management positions until 1986 when he became Assistant to the President of the Company. He later served as General Manager of several divisions of BFGoodrich Aerospace. In 1994, Mr. Larsen was elected a Vice President of the Company and named Group Vice President, Safety Systems, BFGoodrich Aerospace. In December 1995 he was elected Executive Vice President of the Company and named President and Chief Operating Officer of BFGoodrich Aerospace. Mr. Larsen has a B.S. in engineering from the U.S. Military Academy and an M.S. in industrial administration from the Graduate School of Management at Purdue University.

TERRENCE G. LINNERT, AGE 51, SENIOR VICE PRESIDENT AND GENERAL COUNSEL
Mr. Linnert joined BFGoodrich in November 1997. Prior to joining BFGoodrich, Mr. Linnert was senior vice president of corporate administration, chief financial officer and general counsel at Centerior Energy Corporation. At BFGoodrich, Mr. Linnert has responsibilities for the Company's legal, auditing, environmental and federal government relations organizations. Mr. Linnert joined The Cleveland Electric Illuminating Company in 1968, holding various engineering, procurement and legal positions until 1986, when CEI and The Toledo Edison Company became affiliated as wholly owned subsidiaries of Centerior Energy Corporation. Subsequently, Mr. Linnert had a variety of legal responsibilities until he was named director of legal services in 1990. In 1992, he was appointed a vice president, with responsibilities for legal, governmental and regulatory affairs. Prior to joining the Company, his responsibilities at Centerior included managing the legal, finance, human resources, regulatory and governmental affairs, auditing and corporate secretary functions. Mr. Linnert received a B.S. in electrical engineering from the University of Notre Dame in 1968 and a J.D. from the Cleveland-Marshall School of Law at Cleveland State University in 1975.

DAVID B. PRICE, JR., AGE 52, EXECUTIVE VICE PRESIDENT AND PRESIDENT AND
CHIEF OPERATING OFFICER, BFGOODRICH SPECIALTY CHEMICALS
Mr. Price joined BFGoodrich in July 1997 in his present capacity. Prior to joining BFGoodrich, he was President of Performance Materials of Monsanto Company since 1995. Prior positions held by Mr. Price at Monsanto include Vice President and General Manager of commercial operations for the Industrial Products Group from 1993 to 1995, Vice President and General Manager of the Performance Products Group from 1991 to 1993, and Vice President and General Manager of Specialty Chemicals Division from 1987 to 1991. His association with Monsanto spanned 25 years. Mr. Price has a B.S. in civil engineering from the University of Missouri and an M.B.A. from Harvard University.

D. LEE TOBLER, AGE 64, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER Mr. Tobler's biographical information appears above under the caption "Directors."

NICHOLAS J. CALISE, AGE 56, VICE PRESIDENT, ASSOCIATE GENERAL COUNSEL AND SECRETARY
Mr. Calise joined the Company in October 1984 as Secretary and was also appointed Staff Vice President and Assistant General Counsel. In January 1989 he was elected Vice President and Associate General Counsel. Prior to joining BFGoodrich, he was with the Richardson-Vicks Inc. Home Care Products Division, Memphis, Tennessee, where he was Division Counsel, Director--Planning and Business Development and Marketing Director. Mr. Calise has an A.B. from Middlebury College and an M.B.A. and LL.B. from Columbia University.

ROBERT H. RAU, AGE 61, PRESIDENT, BFGOODRICH AEROSTRUCTURES GROUP
Mr. Rau's biographical information appears above under the caption "Directors."

STEVEN G. ROLLS, AGE 43, VICE PRESIDENT AND CONTROLLER
Mr. Rolls joined the Company in September 1981 as a Financial Analyst. He subsequently served in various capacities in the Treasury department, becoming an Assistant Treasurer in 1985. In 1987 he joined BFGoodrich Canada as Vice President, Finance and Treasurer. In 1989 he was appointed Vice President--Finance for the Aerospace business. Mr. Rolls was elected Vice President and Controller in 1993. He has a B.S. in business administration from Miami University and an M.B.A. from Ohio State University.

GEORGE K. SHERWOOD, AGE 59, VICE PRESIDENT--TAX ADMINISTRATION
Mr. Sherwood joined the Company in July 1985 as Staff Vice President--Taxes and was elected Vice President--Tax Administration in April 1986. Prior to joining BFGoodrich, Mr. Sherwood was Vice President--Tax Administration for Zapata Corporation. Mr. Sherwood has a B.S. in business administration from Kansas State College and an M.B.A. in management from The University of Tulsa.

LES C. VINNEY, AGE 49, VICE PRESIDENT AND TREASURER
Mr. Vinney joined the Company in 1991 as Vice President of Finance and Chief Financial Officer, Specialty Polymers and Chemicals Division. In 1993, he was named Senior Vice President, Finance and Administration, BFGoodrich Specialty Chemicals. In 1994, he was named Group Vice President, Sealants, Coatings and Adhesives Group, and President, Tremco Incorporated, and elected a Vice President of the Company. In January 1997, Mr. Vinney was elected Vice President and Treasurer of the Company. Prior to joining the Company, he was with Engelhard Corporation in a number of senior operating and financial management positions, including Group Vice President of the Engineered Materials Division. He also held various management positions with Exxon Corporation. Mr. Vinney has a B.A. in economics and political science and an M.B.A. from Cornell University.

HOLDINGS OF COMPANY EQUITY SECURITIES BY DIRECTORS AND EXECUTIVE OFFICERS

     The table below sets forth information with respect to the number of shares of the Company's Common Stock beneficially owned by Directors and Officers of the Company as of January 31, 1998.

                                                                                     AMOUNT AS TO
                                                                                    WHICH THERE IS
                                                                                 ---------------------
                               AMOUNT AND NATURE     DIRECTORS'      PERCENT      SOLE         SOLE
                                 OF BENEFICIAL         PHANTOM         OF        VOTING     INVESTMENT
  NAME OF BENEFICIAL OWNER        OWNERSHIP(1)        SHARES(3)     CLASS (2)     POWER       POWER
  ------------------------     ------------------    -----------    ---------    -------    ----------
Jeanette Grasselli Brown.....          2,000            4,868            *         2,000       2,000
David L. Burner..............        311,804                             *        52,304      19,304
Diane C. Creel...............             56                             *            56          56
George A. Davidson, Jr.......          3,000            4,868            *         3,000       3,000
Richard K. Davidson..........          1,000              698            *         1,000       1,000
James J. Glasser.............          2,000                             *         2,000       2,000
Jodie K. Glore...............            200                             *           200         200
Jon V. Heider................        189,694                             *        66,694      43,694
Marshall O. Larsen...........        182,215                             *        25,115       7,615
Douglas E. Olesen............            887              698            *           887         887
Richard de J. Osborne........          1,048              698            *         1,048(4)    1,048(4)
Joseph A. Pichler............          1,600            1,367            *         1,600       1,600
Alfred M. Rankin, Jr.........          1,000            1,367            *         1,000       1,000
Robert H. Rau................        289,744                             *         3,500(5)    3,500(5)
Ian M. Ross..................          1,000                             *         1,000       1,000
D. Lee Tobler................        192,897                             *        42,333      16,333
James R. Wilson..............          2,592                             *         2,592       2,592
A. Thomas Young..............          1,000            1,367            *         1,000       1,000
25 Directors and Officers as
  a Group....................      1,659,501           15,931         2.2%       330,157     170,557

---------------

 *  Less than 1%.

(1) Includes the approximate number of shares credited to the individuals' accounts in the Company's Retirement Plus Savings Plan, the Company's matching portion of which is subject to vesting requirements. Includes shares not presently owned by the individuals but which are subject to stock options exercisable within sixty days as follows: D. L. Burner, 259,500 shares; R. H. Rau, 219,100 shares; D. L. Tobler, 150,564 shares; M. O. Larsen, 157,100 shares;
J. V. Heider, 123,000 shares; and 25 Directors and Officers as a group, 1,262,200 shares. Executive officers have voting power but no investment power with respect to Performance Shares and Restricted Shares contingently awarded to them under the Company's Long-Term Incentive Plan. All ownership is direct.

(2) Does not include Directors' Phantom Shares.

(3) Number of shares awarded under Directors' Phantom Share Plan, see "Board of Directors--Compensation of Directors."

(4) Shared voting and investment power.

(5) Shared voting and investment power as to 64,799 shares.

BENEFICIAL OWNERSHIP OF GREATER THAN 5% OF THE COMPANY'S EQUITY SECURITIES

     The table below sets forth information known to the Company with respect to persons who are the beneficial owner of more than 5% of the Company's Common Stock as of December 31, 1997. The shares are directly owned except that the shares in the Company's benefit plans are held of record, but not beneficially, by the Plan's Trustee.

                   NAME AND ADDRESS
                 OF BENEFICIAL OWNER                     AMOUNT     PERCENT OF CLASS
                 -------------------                     ------     ----------------
Fidelity Management Trust Company, Trustee
  82 Devonshire Street
  Boston, MA 02109
     The B.F.Goodrich Company Retirement..............  5,626,925          7.6%
       Plus Savings Plan and other
       Company plans;(1).

---------------

(1) Participants have voting rights; Trustee is to vote shares for which it does not receive any voting instructions in the same ratio as shares as to which it does receive voting instructions.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION PHILOSOPHY

     The Compensation Committee and the Company are committed to the philosophy that pay should be linked to Company performance so that the interests of executives are aligned with the interests of shareholders. This philosophy is supported by the following guiding principles for the Company's compensation programs:

     - A significant portion of pay will be dependent on the Company's annual and long-term performance including creation of shareholder value.

     - To the degree possible, compensation programs will be designed to use stock-based incentives in order to link shareholder and executive interests and to encourage stock ownership by executives.

     - A greater percentage of total compensation will be performance-based and variable (versus fixed compensation) than competitive practices might suggest.

     - Total cash compensation is to be above the median and nearing the 75th percentile of major industrial companies when the variable compensation elements are earned and be substantially below the median when the variable compensation elements are not earned. The Company intends to provide total compensation commensurate with performance--when there is good performance, compensation levels will compare favorably with other companies, and when performance is below expectations, compensation levels will be below the average of other companies.

     The Company's compensation program consists of three elements: annual base salary, annual cash bonus incentive compensation and long-term incentives. To assist it in performing its duties, the Committee meets periodically with compensation consultants.

SURVEY DATA

     The Compensation Committee establishes compensation programs, in part, on the basis of competitive factors. It considers both broad-based surveys of large industrial companies and industry-specific surveys. The principal broad-based surveys relied upon include three nationally recognized surveys covering more than 1,400 U.S. companies.

     The principal industry-specific survey utilized is that of selected aerospace and chemical companies, which the Committee has used for a number of years. There is some overlap among the different survey groups. No separate survey is constructed that includes only those companies comprising the different indices used in the stock price performance graph, although some of those companies are contained in the other surveys. The same surveys are used in determining competitive levels of base salary as well as various forms of incentive compensation.

     The Committee has established the target level for long-term incentive compensation to be approximately 110% of the survey data median when the Company achieves its financial goals. The Committee established guidelines for long-term compensation to achieve this target range a number of years ago, and will periodically reevaluate the guidelines.

BASE SALARY

     The Company's base salary policy is intended to insure that compensation practices are competitive within relevant industries and with major industrial companies. The Compensation Committee believes that the middle of the salary range for B.F.Goodrich executives should be at the median base salary of comparable industrial companies. The Compensation Committee establishes the annual base salary for Company officers at the level of executive vice president or higher and approves salary midpoint levels and percentage increases in those levels for other executive positions in the Company. The salary range for each position is from 25% below the midpoint to 25% above the midpoint.

INCENTIVE COMPENSATION

     Incentive compensation is intended to motivate and retain qualified individuals who have the opportunity to influence Company results significantly and enhance shareholder value. The philosophy for incentive compensation plans is to provide awards when financial objectives are achieved and provide reduced or no awards when the objectives are not achieved. Incentive compensation programs are divided into two types--annual cash bonus and long-term incentive compensation. Generally speaking, the higher an individual's level within the Company, the greater the percentage of his or her potential total compensation is represented by incentive compensation.

ANNUAL INCENTIVE COMPENSATION

     An individual's annual cash bonus target is expressed as a percentage of his or her salary range midpoint, with the percentages of salary midpoint increasing with the level of the job. A total target incentive pool is created for the corporate staff, for each major business segment and for designated groups or divisions within each segment. For 1997 the total target incentive pools are further divided into two different financial performance pools for the corporate staff and for each of the operating segments. Incentive payments can range from 50% of the target amount when the threshold financial objective of the corporate staff and major business segments is achieved, to a maximum of 150% of the target when the maximum financial objective is achieved. In 1997, the threshold financial objective for the corporate staff and for each of the operating segments ranged from 75% to 82.5% of target and the maximum financial objective ranged from 110% to 125% of target. No bonus will be paid if a minimum financial performance is not achieved.

     In 1997 corporate staff financial goals were based upon net income and return on equity. Operating segment financial goals were based upon segment operating income and working capital as a percent of sales. Individual awards are made based upon individual performance within a range established with reference to achievement of the financial goals.

1997 RESULTS

     The corporate staff achieved 113%, the Aerospace segment achieved 98% and the Specialty Chemicals Segment achieved 93% of their respective goals.

LONG-TERM INCENTIVE COMPENSATION

     Currently, long-term incentive compensation at the Company consists of a performance-related plan based on a three-year measuring cycle and stock options.

     The Compensation Committee adopted the Long-Term Incentive Plan in 1992, which is based on the Performance Share Plan and the Stock Option Plan, and made awards of Restricted Shares and Performance Shares in 1995. There were 65 participants on December 31, 1997, and they become vested in the Restricted Shares. The Restricted Shares less the number of shares to satisfy applicable withholding taxes were distributed to these individuals in January 1998. The Restricted Shares actually received are restricted from further sale for an additional two years.

     The Committee established performance objectives over the three-year plan cycle when it awarded the Performance Shares in 1995. The recipient only is entitled to retain these shares at the end of the plan cycle if the threshold performance standard is met. The number of shares to be received free of further restrictions can range from 50% to 150% of the original Performance Share award depending on the level of attainment of financial objectives. In late February, 1998, the Performance Shares actually earned, less the number of shares to satisfy applicable withholding taxes, were distributed. Corporate Staff Participants earned 148.5%, Aerospace segment participants earned 95.6% and Specialty Chemical participants earned 146.5% of their target.

     In the past the Committee only made awards once every three years. Beginning in 1998, the Committee decided to make awards every year, based on overlapping three-year performance cycles. Naturally, the annual awards are generally one-third as large as they would have been if the awards continued to be made only every three years.

     Guidelines establish a target award of Performance Shares with the aggregate market value of the shares awarded based upon a percentage of salary midpoint depending upon the individual's position level within the Company--the higher the position level the greater the percentage. The determination of whether to make an award and the amount of the award is dependent upon the individual's past performance and expectations of future performance. The Committee is no longer awarding Restricted Shares.

     The performance objectives for the 1995 awards for the senior corporate executives and corporate staff employees were dependent upon the three-year average total Company return on equity. The performance objectives for operating segment presidents at the time of the award were based one-half on total Company performance measured as an average return on equity and one-half related to the operating segment performance expressed as average operating income return on net capital employed ("OIRONCE") for the three-year period. Other participants within the operating segments had their awards based solely on the average OIRONCE for their respective segment.

     The Stock Option Plan is administered by the Compensation Committee. The Plan provides that options may not be granted at less than 100% of fair market value and that options may not be repriced. The Committee has established a target award for individuals based upon the aggregate exercise price of the options granted as a percentage of salary midpoint--the higher the salary midpoint, the greater the percentage. The actual award is dependent upon the individual's past performance and expectation of future performance. In 1997, the Committee granted stock options to 122 executives.

     With respect to the Executive Vice Presidents, the Committee considers the recommendation of the Chief Executive Officer in determining the level of awards of long-term incentive compensation. It also considers its own impression of the individuals since the members have ample opportunity to observe their performance. With respect to other executives who receive long-term incentive compensation, the Committee makes the determination of the appropriate awards, but generally considers the recommendation of management in making the specific award within the established guidelines. The Committee has available information as to the level of past awards and individual stock ownership of the executive officers. During 1996 the Committee endorsed a management recommendation establishing stock ownership guidelines for participants in the Long-Term Incentive Plan at a multiple of their base salary. The multiple varies from between .75 to 4 times salary, with the multiple increasing with one's level within the Company. Individuals are given five years to achieve the target ownership levels. The factors considered in making the awards for the Chief Executive Officer are discussed below.

OMNIBUS BUDGET RECONCILIATION ACT OF 1993

     The Omnibus Budget Reconciliation Act of 1993 established a disallowance of deductions for tax purposes for certain employee remuneration in excess of $1 million per year beginning in 1994. Under the Internal Revenue Service regulations, the Company believes all compensation to be earned in 1997 and all existing awards under the Company's long-term incentive plans will be fully deductible for Federal income tax purposes.

CHIEF EXECUTIVE OFFICER

     In determining the base salary established for David L. Burner, the Chief Executive Officer, the Compensation Committee took into account surveys of base compensation of chief executive officers of other major industrial companies. The Committee considered his leadership and key contributions to the overall financial performance of the Company, and the Company's progress towards achieving important strategic objectives.

     Messrs. Burner and Ong (former Chief Executive Officer who relinquished that position in December 1996 and retired July 1, 1997) do not participate in the Management Incentive Program. Instead, they participate in the Senior Executive Management Incentive Plan, which is designed to meet the Federal income tax deductibility rules of the Internal Revenue Code. As required by the Code, the plan requires that any award be based upon an objective formula established at the beginning of the year. A target award was established, based 60% on net income and 40% on return on equity. The threshold objective for net income is 81% of the goal and the maximum is 110% of the goal. The threshold objective for return on equity is 75% of the goal and the maximum is 125% of the goal. The threshold results in an award of 50% of the target, while the maximum award is 150% of the target. Attainment between the threshold and the maximum goal results in a payment prorated on a straight line basis. For 1997 Mr. Burner received $650,389, or 113% of his target amount.

     In 1997, Mr. Burner received options to purchase 49,000 shares. During 1995, Mr. Ong was awarded 58,000 Performance Shares and 20,000 Restricted Shares, while Mr. Burner was awarded 28,000 Performance Shares and 10,000 Restricted Shares. Mr. Burner was not elected Chief Executive Officer until December, 1996. The guidelines for awards for the Chief Executive Officer and the actual targets are the same as for other corporate officers. The Committee used the same factors to make these awards as it did in determining the other elements of Mr. Burner's compensation.

     The Compensation Committee determines awards for the Chief Executive Officer based on the same survey data and considerations it utilizes in making awards for other executives.

COMPENSATION COMMITTEE MEMBERSHIP

     The following are the members of the Compensation Committee:
              James J. Glasser, Chairman
              George A. Davidson, Jr., Vice Chairman
              Jeanette Grasselli Brown
              Richard K. Davidson
              Ian M. Ross

SUMMARY COMPENSATION

     The following Summary Compensation Table sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company in Fiscal 1995, 1996 and 1997 for those persons who were the Chief Executive Officer and the other four most highly-compensated officers of the Company (collectively, the "Named Executive Officers") during such periods.

                           SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION                    LONG TERM COMPENSATION
                                --------------------------------------   -------------------------------------
                                                                                  AWARDS
                                                                         -------------------------    PAYOUTS
                                   OTHER                     OTHER                      SECURITIES   ---------
       NAME AND                    ANNUAL                    ANNUAL       RESTRICTED    UNDERLYING     LTIP       ALL OTHER
      PRINCIPAL                 COMPENSATION              COMPENSATION      STOCK        OPTIONS/     PAYOUTS    COMPENSATION
       POSITION         YEAR     SALARY($)     BONUS($)       ($)        AWARDS($)(1)    SARS(#)        ($)         ($)(2)
       --------         -----   ------------   --------   ------------   ------------   ----------   ---------   ------------
John D. Ong,(3).......  1997      375,000      325,194      144,774            -0-        49,000     3,835,481       71,752
Chairman                1996      750,000      820,874      139,099            -0-        52,000           -0-       91,950
                        1995      750,000      782,496      100,892        443,750(1)     31,000           -0-       84,000
David L. Burner,(4)...  1997      625,000      650,389       81,926            -0-        49,000     1,741,708       66,823
Chairman, President
  and                   1996      487,500      487,046       62,511            -0-        52,000           -0-       48,750
Chief Executive
  Officer               1995      362,500      325,000       46,581        221,875(1)     13,000           -0-       34,650
Robert H. Rau(5)......  1997      624,738      873,489       10,948        223,793(7)        -0-           -0-    2,245,500(8)
President, BFGoodrich   1996      593,077      436,500       29,974        214,940(7)        -0-           -0-        4,500
Aerospace
  Aerostructures        1995      540,000      132,300       18,550            -0-       149,100           -0-        4,500
Group
Marshall O. Larsen,...  1997      345,000      308,000       46,610            -0-        24,000       638,579       40,300
Executive Vice          1996      300,000      325,000       41,284            -0-        56,000           -0-       27,900
President               1995      240,417      165,000       21,567        110,938(1)     14,400           -0-       45,245
and President,
  BFGoodrich Aerospace
D. Lee Tobler,........  1997      415,000      264,000       72,315            -0-        22,000     1,454,838       44,500
Executive Vice          1996      407,000      325,000       65,073            -0-        22,000           -0-       41,100
President and           1995      395,000      278,000       49,630        177,500(1)     13,000           -0-       31,050
Chief Financial
  Officer
Jon V. Heider,(6).....  1997      329,750      210,000       62,707            -0-        17,000     1,322,580       34,785
Executive Vice          1996      320,000      250,000       58,807            -0-        18,000           -0-       32,700
President and           1995      307,000      225,000       46,179        133,125(1)     10,000           -0-       28,620
General Counsel

---------------

(1) Restricted Shares awarded in 1995 vested on January 1, 1998; provided, however, the shares awarded (less shares withheld to satisfy withholding tax requirements) may not be sold for an additional two-year period. Dividends were paid on these shares at the same rate as paid to all other shareholders. As of December 31, 1997, the number of Restricted Shares and Performance Shares contingently awarded under the Company's Long-Term Incentive Plan and the market value of that number of shares, respectively, were as follows: J. D. Ong, 78,000 and $3,232,125; D. L. Burner, 38,000 and $1,574,625; R. H. Rau: 0; M. O. Larsen,
20,000 and $828,750; D. L. Tobler, 30,000 and $1,243,125 and J. V. Heider,
26,000 and $1,077,375.

(2) Of the amounts shown, $9,500 or $9,600 represents the Company's contribution to the Retirement Plus Savings Plan, a tax-qualified defined contribution plan, and the balance represents Company contributions to a benefit restoration plan with respect to amounts in excess of the amount permitted to be contributed under the tax-qualified plan.

(3) Mr. Ong retired July 1, 1997.

(4) Mr. Burner was elected to the additional position of Chairman effective July 1, 1997.

(5) Mr. Rau is also President and Chief Executive Officer of Rohr, which became a wholly-owned subsidiary of BFGoodrich on December 22, 1997. Compensation prior to December 22, 1997 was paid by Rohr, as an independent company.

(6) Mr. Heider resigned as General Counsel effective October 20, 1997.

(7) Mr. Rau elected to receive a portion of his annual bonus from Rohr in restricted stock which vested in three yearly installments. All unvested shares became vested upon September 22, 1997, the date of the change in control under the terms of the plan.

(8) $2,240,700 as a result of a change in control payment under an agreement with Rohr. An additional $1,654,918 was paid as a tax gross-up to offset exercise taxes due upon these types of payments under the Internal Revenue Code. $4,800 represents the Company's contribution to a 401(k) plan.

OPTION/SAR GRANTS

     The following table sets forth certain information concerning grants of options and stock appreciation rights ("SARs") to the Named Executive Officers during Fiscal 1997.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                     POTENTIAL REALIZABLE
                                                                                       VALUE AT ASSUMED
                                                                                  ANNUAL RATES OF STOCK PRICE
                                     INDIVIDUAL GRANTS                           APPRECIATION FOR OPTION TERM
                   ------------------------------------------------------   ---------------------------------------
                                   % OF TOTAL
                     NUMBER OF      OPTIONS/
                    SECURITIES        SARS
                    UNDERLYING     GRANTED TO
                   OPTIONS/SARS    EMPLOYEES    EXERCISE OR
                      GRANTED      IN FISCAL     BASE PRICE    EXPIRATION
      NAME         (# OF SHARES)      YEAR         ($/SH)         DATE      0%($)       5%($)            10%($)
      ----         -------------   ----------   ------------   ----------   -----   --------------   --------------
J. D. Ong........      49,000         5.8%        $40.125         1/2/07     -0-    $    1,236,466   $    3,133,501
D. L. Burner.....      49,000         5.8          40.125         1/2/07     -0-         1,236,466        3,133,501
R. H. Rau........         -0-         -0-             N/A            N/A     N/A               N/A              N/A
D. L. Tobler.....      22,000         2.7          40.125         1/2/07     -0-           555,148        1,406,878
M. O. Larsen.....      24,000         2.8          40.125         1/2/07     -0-           605,616        1,534,776
J. V. Heider.....      17,000         2.0          40.125         1/2/07     -0-           428,978        1,087,133
All
  Shareholders...         N/A         N/A             N/A            N/A     -0-     1,865,957,401    4,728,782,985
All Optionees....     846,674         100          40.515         1/2/07     -0-        21,569,020       54,669,994
                      11/2/97
Optionee Gain as
  % of all
  Shareholder
  Gain...........         N/A         N/A             N/A            N/A     N/A              1.2%             1.2%

---------------

The dollar amounts under the potential realizable value column are the result of calculations of assumed annual compound rates of appreciation over the ten-year life of the options in accordance with the proxy regulations of the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Company's Common Stock. The actual value, if any, an executive may realize will depend on the excess of the market price of the shares over the exercise price on the date the option is exercised. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. No SARs were attached to these options. The options granted to the named individuals were immediately exercisable and were granted with limited stock appreciation rights which generally entitle the optionee to elect to receive the appreciation on the option in cash for a 60-day period following a "change in control", as defined under "--Management Continuity Agreements".

EXERCISE OF OPTIONS/SARS DURING FISCAL 1997; VALUE OF OPTIONS/SARS AT END OF FISCAL 1997

     The following table sets forth certain information regarding the number and value of options and SARs exercised by the Named Executive Officers during Fiscal 1997 an the value of all unexercised options and SARs belonging to the Named Executive Officers at December 31, 1997.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

                          AND FY-END OPTION/SAR VALUES

                                                              NUMBER OF
                                                             SECURITIES
                                                             UNDERLYING         VALUE OF
                                                             UNEXERCISED      UNEXERCISED
                                                            OPTIONS/SARS      IN-THE-MONEY
                                                              AT FY-END       OPTIONS/SARS
                                    SHARES        VALUE     (# OF SHARES)    AT FY-END ($)
                                 ACQUIRED ON    REALIZED    EXERCISABLE/      EXERCISABLE/
             NAME                EXERCISE (#)      ($)      UNEXERCISABLE    UNEXERCISABLE
             ----                ------------   ---------   -------------   ----------------
J. D. Ong......................     73,678      1,100,085    305,582/-0-       4,547,987/-0-
D. L. Burner...................      6,000         75,921    195,600/-0-       2,342,335/-0-
R. H. Rau......................        -0-            -0-    219,100/-0-       5,023,079/-0-
D. L. Tobler...................     15,000        363,358    128,764/-0-       1,936,153/-0-
M. O. Larsen...................      1,000         13,156   114,080/4,320   1,119,269/86,804
J. V. Heider...................      8,000         95,352    123,000/-0-       1,889,186/-0-

RETIREMENT PENSIONS

     The Company has in effect a pension plan for salaried employees which provides pensions payable at retirement to each eligible employee. The plan makes available a pension which is paid from funds provided through contributions by the Company and contributions by the employee, if any, made prior to 1972. The plan is not available to Directors other than those who are employees. The amount of an employee's pension depends on a number of factors including Final Average Earnings ("FAE") and years of credited service to the Company. The following chart shows the annual pension amounts currently available to employees who retire with the combinations of FAE and years of credited service shown in the chart, which should be read in conjunction with the notes following the chart. As of January 1, 1989 the plan generally provides a benefit of 1.15% of FAE times all years of pension credit plus 0.45% of FAE in excess of covered compensation times years of pension credit up to 35 years. In addition employees hired prior to January 1, 1990, will receive an additional pension credit of up to 4 years up to a maximum of 24 years of pension credit. Benefits become vested after 5 years of service. The following table sets forth certain information relating to the Company's pension plan.

                               PENSION PLAN TABLE

    FINAL                       YEARS OF BENEFIT SERVICE
   AVERAGE    -------------------------------------------------------------
  EARNINGS      10        20        25        30         35          40
  ---------   -------   -------   -------   -------   ---------   ---------
   100,000     14,650    29,300    36,625    43,950      51,275      57,025
   150,000     22,650    45,300    56,625    67,950      79,275      87,900
   200,000     30,650    61,300    76,625    91,950     107,275     118,775
   250,000     38,650    77,300    96,625   115,950     135,275     149,650
   300,000     46,560    93,300   116,625   139,950     163,275     180,525
   350,000     54,650   109,300   136,625   163,950     191,175     211,400
   400,000     62,650   125,300   156,625   187,950     219,275     242,275
   450,000     70,650   141,300   176,625   211,950     247,275     273,150
   500,000     78,650   157,300   196,625   235,950     275,275     304,025
   600,000     94,650   189,300   236,625   283,950     331,275     365,775
   700,000    110,650   221,300   276,625   331,950     387,275     427,525
   800,000    126,650   253,300   316,625   379,950     443,275     489,275
   900,000    142,650   285,300   356,625   427,950     499,275     551,025
  1,000,000   158,650   317,300   396,625   475,950     555,275     612,775
  1,100,000   174,650   349,300   436,625   523,950     611,275     674,525
  1,200,000   190,650   381,300   476,625   571,950     667,275     736,275
  1,300,000   206,650   413,300   516,625   619,950     723,275     798,025
  1,400,000   222,650   445,300   556,625   667,950     779,275     859,775
  1,500,000   238,650   477,300   596,625   715,950     835,275     921,525
  1,600,000   254,650   509,300   636,625   763,950     891,275     983,275
  1,700,000   270,650   541,300   676,625   811,950     947,275   1,045,025
  1,800,000   286,650   573,300   716,625   859,950   1,003,275   1,106,775
  1,900,000   302,650   605,300   756,625   907,950   1,059,275   1,168,525
  2,000,000   318,650   637,300   796,625   955,950   1,115,275   1,230,275

---------------

(1) The pension plan uses either a "final average earnings" formula or a "service credit" formula to compute the amount of an employee's pension, applying the formula which produces the higher amount. The above chart was prepared using the FAE formula, since the service credit formula would produce lower amounts than those shown. Under the FAE formula, a pension is based on the highest 48 consecutive months of an employees' earnings. Earnings include salary, certain incentive payments including annual cash bonuses, but excludes awards under long-term incentive programs and the Company match in the Company savings plans. For the Named Executive Officers, only the amounts shown in the Summary Compensation Table as Salary and Bonus under Annual Compensation constitute FAE. As of March 1, 1998, final average earnings for the Named Executive Officers were as follows: J. D. Ong, $1,472,592; D. L. Burner, $884,984; D. L. Tobler, $679,396; M. O. Larsen, $504,688; and J. V. Heider,
$528,688.

(2) In computing the pension amounts shown, it was assumed that an employee would retire at age 65 and elect to receive a five year certain and continuous annuity under the pension plan and that the employee would not elect any of the available "survivor options," which would result in a lower annual pension. Pensions are not subject to any deduction for Social Security or any other offset amounts.

(3) As of January 31, 1998, the Named Executive Officers had the following credited years of service under the pension plan (including, where appropriate, up to the 4 additional years): J. D. Ong, 36 years, 4 months; D. L. Burner, 18 years, 9 months; D. L. Tobler, 17 years, 1 month; M. O. Larsen, 22 years, 9 months; and J. V. Heider, 17 years, 8 months.

(4) Certain recently hired executives, including D. L. Burner, D. L. Tobler and
J. V. Heider, became vested in benefits immediately and earn an additional benefit equal to 1.6 percent for each of their first 15 years with the Company. As of December 31, 1997, the accrued additional benefits per year were as follows: D. L. Burner, $176,515; D. L. Tobler, $139,422; and J. V. Heider, $112,157. These benefits are payable under a non-qualified supplemental plan funded in part with life insurance policies.

(5) Any benefits shown in the chart which exceed the level of benefits permitted to be paid from a tax-qualified pension plan under the Internal Revenue Code are payable under a non-qualified supplemental pension plan, funded in part with life insurance policies.

(6) R. H. Rau does not participate in the Company's pension plan noted above. See "--Compensation Arrangements" for a description of Mr. Rau's compensation and retirement benefits.

MANAGEMENT CONTINUITY AGREEMENTS

     In 1984 the Company first entered into management continuity agreements (the "Agreements") with certain employees, which now include all of the Named Executive Officers other than Messrs. Ong, Rau and Heider. Presently there are 11 Agreements in effect. The purpose of the Agreements is to encourage the individuals to carry out their duties in the event of the possibility of a change in control of the Company. The Agreements are not ordinary employee agreements and do not provide any assurance of continued employment unless there is a "change in control." They generally provide for a two-year period of employment commencing upon a change in control which generally is deemed to have occurred if (i) any person becomes the beneficial owner of 20% or more of the Common Stock or combined voting power of the Company's outstanding securities (subject to certain exceptions), (ii) during any two-year period there generally has been a change in the majority of the Directors of the Company, or (iii) certain corporate reorganizations occur where the existing shareholders do not retain at least 70% of the voting securities of the surviving entity. The Agreements generally provide for the continuation of employment of the individuals in the same positions and with the same responsibilities and authorities that they possessed immediately prior to the change in control and generally with the same benefits and level of compensation, including average annual increases. The individuals have the right to terminate their employment voluntarily during the 30 day period commencing one year following a change in control for any reason and receive compensation. If the individual's employment is terminated by the Company or its successor for reasons other than "cause" or is terminated voluntarily by the individual for a "good reason" (in each case as defined in the Agreements) the individual would be entitled to receive compensation for up to three years at the individual's base salary rate in effect at the time of the change in control, together with continuation of employee benefits and incentive compensation payable each year equal to the greater of that paid with respect to the most recent period prior to such termination or the "target incentive amount" for the period in which the change in control or termination occurs. The Agreements provide for a tax gross-up for any excise tax due under the Internal Revenue Code for these types of agreements.

RETIREMENT ARRANGEMENTS

     The Board of Directors has agreed to certain arrangements for Mr. Ong following his retirement on July 1, 1997 after more than 36 years of service with the Company. Mr. Ong will receive a full payout under the Long-Term Incentive Plan. If the payout were prorated for his service during the three-year plan period, he would have received a pro-rata award equal to of the full award. Mr. Ong's participation in the 1997 Senior Executive Management Incentive Program, the Company's annual cash bonus program for certain senior executive officers, was prorated (50%) in accordance with the plan. Similar to past Company practices with respect to retiring chief executive officers, the Company will provide office space and secretarial support as well as continue certain other benefits generally until Mr. Ong's 70th birthday.

     In 1995 the Company offered a Voluntary Retirement Program to corporate staff employees who retired by January 1, 1997. Mr. Heider, who was eligible for the program, expressed an interest in accepting it. The Company requested Mr. Heider to delay his retirement. The Company has agreed to provide an additional three years for age and years of service under the Company's Retirement Plan as it did for other eligible employees who accepted the program. Mr. Heider resigned as General Counsel effective October 20, 1997 and retired March 1, 1998. Mr. Heider received a full payout of the Long-Term Incentive Plan early in 1998 and an unreduced annual bonus for 1997.

COMPENSATION ARRANGEMENTS

     Under Mr. Rau's employment agreement with Rohr, upon the execution of the merger agreement with BFGoodrich on September 22, 1997, he was entitled to a payment of $2,240,700 plus $1,654,918 as a tax gross-up to offset taxes due upon these types of payments under the Internal Revenue Code. He is also entitled to a retirement benefit if he retires at age 62 of $464,400 per year. The amount will be reduced by the amount of any retirement benefit he may receive from Parker Hannifin, his former employer. The benefit will continue as a 100% joint and survivor benefit for his and his wife's lifetime, with a guaranteed payment to the survivor's estate for at least 10 years. The amount of the retirement benefit will increase by $2,322 per year for each month Mr. Rau works beyond his 62nd birthday. BFGoodrich has agreed to continue Mr. Rau as President and Chief Executive Officer of Rohr, which is now the Aerostructures Group of BFGoodrich Aerospace, until December 31, 1998, when he will retire. His compensation shall continue at the existing level of $640,200 per year with a target annual bonus of $384,120. On February 16, 1998, he received a Long Term Incentive Award of 12,700 Performance Shares. Based upon Mr. Rau's retirement on December 31, 1998, he will only be entitled to a pro rata award of 1/3 the amount earned. He will also be entitled to the continuation of certain other benefits until age 65 which is consistent with Company practice for retiring executives at this level. For the three year period beginning January 1, 1999 and continuing through December 31, 2001, Mr. Rau will serve as a consultant to BFGoodrich at a fee of $28,000 per month. Mr. Rau will continue to be considered for renomination to the Board of Directors in accordance with BFGoodrich Board's policies, but Mr. Rau shall not be entitled to any additional compensation for serving as a Director. Mr. Rau has agreed not to engage in any activity which competes with BFGoodrich through December 31, 2001.

CUMULATIVE TOTAL SHAREHOLDER PERFORMANCE

     Set forth below is a line graph showing the yearly percentage change in the cumulative total shareholder return for the Company's Common Stock with the similar returns for the Standard & Poor's 500 Stock Index, the Standard & Poor's Specialty Chemicals Index and the Standard & Poor's Aerospace/Defense Index. Each of the returns is calculated assuming the investment of $100 in each of the securities on December 31, 1992 and reinvestment of dividends into additional shares of the respective equity securities when paid. The graph plots the respective values on the five single days which are the last trading days of calendar years 1992 through 1997. Past performance is not necessarily indicative of future performance.

                                          The                                                  CHEMICALS
        Measurement Period             BFGoodrich         S&P 500       AEROSPACE/DEFENSE-    (SPECIALTY)-
      (Fiscal Year Covered)             Company            INDEX               500                500
Dec92                                            100               100                100                100
Dec93                                          86.35            110.08             130.07             114.02
Dec94                                          97.76            111.53             140.69              99.54
Dec95                                         159.33            153.45             232.83             130.83
Dec96                                         195.00            188.68             311.43             134.19
Dec97                                         204.87            251.63             320.40             166.17

                                                                  1993/1997
                       COMPANY/INDEX                          CUMULATIVE RETURN
                       -------------                          -----------------
The BFGoodrich Company......................................        90.00%
S&P 500 Index...............................................       105.30
Aerospace/Defense...........................................       140.37
Specialty Chemicals.........................................        59.15

     In 1993, the Company sold Geon, which generally comprised its polyvinyl chloride business. This completed a decade of change, during which BFGoodrich divested its commodity type businesses and reinvested the proceeds in its two specialty businesses, Aerospace and Specialty Chemicals. As a result, 1994 represents the first full year of operations under the Company's new strategic focus. The chart below shows the 4 year cumulative percentage return since 1994 for the Company and the three indices reflected in the graph above.

                                          The                                                  CHEMICALS
        Measurement Period             BFGoodrich         S&P 500       AEROSPACE/DEFENSE-    (SPECIALTY)-
      (Fiscal Year Covered)             Company            INDEX               500                500
Dec93                                         100.00            100.00             100.00             100.00
Dec94                                         113.21            101.32             108.17              87.30
Dec95                                         184.52            139.40             179.00             114.74
Dec96                                         225.83            171.40             239.44             117.69
Dec97                                         237.25            228.59             246.34             145.73

                                                                  1993/1997
                       COMPANY/INDEX                          CUMULATIVE RETURN
                       -------------                          -----------------
The BFGoodrich Company......................................       103.65%
S&P 500 Index...............................................        95.24
Aerospace/Defense...........................................       110.30
Specialty Chemicals.........................................        45.13

COMPENSATION OF DIRECTORS

     During 1997 each non-employee Director of the Company received fixed compensation for serving as a Director at the rate of $26,000 per year, plus $1,000 for each Board and Board Committee meeting attended, except that the chairperson of a Committee would receive $1,500 for each meeting of that Committee attended. Effective January 1, 1998, each non-employee Director will receive fixed compensation of $40,000 per year. One half of the fixed compensation is deferred into a phantom BFGoodrich share account and is paid out in shares of BFGoodrich stock following termination of service as a Director. Dividends which would be earned on the phantom share account will be credited to the account in additional phantom shares. Directors may elect to defer a portion or all of the remaining fixed compensation into the phantom share account. The Board believes that a portion of Director's compensation should be based on the Company's Common Stock similar to executive compensation. This should more closely align the financial interests of Directors with the financial interests of shareholders. The Director's fixed compensation was last increased in 1995.

     In September 1995, the Board of Directors replaced the existing cash retirement plan for Directors with a new Directors' Phantom Share Plan. Under the terms of the plan, outside Directors will receive annual grants of phantom shares equal in value to the current annual cash retainer for up to ten years. Dividend equivalents will accrue on all phantom shares credited to a Director's account. All phantom shares become fully vested at the earlier of five years from the date of grant, the Director's termination of Board service after age 55, or upon a change in control of the Company as defined in the Company's Stock Option Plan. Following termination of service as a Director, the vested number of phantom shares will be paid to each Director in twelve monthly installments. The value of each phantom share is determined on the relevant date by the fair market value of the Company's Common Stock. The former cash retirement plan provided upon retirement from the Board of Directors after reaching the age of 55 with at least ten years of service as a Director, any non-employee Director would be entitled to receive an annual amount equal to the fixed compensation level in effect at the time of retirement. A retiring Director who has reached age 55 and has served for at least five but less than ten years would be entitled to a reduced amount equal to 50% of the fixed compensation level in effect at retirement, plus 10% of such compensation level for each additional year of service (rounded to the nearest whole year) up to ten. Transitional provisions have been provided between the old cash retirement plan and the new Directors' Phantom Share Plan based on a Director's years of service as of September 1995. Directors with more than ten years of service will continue to be eligible under the old plan but will not receive any phantom shares under the new plan. Outside Directors with at least five but less than ten years service will continue to be eligible to receive benefits under the old plan with respect to their accrued benefits through the date of the adoption of the Directors' Phantom Share Plan and will receive annual grants of phantom shares through their tenth year. Outside Directors with less than five years of service will receive no benefits under the old plan, but received initial grants of phantom shares equal to the current annual cash retainer times the number of completed years of service and will thereafter receive annual grants of phantom shares up to an aggregate of ten years. Retired Directors will continue to receive their retirement benefits.

INSURANCE

     As authorized by Section 726 of the Business Corporation Law of the State of New York and the Company's By-Laws, the Company has purchased insurance providing indemnification for the Company and its subsidiaries as well as their directors and officers. The insurance coverage was written by Federal Insurance Company and Reliance Insurance Company, commencing June 19, 1997, for a one-year period, at a total premium cost of $459,000.

                              PLAN OF DISTRIBUTION

     The Company may sell Debt Securities to or through underwriters and also may sell Debt Securities directly to other purchasers or through agents.

     The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of Debt Securities, underwriters or agents may receive compensation from the Company or from purchasers of Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Debt Securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts, concessions or commissions received by them from the Company and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions, under the Act. Any such underwriter or agent will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement accompanying this Prospectus.

     Under agreements which may be entered into by the Company, underwriters and agents who participate in the distribution of Debt Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Act.

     The Debt Securities, when first issued, will have no established trading market. Any underwriters or agents to or through whom Debt Securities are sold by the Company for public offering and sale may make a market in such Debt Securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Debt Securities.

     In connection with an offering of Debt Securities, underwriters or agents may purchase and sell such Debt Securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with such offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of Debt Securities, and syndicate short positions involve the sale by the underwriters or agents of a greater number of Debt Securities than they are required to purchase from the Company in such offering. The underwriters or agents also may impose a penalty bid by which selling concessions allowed to syndicate members or certain dealers in respect of Debt Securities are sold in this offering for their account may be reclaimed by the syndicate if such Debt Securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of Debt Securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the exchange, if any, on which such Debt Securities are traded, in the over-the-counter market or otherwise.

     If so indicated in the Prospectus Supplement accompanying this Prospectus, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Debt Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered Debt Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

                          VALIDITY OF DEBT SECURITIES

     The validity of the Debt Securities offered hereby will be passed upon for the Company by Nicholas J. Calise, Vice President, Associate General Counsel and Secretary of the Company, and for the underwriters or agents, as the case may be, by Sullivan & Cromwell, New York, New York. As of March 18, 1998, Mr. Calise owned 17,792 shares of the Company's Common Stock; has deferred receipt of 5,917 shares of the Company's Common Stock under the Company's Long Term Incentive Plan; has contingently credited to his account 2,600 phantom shares under the 1998-2000 Long Term Incentive Plan, all of which are subject to forfeiture; held options to purchase 83,300 shares of Common Stock; and had credited to his account in the Company's Retirement Plus Savings Plan approximately 5,107 shares of Common Stock.

                                    EXPERTS

     The consolidated financial statements of The BFGoodrich Company at December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein which, as to the years 1996 and 1995, is based in part on the report of Deloitte & Touche LLP, independent auditors. The consolidated financial statements of Rohr, Inc. as of July 31, 1996 and for each of the two years in the period ended July 31, 1996 (consolidated with those of The BFGoodrich Company, and not presented separately herein) have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report included herein. The financial statements referred to above are included in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing.

                    THE BFGOODRICH COMPANY AND SUBSIDIARIES

                                   FINANCIALS

                                                                  PAGE
                                                                  ----
Report of Independent Auditors--Ernst & Young LLP...........           F-2
Report of Independent Auditors--Deloitte & Touche LLP.......           F-3
Consolidated Statement of Income............................           F-4
Consolidated Balance Sheet..................................           F-5
Consolidated Statement of Cash Flows........................           F-6
Consolidated Statement of Shareholders' Equity..............           F-7
Notes to Consolidated Financial Statements..................           F-8

                         REPORT OF INDEPENDENT AUDITORS

To the Shareholders and Board of Directors of the BFGoodrich Company:

     We have audited the accompanying Consolidated Balance Sheet of The BFGoodrich Company and subsidiaries as of December 31, 1997 and 1996, and the related Consolidated Statements of Income, Shareholders' Equity and Cash Flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements as of and for the years ended July 31, 1996 and 1995 of Rohr, Inc., which statements reflect total assets constituting 26 percent as of July 31, 1996, and total sales constituting 27 percent and 30 percent for the years ended July 31, 1996 and 1995, respectively, of the related consolidated totals. Those financial statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for Rohr, Inc. for 1996 and 1995, is based solely on the report of the other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and, for 1996 and 1995, the report of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The BFGoodrich Company and subsidiaries at December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP

Cleveland, Ohio
February 16, 1998

                         REPORT OF INDEPENDENT AUDITORS

To the Shareholders and Board of
Directors of Rohr, Inc.:

     We have audited the consolidated balance sheet of Rohr, Inc. and its subsidiaries as of July 31, 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended July 31, 1996 (such statements are not separately presented). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material aspects, the financial position of Rohr, Inc. and its subsidiaries as of July 31, 1996, and the results of its operations and its cash flows for each of the two years in the period ended July 31, 1996, in conformity with generally accepted accounting principles.

                                          /s/ DELOITTE & TOUCHE LLP

San Diego, California
September 11, 1997

                    THE BFGOODRICH COMPANY AND SUBSIDIARIES

                        CONSOLIDATED STATEMENT OF INCOME
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                 YEAR ENDED DECEMBER 31
                                                            --------------------------------
                                                              1997        1996        1995
                                                              ----        ----        ----
SALES.....................................................  $3,373.0    $2,845.8    $2,661.8
Operating costs and expenses:
  Cost of sales...........................................   2,454.7     2,042.5     1,973.3
  Charge for MD-90 contract...............................      35.2          --          --
  Selling and administrative costs........................     556.0       481.8       438.0
  Restructuring costs and asset impairment................        --        11.2         3.1
  Merger-related costs....................................      77.0          --          --
                                                            --------    --------    --------
                                                             3,122.9     2,535.5     2,414.4
                                                            --------    --------    --------
OPERATING INCOME..........................................     250.1       310.3       247.4
Interest expense..........................................     (73.0)      (89.3)      (98.6)
Interest income...........................................      12.0         4.2         6.5
Gain on issuance of subsidiary stock......................      13.7          --          --
Other income (expense) -- net.............................      15.0       (30.8)        1.9
                                                            --------    --------    --------
Income from continuing operations before income taxes and
  Trust distributions.....................................     217.8       194.4       157.2
Income tax expense........................................     (94.1)      (68.4)      (57.3)
Distributions on Trust preferred securities...............     (10.5)      (10.5)       (5.1)
                                                            --------    --------    --------
INCOME FROM CONTINUING OPERATIONS.........................     113.2       115.5        94.8
Income from discontinued operations-net of taxes..........      84.3        58.4        47.3
                                                            --------    --------    --------
INCOME BEFORE EXTRAORDINARY ITEMS.........................     197.5       173.9       142.1
Extraordinary losses on debt extinguishment -- net of
  taxes...................................................     (19.3)         --        (1.2)
                                                            --------    --------    --------
NET INCOME................................................  $  178.2    $  173.9    $  140.9
                                                            ========    ========    ========
BASIC EARNINGS PER SHARE:
  Continuing operations...................................  $   1.59    $   1.74    $   1.40
  Discontinued operations.................................      1.19         .87         .74
  Extraordinary losses....................................      (.27)         --        (.02)
                                                            --------    --------    --------
  Net income..............................................  $   2.51    $   2.61    $   2.12
                                                            ========    ========    ========
DILUTED EARNINGS PER SHARE:
  Continuing operations...................................  $   1.53    $   1.65    $   1.34
  Discontinued operations.................................      1.13         .83         .69
  Extraordinary losses....................................      (.25)         --        (.02)
                                                            --------    --------    --------
  Net income..............................................  $   2.41    $   2.48    $   2.01
                                                            ========    ========    ========

See Notes to Consolidated Financial Statements.

                    THE BFGOODRICH COMPANY AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                  DECEMBER 31
                                                              --------------------
                                                                1997        1996
                                                                ----        ----
CURRENT ASSETS
  Cash and cash equivalents.................................  $   47.0    $  137.1
  Accounts and notes receivable.............................     532.6       527.5
  Inventories...............................................     652.6       646.4
  Deferred income taxes.....................................     132.4        51.8
  Prepaid expenses and other assets.........................      36.7        45.1
                                                              --------    --------
          Total Current Assets..............................   1,401.3     1,407.9
Property....................................................   1,065.1     1,142.0
Deferred income taxes.......................................      86.0       160.2
Prepaid pension.............................................     148.3        89.3
Goodwill....................................................     546.2       544.3
Identifiable intangible assets..............................      51.1        47.6
Other assets................................................     195.9       188.5
                                                              --------    --------
          Total Assets......................................  $3,493.9    $3,579.8
                                                              ========    ========
CURRENT LIABILITIES
  Short-term bank debt......................................  $  192.8    $  134.4
  Accounts payable..........................................     327.6       306.7
  Accrued expenses..........................................     411.3       344.4
  Income taxes payable......................................        --        10.4
  Current maturities of long-term debt and capital lease
     obligations............................................       3.2        58.3
                                                              --------    --------
          Total Current Liabilities.........................     934.9       854.2
Long-term debt and capital lease obligations................     564.3       881.4
Pension obligations.........................................      39.6        56.8
Postretirement benefits other than pensions.................     343.7       352.4
Other non-current liabilities...............................      65.7        86.6
Commitments and contingent liabilities (Note W).............        --          --
Mandatorily redeemable preferred securities of trust........     123.1       122.6
Shareholders' equity
  Common stock -- $5 par value
     Authorized, 100,000,000 shares; issued, 73,946,160
      shares in 1997 and 70,530,178 shares in 1996..........     369.7       352.7
  Additional capital........................................     500.7       444.0
  Income retained in the business...........................     591.5       490.8
  Cumulative unrealized translation adjustments.............      (1.7)        5.9
  Minimum pension liability adjustment......................      (1.8)      (26.4)
  Unearned portion of restricted stock awards...............       (.7)       (9.0)
  Common stock held in treasury, at cost (1,204,022 shares
     in 1997 and 1,135,985 shares in 1996)..................     (35.1)      (32.2)
                                                              --------    --------
          Total Shareholders' Equity........................   1,422.6     1,225.8
                                                              --------    --------
          Total Liabilities and Shareholders' Equity........  $3,493.9    $3,579.8
                                                              ========    ========

See Notes to Consolidated Financial Statements.

                    THE BFGOODRICH COMPANY AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             (DOLLARS IN MILLIONS)

                                                                 YEAR ENDED DECEMBER 31
                                                              -----------------------------
                                                               1997       1996       1995
                                                               ----       ----       ----
OPERATING ACTIVITIES
Net income..................................................  $ 178.2    $ 173.9    $ 140.9
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Extraordinary loss on debt extinguishment.................     19.3         --        1.2
  Depreciation and amortization.............................    138.8      139.8      136.0
  Deferred income taxes.....................................     33.2       29.0       31.6
  Net gains on sale of businesses...........................   (138.8)      (4.5)      (3.6)
  Charge for exchange of 7.75% Convertible Notes............       --        5.3         --
  Asset impairment write-down...............................       --        7.2         --
  Change in assets and liabilities, net of effects of
    acquisitions and dispositions of businesses:
    Receivables.............................................    (41.7)     (36.9)      13.6
    Inventories.............................................    (53.3)     (29.9)     (64.4)
    Other current assets....................................      1.1        2.0        5.2
    Accounts payable........................................     26.0        7.2      (14.6)
    Accrued expenses........................................     86.2        6.2       (1.4)
    Income taxes payable....................................    (11.2)     (19.5)       9.1
    Other non-current assets and liabilities................    (28.2)     (14.3)     (32.6)
                                                              -------    -------    -------
Net cash provided by operating activities...................    209.6      265.5      221.0
                                                              -------    -------    -------
INVESTING ACTIVITIES
Purchases of property.......................................   (159.9)    (197.1)    (155.8)
Proceeds from sale of property..............................      8.5        8.8        3.2
Proceeds from sale of businesses............................    395.9       28.9       82.3
Repurchase of sale-leaseback transactions...................       --         --      (21.8)
Sale of short-term investments..............................      8.0         --       17.6
Payments made in connection with acquisitions, net of cash
  acquired..................................................   (133.4)    (107.9)     (15.4)
Other.......................................................       --         --       (5.7)
                                                              -------    -------    -------
Net cash provided (used) by investing activities............    119.1     (267.3)     (95.6)
                                                              -------    -------    -------
FINANCING ACTIVITIES
Net (decrease) increase in short-term debt..................     68.9      122.5      (59.2)
Proceeds from issuance of long-term debt....................    150.0       71.1       80.8
Repayment of long-term debt and capital lease obligations...   (543.0)    (155.5)     (99.3)
Cash collateral for receivable sales program................      5.0       13.5       13.0
Reduction in sales of receivable sales program..............       --         --      (20.0)
Proceeds from issuance of capital stock.....................     14.8       11.2       16.6
Proceeds from issuance of Trust preferred securities, net of
  issuance costs............................................       --         --      122.1
Purchases of treasury stock.................................     (9.7)       (.1)     (33.4)
Dividends...................................................    (59.5)     (58.8)     (61.6)
Distributions on Trust preferred securities.................    (10.5)     (10.5)      (5.1)
Retirements of preferred stock..............................       --         --      (88.3)
Other.......................................................      1.1        1.3        1.5
                                                              -------    -------    -------
Net cash used by financing activities.......................   (382.9)      (5.3)    (132.9)
                                                              -------    -------    -------
Effect of exchange rate changes on cash and cash
  equivalents...............................................     (2.2)       (.7)        .6
                                                              -------    -------    -------
Net decrease in cash and cash equivalents...................    (56.4)      (7.8)      (6.9)
Cash and cash equivalents at beginning of year(1)...........    103.4      144.9      151.8
                                                              -------    -------    -------
Cash and cash equivalents at end of year....................  $  47.0    $ 137.1    $ 144.9
                                                              =======    =======    =======

---------------
(1) Cash and cash equivalents at the beginning of 1997 does not agree with the amount at the end of 1996 due to the net cash transactions of Rohr from August 1, 1996 to December 31, 1996, which are not reflected in the 1996 column above.

See Notes to Consolidated Financial Statements.

                    THE BFGOODRICH COMPANY AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                  YEAR ENDED DECEMBER 31
                                                              ------------------------------
                                                                1997        1996       1995
                                                                ----        ----       ----
COMMON STOCK -- $5 PAR VALUE
  Balance at beginning of year..............................  $  352.7    $  197.2    $192.9
     Adjustment to conform Rohr's fiscal year...............      10.3          --        --
     Two-for-one common stock split.........................        --       134.7        --
     Contribution to pension plans..........................        --         3.8        --
     Conversion of Series D Preferred Stock.................        --          --       2.0
     Conversion of 7.75% Convertible Subordinated Notes.....        .5        14.0        --
     Employee award programs................................       4.1         3.0       2.3
     Exercise of warrants...................................       2.1          --        --
                                                              --------    --------    ------
  Balance at end of year....................................     369.7       352.7     197.2
                                                              --------    --------    ------
ADDITIONAL CAPITAL
  Balance at beginning of year..............................     444.0       505.2     459.3
     Adjustment to conform Rohr's fiscal year...............      39.6          --        --
     Two-for-one common stock split.........................        --      (134.7)       --
     Contribution to pension plans..........................        --        26.2        --
     Conversion of Series D Preferred Stock.................        --          --      20.8
     Conversion of 7.75% Convertible Subordinated Notes.....       1.0        28.3        --
     Employee award programs................................      12.8        19.0      25.1
     Exercise of warrants...................................       3.3          --        --
                                                              --------    --------    ------
  Balance at end of year....................................     500.7       444.0     505.2
                                                              --------    --------    ------
INCOME RETAINED IN THE BUSINESS
  Balance at beginning of year..............................     490.8       375.7     297.6
     Net income.............................................     178.2       173.9     140.9
     Adjustment to conform Rohr's fiscal year...............     (18.0)         --        --
     Premium on redemption of Series D Preferred Stock......        --          --      (1.2)
     Dividends:
       Series D Preferred Stock, $3.50 per share............        --          --      (4.4)
       Common stock, $1.10 per share in each year...........     (59.5)      (58.8)    (57.2)
                                                              --------    --------    ------
          Total dividends...................................     (59.5)      (58.8)    (61.6)
                                                              --------    --------    ------
  Balance at end of year....................................     591.5       490.8     375.7
                                                              --------    --------    ------
CUMULATIVE UNREALIZED TRANSLATION ADJUSTMENTS
  Balance at beginning of year..............................       5.9         9.6       4.9
     Aggregate adjustments for the year.....................      (7.6)       (3.7)      4.7
                                                              --------    --------    ------
  Balance at end of year....................................      (1.7)        5.9       9.6
                                                              --------    --------    ------
MINIMUM PENSION LIABILITY ADJUSTMENT
  Balance at beginning of year..............................     (26.4)      (67.2)    (74.5)
     Adjustment to conform Rohr's fiscal year...............      26.4          --        --
     Aggregate adjustments for the year.....................      (1.8)       40.8       7.3
                                                              --------    --------    ------
  Balance at end of year....................................      (1.8)      (26.4)    (67.2)
                                                              --------    --------    ------
Unearned portion of restricted stock awards.................       (.7)       (9.0)    (16.2)
                                                              --------    --------    ------
Common stock held in treasury, at cost......................     (35.1)      (32.2)    (28.3)
                                                              --------    --------    ------
Total shareholders' equity..................................  $1,422.6    $1,225.8    $976.0
                                                              ========    ========    ======

See Notes to Consolidated Financial Statements.

                    THE BFGOODRICH COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A  MERGER WITH ROHR

     On December 22, 1997, BFGoodrich completed a merger with Rohr, Inc. by exchanging 18,588,004 shares of BFGoodrich common stock for all of the common stock of Rohr (the term Company is used to refer to BFGoodrich including Rohr). Each share of Rohr common stock was exchanged for .7 of one share of BFGoodrich common stock.

     The merger was accounted for as a pooling of interests. Accordingly, all prior period Consolidated Financial Statements and notes thereto have been restated to include the results of operations, financial position and cash flows of Rohr as though Rohr had always been a part of BFGoodrich.

     Prior to the merger, Rohr's fiscal year ended on July 31. For purposes of the combination, Rohr's financial results for its fiscal year ended July 31, 1997, have been restated to the year ended December 31, 1997, to conform with BFGoodrich's calendar year end. Financial results for Rohr's fiscal years ended July 31, 1996 and earlier have not been restated to conform to BFGoodrich's calendar year end. For periods prior to 1997, Rohr's fiscal years ended July 31 have been combined with BFGoodrich's calendar years ended December 31. As a result, Rohr's results of operations for the period August 1, 1996 to December 31, 1996 do not appear in the Consolidated Statement of Income and instead are recorded as a direct adjustment to equity. Rohr's revenues, expenses and net loss for this five-month period were $341.3 million, $359.3 million and $18.0 million, respectively. Included in expenses during this period was a $49.3 million pretax charge ($29.5 million after tax) relating to the McDonnell Douglas MD-90 program (see Note E).

     There were no transactions between BFGoodrich and Rohr prior to the combination. Certain reclassifications were made to Rohr's financial statements to conform to BFGoodrich's presentation.

     The results of operations for the previously separate companies and the combined amounts presented in the Consolidated Statement of Income for each of the last three fiscal years are as follows:

                                                              1997        1996        1995
                                                              ----        ----        ----
                                                                     (IN MILLIONS)
Sales:
  BFGoodrich..............................................  $2,306.0    $2,078.2    $1,860.5
  Rohr....................................................   1,067.0       767.6       801.3
                                                            --------    --------    --------
  Combined................................................  $3,373.0    $2,845.8    $2,661.8
                                                            ========    ========    ========
Extraordinary items:
  BFGoodrich..............................................  $     --    $     --    $     --
  Rohr....................................................     (19.3)         --        (1.2)
                                                            --------    --------    --------
  Combined................................................  $  (19.3)   $     --    $   (1.2)
                                                            ========    ========    ========
Net income:
  BFGoodrich..............................................  $  224.8    $  151.7    $  118.0
  Rohr....................................................      39.4        22.2        22.9
  Merger-related costs (after tax)........................     (86.0)         --          --
                                                            --------    --------    --------
  Combined................................................  $  178.2    $  173.9    $  140.9
                                                            ========    ========    ========

     The Company recognized pretax merger-related costs of $105.0 million ($86.0 million after tax, or $1.15 per diluted share). Merger-related costs consisted primarily of costs of investment

                    THE BFGOODRICH COMPANY AND SUBSIDIARIES

NOTE A  MERGER WITH ROHR (CONTINUED)

bankers, attorneys, accountants, financial printing, debt extinguishment and payments due under contractual employee arrangements. Of the $105.0 million, $28.0 million related to debt extinguishment costs ($16.7 million after tax, or $.22 per diluted share) which have been reported as an extraordinary item (see Note F). Of the $86.0 million after-tax merger-related costs above, $7.9 million was recorded by BFGoodrich and $78.1 million was recorded by Rohr.

NOTE B  SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION The Consolidated Financial Statements reflect the accounts of The BFGoodrich Company and its majority-owned subsidiaries. Investments in 20- to 50-percent-owned affiliates and majority-owned companies in which investment is considered temporary are accounted for using the equity method. Equity in earnings (losses) from these businesses is included in Other income (expense) -- net. Intercompany accounts and transactions have been eliminated.

     CASH EQUIVALENTS Cash equivalents consist of highly liquid investments with a maturity of three months or less at the time of purchase.

     INVENTORIES Inventories are stated at the lower of cost or market. Certain domestic inventories are valued by the last-in, first-out ("LIFO") cost method. Inventories not valued by the LIFO method are valued principally by the average cost method.

     Inventoried costs on long-term contracts include certain preproduction costs, consisting primarily of tooling and design costs and production costs, including applicable overhead. As the production costs for early units are charged to in-process inventory at an actual unit cost in excess of the estimated average cost for all units projected to be delivered over the entire contract, a segment of inventory described as the excess of production costs over estimated average unit cost (and referred to as excess-over-average inventory) is created. Generally, excess-over-average inventory, which may include production (but not preproduction) cost overruns, builds during the early years of the contract when the efficiencies resulting from learning are not yet fully realized and declines as the contract matures. Under the learning curve concept, an estimated decrease in unit labor hours is assumed as tasks and production techniques become more efficient through repetition of the same manufacturing operation and through management action such as simplifying product design, improving tooling, purchasing new capital equipment, improving manufacturing techniques, etc. Inventoried costs are reduced by the estimated average cost of deliveries.

     In the event that in-process inventory plus estimated costs to complete a specific contract exceeds the anticipated remaining sales value of such contract, such excess is charged to current earnings, thus reducing inventory to estimated realizable value.

     In accordance with industry practice, costs in inventory include amounts relating to contracts with long production cycles, some of which are not expected to be realized within one year.

     LONG-LIVED ASSETS Property, plant and equipment, including amounts recorded under capital leases, are recorded at cost. Depreciation and amortization is computed principally using the straight-line method over the following estimated useful lives: buildings and improvements, 15 to 40 years; machinery and equipment, 5 to 15 years. In the case of capitalized lease assets, amortization is computed over the lease term if shorter. Repairs and maintenance costs are expensed as incurred.

                    THE BFGOODRICH COMPANY AND SUBSIDIARIES

NOTE B  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Goodwill represents the excess of the purchase price over the fair value of the net assets of acquired businesses and is being amortized by the straight-line method, in most cases over 20 to 40 years. Goodwill amortization is recorded in cost of sales.

     Identifiable intangible assets are recorded at cost, or when acquired as a part of a business combination, at estimated fair value. These assets include patents and other technology agreements, licenses and non-compete agreements. They are amortized using the straight-line method over estimated useful lives of 5 to 25 years.

     Impairment of long-lived assets and related goodwill is recognized when events or changes in circumstances indicate that the carrying amount of the asset, or related groups of assets, may not be recoverable. Measurement of the amount of impairment may be based on appraisal, market values of similar assets or estimated discounted future cash flows resulting from the use and ultimate disposition of the asset.

     REVENUE AND INCOME RECOGNITION For revenues not recognized under the contract method of accounting, the Company recognizes revenues from the sale of products at the point of passage of title, which is at the time of shipment. Revenues earned from providing maintenance service are recognized when the service is complete.

     A significant portion of the Company's sales in the Aerostructures Group of the Aerospace Segment are under long-term, fixed-priced contracts, many of which contain escalation clauses, requiring delivery of products over several years and frequently providing the buyer with option pricing on follow-on orders. Sales and profits on each contract are recognized primarily in accordance with the percentage-of-completion method of accounting, using the units-of-delivery method. The Company follows the guidelines of Statement of Position 81-1 ("SOP 81-1"), "Accounting for Performance of Construction-Type and Certain Production-Type Contracts" (the contract method of accounting) except that the Company's contract accounting policies differ from the recommendations of SOP 81-1 in that revisions of estimated profits on contracts are included in earnings under the reallocation method rather than the cumulative catch-up method.

     Profit is estimated based on the difference between total estimated revenue and total estimated cost of a contract, excluding that reported in prior periods, and is recognized evenly in the current and future periods as a uniform percentage of sales value on all remaining units to be delivered. Current revenue does not anticipate higher or lower future prices but includes units delivered at actual sales prices. Cost includes the estimated cost of the preproduction effort (primarily tooling and design), plus the estimated cost of manufacturing a specified number of production units. The specified number of production units used to establish the profit margin is predicated upon contractual terms adjusted for market forecasts and does not exceed the lesser of those quantities assumed in original contract pricing or those quantities which the Company now expects to deliver in the periods assumed in the original contract pricing. Option quantities are combined with prior orders when follow-on orders are released.

     The contract method of accounting involves the use of various estimating techniques to project costs at completion and includes estimates of recoveries asserted against the customer for changes in specifications. These estimates involve various assumptions and projections relative to the outcome of future events, including the quantity and timing of product deliveries. Also included are assumptions relative to future labor performance and rates, and projections relative to material and overhead costs. These assumptions involve various levels of expected performance improvements. The Company reevaluates its contract estimates periodically and reflects changes in estimates in the current and future periods under the reallocation method.

                    THE BFGOODRICH COMPANY AND SUBSIDIARIES

NOTE B  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
     Included in sales are amounts arising from contract terms that provide for invoicing a portion of the contract price at a date after delivery. Also included are negotiated values for units delivered and anticipated price adjustments for contract changes, claims, escalation and estimated earnings in excess of billing provisions, resulting from the percentage-of-completion method of accounting. Certain contract costs are estimated based on the learning curve concept discussed under Inventories above.

     FINANCIAL INSTRUMENTS The Company's financial instruments recorded on the balance sheet include cash and cash equivalents, accounts and notes receivable, accounts payable and debt. Because of their short maturity, the carrying amount of cash and cash equivalents, accounts and notes receivable, accounts payable and short-term bank debt approximates fair value. Fair value of long-term debt is based on rates available to the Company for debt with similar terms and maturities.

     Off balance sheet derivative financial instruments at December 31, 1997, include an interest rate swap agreement, foreign currency forward contracts and foreign currency swap agreements. Interest rate swap agreements are used by the Company, from time to time, to manage interest rate risk on its floating rate debt portfolio. Each interest rate swap is matched as a hedge against a specific debt instrument and has the same notional amount and maturity as the related debt instrument principal. Interest rate swap agreements are generally entered into at the time the related floating rate debt is issued in order to convert the floating rate to a fixed rate. The cost of interest rate swaps is recorded as part of interest expense and accrued expenses. Fair value of these instruments is based on estimated current settlement cost.

     The Company enters into foreign currency forward contracts (principally against the British pound, Italian lira, Spanish peseta, French franc, Dutch gilder and U.S. dollar) to hedge the net receivable/payable position arising from trade sales and purchases and intercompany transactions by its European businesses. Foreign currency forward contracts reduce the Company's exposure to the risk that the eventual net cash inflows and outflows resulting from the sale of products and purchases from suppliers denominated in a currency other than the functional currency of the respective businesses will be adversely affected by changes in exchange rates. Foreign currency gains and losses under the above arrangements are not deferred and are reported as part of cost of sales and accrued expenses. Foreign currency forward contracts are entered into with major commercial European banks that have high credit ratings. From time to time, the Company uses foreign currency forward contracts to hedge purchases of capital equipment. Foreign currency gains and losses for such purchases are deferred as part of the basis of the asset. Also, the Company has used forward contracts, on a limited basis, to manage its exchange risk on a portion of its purchase commitments from vendors of aircraft components denominated in foreign currencies and to manage its exchange risk for sums paid to a French subsidiary for services. Forward gains and losses associated with contracts accounted for under contract accounting are deferred as contract costs.

     The Company also enters into foreign currency swap agreements (principally for the Belgian franc, French franc and Dutch gilder) to eliminate foreign exchange risk on intercompany loans between European businesses.

     The fair value of foreign currency forward contracts and foreign currency swap agreements is based on quoted market prices.

                    THE BFGOODRICH COMPANY AND SUBSIDIARIES

NOTE B  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     STOCK-BASED COMPENSATION The Company accounts for stock-based employee compensation in accordance with the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations.

     ISSUANCE OF SUBSIDIARY STOCK The Company recognizes gains and losses on the issuance of stock by a subsidiary in accordance with the U.S. Securities and Exchange Commission's ("SEC") Staff Accounting Bulletin 84.

     EARNINGS PER SHARE Earnings per share has been computed in accordance with SFAS No. 128, "Earnings per Share." As required, all previously reported earnings per share amounts have been restated using the computational requirements of SFAS No. 128.

     USE OF ESTIMATES The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NOTE C  DISCONTINUED OPERATIONS

     On August 15, 1997, the Company completed the disposition of its chlor-alkali and olefins ("CAO") business to The Westlake Group for $92.7 million, resulting in an after-tax gain of $14.5 million, or $.19 per diluted share. The disposition of the CAO business represents the disposal of a segment of a business under APB Opinion No. 30 ("APB 30"). Accordingly, the Consolidated Statement of Income reflects the CAO business (previously reported as Other Operations) as a discontinued operation, in addition to the following discontinued operations.

     On February 3, 1997, the Company completed the sale of Tremco Incorporated to RPM, Inc. for $230.7 million, resulting in an after-tax gain of $59.5 million, or $.80 per diluted share. The sale of Tremco Incorporated completed the disposition of the Company's Sealants, Coatings and Adhesives ("SC&A") Group which also represented a disposal of a segment of a business under APB 30.

                    THE BFGOODRICH COMPANY AND SUBSIDIARIES

NOTE C  DISCONTINUED OPERATIONS (CONTINUED)

     In 1995, Rohr completed the disposition of its business jet line of nacelle business, which represented a business segment under APB 30. A summary of the results of discontinued operations is as follows:

                                                               1997      1996      1995
                                                               ----      ----      ----
                                                                    (IN MILLIONS)
Sales:
  CAO.......................................................  $ 98.0    $160.6    $188.9
  SC&A......................................................      --     316.8     359.5
  Jet business..............................................      --        --      22.3
                                                              ------    ------    ------
                                                              $ 98.0    $477.4    $570.7
                                                              ======    ======    ======
Pretax income from operations:
  CAO.......................................................  $ 16.1    $ 21.0    $ 57.5
  SC&A(1)...................................................      --      27.0      17.8
  Jet business..............................................      --        --       6.5
                                                              ------    ------    ------
                                                                16.1      48.0      81.8
Income tax expense..........................................    (5.8)    (19.6)    (34.5)
                                                              ------    ------    ------
Net income from operations..................................    10.3      28.4      47.3
Gains on sale of discontinued operations:
  CAO(2)....................................................    14.5        --        --
  SC&A(3)...................................................    59.5        --        --
Adjustment to gain of 1993 discontinued operation...........      --      30.0        --
                                                              ------    ------    ------
Income from discontinued operations.........................  $ 84.3    $ 58.4    $ 47.3
                                                              ======    ======    ======

---------------
(1) Includes $6.4 million gain on the sale of a business in 1996.

(2) Net of $7.8 million of income taxes.

(3) Net of $22.8 million of income taxes; includes provision of $7.9 million for operating losses during the phase-out period.

NOTE D  OTHER ACQUISITIONS AND DISPOSITIONS

     ACQUISITIONS The following acquisitions were recorded using the purchase method of accounting. Their results of operations, which are not material, have been included in the Consolidated Financial Statements since their respective dates of acquisition.

     During 1997, the Company acquired five businesses (four of which were acquired during the fourth quarter) for cash consideration of $133.4 million in the aggregate, which includes $65.3 million of goodwill. The purchase price allocations have been based on preliminary estimates. One of the acquired businesses is a manufacturer of data acquisition systems for satellites and other aerospace applications. A second business manufactures diverse aerospace products for commercial and military applications. A third business is a manufacturer of dyes, chemical additives and durable press resins for the textiles industry. A fourth business manufactures thermoplastic polyurethanes and is located in the United Kingdom. The remaining acquisition is a small specialty chemicals business.

                    THE BFGOODRICH COMPANY AND SUBSIDIARIES

NOTE D  OTHER ACQUISITIONS AND DISPOSITIONS (CONTINUED)

     During 1996, the Company acquired five specialty chemicals businesses for cash consideration of $107.9 million, which included $80.0 million of goodwill.

     During 1995, the Company acquired four small aerospace businesses and two small specialty chemicals businesses. The aggregate purchase price of these businesses was $15.4 million.

     In January 1998, the Company signed a definitive agreement to acquire Freedom Chemical Company for $375.0 million in cash. Freedom Chemical had sales of $293.1 million in 1997, 42 percent of which were outside the United States. Freedom Chemical is a leading global manufacturer of specialty and fine chemicals that are sold to a variety of customers who use them to enhance the performance of their finished products. Freedom Chemical has leadership positions as a supplier of specialty chemical additives used in personal-care, food and beverage, pharmaceutical, textile, graphic arts, paints, colorants and coatings applications and as chemical intermediates. The Company expects to complete the transaction late in the first quarter of 1998.

     DISPOSITIONS During 1997, the Company completed the sale of its Engine Electrical Systems Division, which was part of the Sensors and Integrated Systems Group in the Aerospace Segment. The Company received cash proceeds of $72.5 million, which resulted in a pretax gain of $26.4 million ($16.4 million after tax) reported in Other income (expense) -- net.

     In May 1995, the Company sold its wholly owned subsidiary, Arrowhead Industrial Water, Inc., for $84.3 million, resulting in a pretax gain of $3.6 million, which is included in Other income (expense) -- net.

NOTE E  IMPAIRMENT AND RESTRUCTURING CHARGES

     In 1997, the Company recognized a $35.2 million pretax charge ($21.0 million after tax, or $.28 per diluted share) to write off that portion of its contract investment in the McDonnell Douglas MD-90 aircraft program, including the costs it will be required to spend in the future to complete the contract, that the Company determined would not be recoverable from future MD-90 sales represented by firm aircraft orders. In addition, the Company recognized a $49.3 million pretax charge ($29.5 million after tax) in December 1996, related to the MD-90 program. This charge did not impact the income statement; rather, it was recognized as a direct adjustment to equity as a result of aligning Rohr's fiscal year with BFGoodrich's.

     In 1996, the Company recognized a $7.2 million pretax impairment charge on its Arkadelphia, Arkansas, facility. Also during 1996, the Company recognized a $4.0 million pretax charge for a voluntary early retirement program for eligible employees of the Specialty Plastics and Specialty Additives Groups.

     In 1995, the Company recorded a $3.1 million pretax charge for a voluntary early retirement program for eligible salaried employees at the Company's corporate headquarters, Advanced Technology Group research facilities and Aerospace Segment headquarters.

NOTE F  EXTRAORDINARY ITEMS

     During 1997, the Company incurred a charge of $19.3 million (net of a $13.1 million income tax benefit), or $.25 per diluted share, to extinguish certain indebtedness previously held by Rohr, which is reported as an extraordinary item. Costs incurred include debt premiums and other direct costs associated with the extinguishment of the related debt. The Company used a combination of existing cash funds and proceeds from new lower-cost long-term debt to extinguish the debt. Of the $19.3 million, $2.6 million (net of a $1.8 million income tax benefit) was incurred during the third

                    THE BFGOODRICH COMPANY AND SUBSIDIARIES

NOTE F  EXTRAORDINARY ITEMS (CONTINUED)

quarter in connection with Rohr's 9.33 percent Senior Notes and 9.35 percent Senior Notes. The remaining $16.7 million (net of an $11.3 million income tax benefit) relates to debt extinguishment costs incurred in connection with the Rohr merger during the fourth quarter for refinancing Rohr's 11.625 percent Senior Notes, 9.25 percent Subordinated Debentures, 7.00 percent Convertible Subordinated Debentures and 7.75 percent Convertible Subordinated Notes.

NOTE G  EARNINGS PER SHARE

     The computation of basic and diluted earnings per share for income from continuing operations is as follows:

                                                       1997         1996         1995
                                                       ----         ----         ----
                                                       (IN MILLIONS, EXCEPT PER SHARE
                                                                  AMOUNTS)
Numerator:
  Income from continuing operations.................  $113.2       $115.5       $94.8
  Preferred stock dividends and call premium........      --           --        (5.6)
                                                      ------       ------       -----
  Numerator for basic earnings per share -- income
     available to common stockholders...............   113.2        115.5        89.2
  Effect of dilutive securities:
     7.75% Convertible Notes........................      .9          1.9         2.7
                                                      ------       ------       -----
     Numerator for diluted earnings per share --
       income available to common stockholders after
       assumed conversions..........................  $114.1       $117.4       $91.9
                                                      ======       ======       =====
Denominator:
  Denominator for basic earnings per share --
     weighted-average shares........................    71.0         66.6        63.8
  Effect of dilutive securities:
     Stock options and warrants.....................     1.6          1.4          .8
     Contingent shares..............................      .7           .5          .3
     7.75% Convertible Notes........................     1.3          2.4         3.9
                                                      ------       ------       -----
  Dilutive potential common shares..................     3.6          4.3         5.0
                                                      ------       ------       -----
     Denominator for diluted earnings per share --
       adjusted weighted-average shares and assumed
       conversions..................................    74.6         70.9        68.8
                                                      ======       ======       =====
Per share income from continuing operations:
  Basic.............................................  $ 1.59       $ 1.74       $1.40
                                                      ======       ======       =====
  Diluted...........................................  $ 1.53       $ 1.65       $1.34
                                                      ======       ======       =====

                    THE BFGOODRICH COMPANY AND SUBSIDIARIES

NOTE H  ACCOUNTS AND NOTES RECEIVABLE

     Accounts and notes receivable consist of the following:

                                                            1997      1996
                                                            ----      ----
                                                            (IN MILLIONS)
Amounts billed...........................................  $477.2    $454.6
Receivable from sale of aircraft leasing subsidiary......      --      20.1
Recoverable costs and accrued profit on units delivered
  but not billed.........................................    10.0       6.5
Recoverable costs and accrued profit on progress
  completed but not billed...............................      --       8.3
Unrecovered costs and estimated profit subject to future
  negotiations...........................................    11.3      13.9
Notes and other receivables..............................    34.1      24.1
                                                           ------    ------
          Total..........................................  $532.6    $527.5
                                                           ======    ======

     "Recoverable costs and accrued profit on units delivered but not billed" represents revenue recognized on contracts for amounts not billable to customers at the balance sheet date. This amount principally represents delayed payment terms along with escalation and repricing predicated upon deliveries and final payment after acceptance.

     "Recoverable costs and accrued profit on progress completed but not billed" represents revenue recognized on contracts based on the percentage-of-completion method of accounting and is anticipated to be billed and collected in accordance with contract terms.

     "Unrecovered costs and estimated profit subject to future negotiations" consists of contract tasks completed for which a final price has not been negotiated with the customer. Amounts in excess of agreed-upon contract prices are recognized when it is probable that the claim will result in additional contract revenue and the amounts can be reliably estimated. Included in this amount are estimated recoveries on constructive change claims related to government-imposed redefined acceptance criteria on the Grumman F-14 contract, which may not be collected within one year. Management believes that amounts reflected in the financial statements are reasonable estimates of the ultimate settlements.

     The Company has a $40.0 million accounts receivable sales program under which it sells qualified receivables through a subsidiary to a trust on an ongoing basis. The investors' interests in the trust, net of the cash collateral discussed below, are reported as a reduction to accounts receivable. The Company's subsidiary holds the remaining interest in the trust which fluctuates in value depending upon the amount of receivables owned by the trust from time to time. The cost associated with the sale of receivables under the current facility is 7.57 percent per year. These costs, which have been reflected as a reduction in sales, were $3.0 million, $3.0 million and $3.6 million in 1997, 1996 and 1995, respectively. The Company expects to eliminate this program in early 1998.

                    THE BFGOODRICH COMPANY AND SUBSIDIARIES

NOTE I  INVENTORIES

     Inventories consist of the following:

                                                               1997      1996
                                                               ----      ----
                                                               (IN MILLIONS)
FIFO or average cost (which approximates current costs):
  Finished products.........................................  $173.4    $202.0
  In process................................................   411.2     398.0
  Raw materials and supplies................................   161.4     178.3
  Progress payments and advances............................   (35.9)    (67.2)
                                                              ------    ------
                                                               710.1     711.1
Reserve to reduce certain inventories to LIFO basis.........   (57.5)    (64.7)
                                                              ------    ------
Total.......................................................  $652.6    $646.4
                                                              ======    ======

     At December 31, 1997 and 1996, approximately 27 percent and 28 percent, respectively, of inventory was valued by the LIFO method.

     In-process inventories as of December 31, 1997, which include significant deferred costs for long-term contracts accounted for under contract accounting, are summarized by contract as follows (in millions, except quantities which are number of aircraft):

                          AIRCRAFT ORDER STATUS(1)                  COMPANY ORDER STATUS
                       -------------------------------   ------------------------------------------
                       DELIVERED                           (2)                  (3)FIRM
                          TO       UNFILLED   UNFILLED   CONTRACT               UNFILLED   (5)YEAR
CONTRACT               AIRLINES     ORDERS    OPTIONS    QUANTITY   DELIVERED    ORDERS    COMPLETE
--------               ---------   --------   --------   --------   ---------   --------   --------
A340(4)..............     127         63          56        267        135         33        2003
PW4000 for the
  A300/A310 and
  MD-11(4)...........     276         15           9        308        291         17        2003
GE90(4)..............      25         73          19         55         43         12        1998
737-700..............       4        703       1,065      1,000         45        205        2002
717-200 (formerly
  MD-95).............      --         50          50        TBD(6)      --         10        2007
Others...............
In-process inventory
  related to
  long-term
  contracts..........
In-process inventory
  not related to
  long-term
  contracts..........
Balance at December
  31, 1997...........

                                 IN-PROGRESS INVENTORY
                       ------------------------------------------
                                                 EXCESS-
                                       PRE-       OVER-
CONTRACT               PRODUCTION   PRODUCTION   AVERAGE   TOTAL
--------               ----------   ----------   -------   -----
A340(4)..............    $ 11.6       $  4.7      $  --    $ 16.3
PW4000 for the
  A300/A310 and
  MD-11(4)...........      21.9         11.7       30.4      64.0
GE90(4)..............       2.0         13.7         --      15.7
737-700..............       7.7          7.2        4.4      19.3
717-200 (formerly
  MD-95).............      15.0         62.8         --      77.8
Others...............      65.0          2.3         --      67.3
                         ------       ------      -----    ------
In-process inventory
  related to
  long-term
  contracts..........    $123.2       $102.4      $34.8     260.4
                         ======       ======      =====
In-process inventory
  not related to
  long-term
  contracts..........                                       150.8
                                                           ------
Balance at December
  31, 1997...........                                      $411.2
                                                           ======

---------------
(1) Represents the aircraft order status as reported by Airclaims and/or other sources the Company believes to be reliable for the related aircraft and engine option. The Company's orders frequently are less than the announced orders shown above.

(2) Represents the number of aircraft used to obtain average unit cost.

(3) Represents the number of aircraft for which the Company has firm unfilled orders.

(4) Contract quantity represents the lesser of those quantities assumed in original contract pricing or those quantities which the Company now expects to deliver in the periods assumed in original contract pricing.

                    THE BFGOODRICH COMPANY AND SUBSIDIARIES

NOTE I  INVENTORIES (CONTINUED)

(5) The year presented represents the year in which the final production units included in the contract quantity are expected to be delivered. The contract may continue in effect beyond this date.

(6) To Be Determined -- a new contract on which the amortization quantity is yet to be determined.

     In 1993, the Company revised its contract with Pratt & Whitney on the PW4000 for the A300/A310 and MD-11 programs. The revised contract provides that if Pratt & Whitney accepts delivery of less than 500 units between 1993 through 2003, an "equitable adjustment" will be made. Recent market projections on the PW4000 contract indicate that less than 500 units will be delivered. The Company has submitted a "request for equitable adjustment" to the customer and believes it will achieve a recovery such that there should not be a material adverse effect on the financial position, liquidity or results of operations of the Company. If the Company does not receive the equitable adjustment it believes it is entitled to, it is possible that there may be a material adverse effect on earnings in a given period. At December 31, 1997, the Company had $64.0 million of contract costs in inventory for the above PW4000 programs.

NOTE J  FINANCING ARRANGEMENTS

     SHORT-TERM BANK DEBT At December 31, 1997, the Company had separate revolving credit agreements with certain banks providing for domestic lines of credit aggregating $300.0 million. Borrowings under these agreements can be for any period of time until the expiration date and bear interest, at the Company's option, at rates tied to the banks' certificate of deposit, Eurodollar or prime rates. The lines expire on June 30, 2000, unless extended by the banks at the request of the Company. Under the agreements, the Company is required to pay a commitment fee of 12 basis points per annum on the total $300.0 million committed line. At December 31, 1997, no amounts were outstanding pursuant to these agreements.

     In addition, the Company had available formal foreign lines of credit and overdraft facilities, including the European revolver, of $99.0 million at December 31, 1997, of which $28.4 million was available.

     The Company also maintains uncommitted domestic money market facilities with various banks aggregating $410.0 million, of which $262.3 million of these lines were unused and available at December 31, 1997. Weighted-average interest rates on outstanding short-term borrowings were 6.4 percent and 6.6 percent at December 31, 1997 and 1996, respectively. Weighted-average interest rates on short-term borrowings were 5.0 percent, 5.9 percent and 6.5 percent during 1997, 1996 and 1995, respectively.

                    THE BFGOODRICH COMPANY AND SUBSIDIARIES

NOTE J  FINANCING ARRANGEMENTS (CONTINUED)

     LONG-TERM DEBT At December 31, 1997 and 1996, long-term debt and capital lease obligations payable after one year consisted of:

                                                              1997     1996
                                                              ----     ----
                                                              (IN MILLIONS)
9.625% Notes, maturing in 2001.............................  $175.0   $175.0
MTN notes payable..........................................   269.0    119.0
European revolver..........................................    25.5     29.2
IDRBs, maturing in 2023, 6.0%..............................    60.0     60.0
11.625% Senior Notes.......................................      --    100.0
9.25% Debentures...........................................      --    150.0
7.00% Convertible Debentures...............................      --    115.0
9.35% Senior Notes.........................................      --     27.7
9.33% Senior Notes.........................................      --     42.5
7.75% Convertible Notes....................................      --     19.7
Other debt, maturing to 2015 (interest rates from 3.0% to
  7.0%)....................................................    26.8     32.7
                                                             ------   ------
                                                              556.3    870.8
Capital lease obligations (Note K).........................     8.0     10.6
                                                             ------   ------
Total......................................................  $564.3   $881.4
                                                             ======   ======

     MTN NOTES PAYABLE The Company has issued long-term debt securities in the public markets (referred to as the MTN program, which commenced in 1995). MTN notes outstanding at December 31, 1997, were fixed-rate non-callable debt securities. During 1997, and in connection with the refinancing of Rohr's debt, the Company issued $150.0 million of 7.2 percent MTN notes, due in 2027. All other MTN notes outstanding were issued during 1995 and 1996, with interest rates ranging from 7.3 percent to 8.7 percent and maturity dates ranging from 2025 to 2046. In January 1998, the Company issued $130.0 million of 6.9 percent 20-year MTN notes as part of the financing for the acquisition of Freedom Chemical (see Note D).

     EUROPEAN REVOLVER The Company has a $75.0 million committed multi-currency revolving credit facility with various international banks, expiring in the year 2003. The Company uses this facility for short- and long-term, local currency financing to support the growth of its European operations. At December 31, 1997, the Company's long-term borrowings under this facility were $25.5 million denominated in Spanish pesetas at a floating rate that is tied to Spanish LIBOR (5.02 percent at December 31, 1997).

     IDRBS The industrial development revenue bonds were issued to finance the construction of a hangar facility in 1993. Property acquired through the issuance of these bonds secures the repayment of the bonds.

     Aggregate maturities of long-term debt, exclusive of capital lease obligations, during the five years subsequent to December 31, 1997, are as follows (in millions): 1998 -- $1.2; 1999 -- $.8; 2000 -- $.4; 2001 -- $200.7;
and 2002 -- $.5.

     The Company's debt agreements contain various restrictive covenants that, among other things, place limitations on the payment of cash dividends and the repurchase of the Company's capital stock. Under the most restrictive of these agreements, $799.1 of income retained in the business and additional capital was free from such limitations at December 31, 1997.

                    THE BFGOODRICH COMPANY AND SUBSIDIARIES

NOTE J  FINANCING ARRANGEMENTS (CONTINUED)

     During 1997, the 11.625% Senior Notes, 9.25% Debentures, 7.00% Convertible Debentures, 9.35% Senior Notes, 9.33% Senior Notes and the 7.75% Convertible Notes were extinguished. See Note F for further information on debt extinguishments.

NOTE K  LEASE COMMITMENTS

     The Company leases certain of its office and manufacturing facilities as well as machinery and equipment under various leasing arrangements. The future minimum lease payments from continuing operations, by year and in the aggregate, under capital leases and under noncancelable operating leases with initial or remaining noncancelable lease terms in excess of one year, consisted of the following at December 31, 1997:

                                                                  NONCANCELABLE
                                               CAPITAL LEASES    OPERATING LEASES
                                               --------------    ----------------
                                                         (IN MILLIONS)
1998.........................................      $ 3.5              $ 23.8
1999.........................................        2.4                20.3
2000.........................................        1.9                17.1
2001.........................................        1.6                14.5
2002.........................................        1.4                12.1
Thereafter...................................        1.8                24.3
                                                   -----              ------
Total minimum payments.......................       12.6              $112.1
                                                   -----              ======
Amounts representing interest................       (2.6)
                                                   -----
Present value of net minimum lease payments..       10.0
Current portion of capital lease
  obligations................................       (2.0)
                                                   -----
Total........................................      $ 8.0
                                                   =====

     Net rent expense from continuing operations consisted of the following:

                                                     1997     1996     1995
                                                     -----    -----    -----
                                                          (IN MILLIONS)
Minimum rentals....................................  $28.2    $26.0    $26.4
Contingent rentals.................................    3.9      2.9      2.4
Sublease rentals...................................    (.1)     (.1)     (.1)
                                                     -----    -----    -----
Total..............................................  $32.0    $28.8    $28.7
                                                     =====    =====    =====

NOTE L  PENSIONS

     The Company has several contributory and noncontributory defined benefit pension plans covering substantially all employees. Plans covering salaried employees generally provide benefit payments using a formula that is based on an employee's compensation and length of service. Plans covering hourly employees generally provide benefit payments of stated amounts for each year of service.

     The Company's general funding policy for pension plans is to contribute amounts at least sufficient to satisfy regulatory funding standards. The Company's qualified pension plans were fully funded on an accumulated benefit obligation basis at December 31, 1997. Assets for these plans

                    THE BFGOODRICH COMPANY AND SUBSIDIARIES

NOTE L  PENSIONS (CONTINUED)

consist principally of corporate and government obligations and commingled funds invested in equities, debt and real estate. At December 31, 1997, the pension plans held 2,761,585 shares of the Company's common stock with a fair value of $114.4 million.

     The components of net periodic pension cost are as follows:

                                               1997       1996       1995
                                               ----       ----       ----
                                                      (IN MILLIONS)
Service cost for benefits earned............  $  21.0    $  24.8    $  20.9
Interest cost on projected benefit
  obligation................................     93.5       85.3       83.7
Actual return on plan assets................   (191.7)    (155.1)    (144.7)
Net amortization and deferral...............    107.9       82.1       74.2
                                              -------    -------    -------
Net pension cost............................  $  30.7    $  37.1    $  34.1
                                              =======    =======    =======

     Amortization of unrecognized transition assets and liabilities, prior service cost and gains and losses (if applicable) are recorded using the straight-line method over the average remaining service period of active employees, or approximately 12 years.

     The following table sets forth the status of the Company's funded defined benefit pension plans as of December 31, 1997 and 1996, and the amounts recorded in the Consolidated Balance Sheet at those dates. This table excludes accrued pension costs for unfunded, non-qualified pension plans of $73.2 million in 1997 and $25.5 million in 1996, and the related projected benefit obligations of $82.2 million in 1997 and $36.7 million in 1996.

                    THE BFGOODRICH COMPANY AND SUBSIDIARIES

NOTE L  PENSIONS (CONTINUED)

                                                  1997                  1996                  1996
                                               PLANS WITH            PLANS WITH            PLANS WITH
                                                 ASSETS                ASSETS             ACCUMULATED
                                               EXCEEDING             EXCEEDING         BENEFIT OBLIGATION
                                              ACCUMULATED           ACCUMULATED            EXCEEDING
                                           BENEFIT OBLIGATION    BENEFIT OBLIGATION          ASSETS
                                           ------------------    ------------------    ------------------
                                                                   (IN MILLIONS)
Actuarial present value of accumulated
  benefit obligation:
  Vested.................................       $1,097.8               $568.8                $507.7
  Non-vested.............................          104.5                 26.6                  20.7
                                                --------               ------                ------
Accumulated benefit obligation...........        1,202.3                595.4                 528.4
Plan assets at fair value................        1,263.1                646.5                 475.3
                                                --------               ------                ------
Plan assets in excess of (less than)
  accumulated benefit obligation.........       $   60.8               $ 51.1                $(53.1)
                                                ========               ======                ======
Projected benefit obligation.............       $1,251.9               $645.0                $533.9
Plan assets at fair value................        1,263.1                646.5                 475.3
                                                --------               ------                ------
Plan assets in excess of (less than)
  projected benefit obligation...........       $   11.2               $  1.5                $(58.6)
                                                ========               ======                ======
Consisting of:
  Unrecognized transition asset
     (liability).........................       $   (9.6)              $(20.2)               $  9.8
  Unrecognized prior service cost........          (40.0)               (19.0)                (31.9)
  Unrecognized net gain (loss)...........         (101.6)               (63.6)                (52.9)
  Adjustment required to recognize
     minimum liability...................             --                   --                  72.7
  Prepaid (accrued) pension cost
     recognized in the balance sheet.....          162.4                104.3                 (56.3)
                                                --------               ------                ------
Total....................................       $   11.2               $  1.5                $(58.6)
                                                ========               ======                ======

     Major assumptions used in accounting for the Company's defined benefit pension plans are presented below. The assumptions used for periods prior to 1997 were comparable for BFGoodrich's and Rohr's plans, except for the 1995 discount rate for obligations, which was 7.25 percent for BFGoodrich's plans and
8.25 percent for Rohr's plans.

                                                        1997    1996    1995
                                                        ----    ----    ----
Discount rate for obligations.........................  7.25%   7.75%   7.25%
Rate of increase in compensation levels...............   3.5%    4.0%    3.5%
Expected long-term rate of return on plan assets......   9.0%    9.0%    9.0%

     The Company also maintains voluntary retirement savings plans for U.S. salaried and wage employees. Under provisions of these plans, eligible employees can receive Company matching contributions on up to the first 6 percent of their eligible earnings. The Company matches 1 dollar for each 1 dollar of employee contributions invested in BFGoodrich common stock, and 50 cents for each dollar of eligible employee contributions invested in other available investment options (up to 6 percent of eligible earnings). For 1997, 1996 and 1995, Company contributions amounted to $15.3 million, $15.9 million and $14.6 million, respectively.

                    THE BFGOODRICH COMPANY AND SUBSIDIARIES

NOTE L  PENSIONS (CONTINUED)

     In addition, the Company contributed $8.9 million, $12.4 million and $12.8 million in 1997, 1996 and 1995, respectively, under other defined contribution plans for employees not covered under the aforementioned defined benefit pension and voluntary retirement savings plans. Contributions are determined based on various percentages of eligible earnings and a profit sharing formula.

NOTE M  POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     The Company sponsors several unfunded defined benefit postretirement plans that provide certain health-care and life insurance benefits to eligible employees. The health-care plans are contributory, with retiree contributions adjusted periodically, and contain other cost-sharing features, such as deductibles and coinsurance. The life insurance plans are generally noncontributory.

     The following table sets forth the combined status of the plans as recorded in the Consolidated Balance Sheet at December 31, 1997 and 1996:

                                                            1997      1996
                                                            ----      ----
Accumulated postretirement benefit obligation (APBO):
  Retirees...............................................  $272.4    $257.1
  Fully eligible active plan participants................    21.7      23.4
  Other active plan participants.........................    32.8      31.9
  Unrecognized gain......................................    42.9      66.3
                                                           ------    ------
Accrued postretirement cost..............................  $369.8    $378.7
                                                           ======    ======

     Net periodic postretirement benefit expense included the following components:

                                                     1997     1996     1995
                                                     ----     ----     ----
                                                          (IN MILLIONS)
Service cost for benefits earned...................  $ 2.2    $ 2.4    $ 1.8
Interest cost on APBO..............................   23.7     22.7     25.7
Net amortization and deferral......................   (1.5)    (2.3)    (2.9)
                                                     -----    -----    -----
Net periodic postretirement cost...................  $24.4    $22.8    $24.6
                                                     =====    =====    =====

     For measurement purposes, the annual rate of increase in the per capita cost of covered health-care benefits of 7.5 percent was assumed for 1998, decreasing gradually to 5.0 percent through the year 2002 and remaining at that level thereafter. The health-care cost trend rate assumption has a significant effect on the amount of the obligation and periodic cost reported. An increase in the assumed health-care cost trend rate by one percentage point in each year would increase the APBO as of December 31, 1997, by $21.2 million and the aggregate of the service and interest cost components of net periodic postretirement benefit cost for 1997 by $1.6 million. The weighted-average discount rates used in determining the APBO were 7.25 percent, 7.75 percent and
7.25 percent as of December 31, 1997, 1996 and 1995, respectively.

                    THE BFGOODRICH COMPANY AND SUBSIDIARIES

NOTE N  INCOME TAXES

     Income from continuing operations before income taxes and Trust distributions as shown in the Consolidated Statement of Income consists of the following:

                                                  1997      1996      1995
                                                  ----      ----      ----
                                                       (IN MILLIONS)
Domestic.......................................  $199.9    $167.1    $135.4
Foreign........................................    17.9      27.3      21.8
                                                 ------    ------    ------
Total..........................................  $217.8    $194.4    $157.2
                                                 ======    ======    ======

     A summary of income tax (expense) benefit from continuing operations in the Consolidated Statement of Income is as follows:

                                                  1997      1996      1995
                                                  ----      ----      ----
                                                       (IN MILLIONS)
Current:
  Federal......................................  $(52.2)   $(25.8)   $(16.7)
  Foreign......................................    (5.8)     (9.0)     (4.5)
  State........................................    (2.9)     (4.6)     (4.5)
                                                 ------    ------    ------
                                                  (60.9)    (39.4)    (25.7)
                                                 ------    ------    ------
Deferred:
  Federal......................................   (31.3)    (27.6)    (27.9)
  Foreign......................................    (1.3)       .8        .1
  State........................................     (.6)     (2.2)     (3.8)
                                                 ------    ------    ------
                                                  (33.2)    (29.0)    (31.6)
                                                 ------    ------    ------
Total..........................................  $(94.1)   $(68.4)   $(57.3)
                                                 ======    ======    ======

     Significant components of deferred income tax assets and liabilities at December 31, 1997 and 1996, are as follows:

                                                               1997       1996
                                                               ----       ----
                                                                (IN MILLIONS)
Deferred income tax assets:
  Accrual for postretirement benefits other than pensions...  $ 127.8    $ 129.6
  Inventories...............................................     64.2       22.9
  Other nondeductible accruals..............................     59.3       58.7
  Tax credit and net operating loss carryovers..............     95.6      148.0
  Other.....................................................     44.4       51.0
                                                              -------    -------
          Total deferred income tax assets..................    391.3      410.2
                                                              -------    -------
Deferred income tax liabilities:
  Tax over book depreciation................................    (72.3)     (90.0)
  Tax over book intangible amortization.....................    (17.2)     (13.3)
  Pensions..................................................    (47.7)     (26.5)
  Sales of investment leases................................       --      (27.8)
  Other.....................................................    (35.7)     (48.0)
                                                              -------    -------
          Total deferred income tax liabilities.............   (172.9)    (205.6)
                                                              -------    -------
Net deferred income taxes...................................  $ 218.4    $ 204.6
                                                              =======    =======

                    THE BFGOODRICH COMPANY AND SUBSIDIARIES

NOTE N  INCOME TAXES (CONTINUED)
     Management has determined, based on the Company's history of prior earnings and its expectations for the future, that taxable income of the Company will more likely than not be sufficient to recognize fully these net deferred tax assets. In addition, management's analysis indicates that the turnaround periods for certain of these assets are for long periods of time or are indefinite. In particular, the turnaround of the largest deferred tax asset related to accounting for postretirement benefits other than pensions will occur over an extended period of time and, as a result, will be realized for tax purposes over those future periods and beyond. The tax credit and net operating loss carryovers, principally relating to Rohr, are primarily comprised of federal net operating loss carryovers of $207.5 million which expire in the years 2005 through 2012, state net operating loss carryovers of $99.3 million which expire in the years 2003 through 2014 and investment tax credit and other credits of $11.4 million which expire in the years 2003 through 2013. The remaining deferred tax assets and liabilities approximately match each other in terms of timing and amounts and should be realizable in the future, given the Company's operating history.

     The effective income tax rate from continuing operations varied from the statutory federal income tax rate as follows:

                                                      1997    1996    1995
                                                      ----    ----    ----
PERCENT OF PRETAX INCOME
Statutory federal income tax rate...................  35.0%   35.0%   35.0%
Corporate-owned life insurance investments..........    --    (1.0)   (1.6)
Amortization of nondeductible goodwill..............    .9     1.0     1.1
Difference in rates on consolidated foreign
  subsidiaries......................................   (.1)    (.4)   (1.6)
State and local taxes, net of federal benefit.......   1.3     2.5     2.9
Tax exempt income from foreign sales corporation....  (3.3)    (.1)    (.3)
QUIPS distributions.................................  (1.7)   (1.9)   (1.2)
Nondeductible merger-related costs..................   9.2      --      --
Other items.........................................   1.9      .1     2.2
                                                      ----    ----    ----
Effective income tax rate...........................  43.2%   35.2%   36.5%
                                                      ====    ====    ====

     The Company has not provided for U.S. federal and foreign withholding taxes on $123.3 million of foreign subsidiaries' undistributed earnings as of December 31, 1997, because such earnings are intended to be reinvested indefinitely. It is not practical to determine the amount of income tax liability that would result had such earnings actually been repatriated. On repatriation, certain foreign countries impose withholding taxes. The amount of withholding tax that would be payable on remittance of the entire amount of undistributed earnings would approximate $6.0 million.

NOTE O  BUSINESS SEGMENT INFORMATION

     The Company's operations are classified into two reportable business segments: BFGoodrich Aerospace ("Aerospace") and BFGoodrich Specialty Chemicals ("Specialty Chemicals").

     Aerospace consists of four business groups: Aerostructures; Landing Systems; Sensors and Integrated Systems; and Maintenance, Repair and Overhaul. They serve commercial, military, regional, business and general aviation markets. Aerospace's major products are aircraft engine nacelle and pylon systems; aircraft landing gear and wheels and brakes; sensors and sensor-based systems; fuel measurement and management systems; aircraft evacuation slides and rafts; ice

                    THE BFGOODRICH COMPANY AND SUBSIDIARIES

NOTE O  BUSINESS SEGMENT INFORMATION (CONTINUED)

protection systems, and collision warning systems. Aerospace also provides maintenance, repair and overhaul services on commercial airframes and components.

     Specialty Chemicals consists of two business groups: Specialty Additives and Specialty Plastics. They serve various markets such as personal-care, pharmaceuticals, printing, textiles, industrial, construction and automotive. Specialty Chemicals' major products are thermoplastic polyurethane; high-heat-resistant plastics; synthetic thickeners and emulsifiers; polymer emulsions, resins and additives, and textile thickeners, binders, emulsions and compounds.

     The Company's business is conducted on a global basis with manufacturing, service and sales undertaken in various locations throughout the world. Aerospace's products and services and Specialty Chemicals' products are principally sold to customers in North America and Europe.

     Segment operating income is total segment revenue reduced by operating expenses directly identifiable with that business segment. Corporate includes general corporate administrative costs and Advanced Technology Group research expenses.

                                            SALES                    OPERATING INCOME
                                ------------------------------   ------------------------
                                  1997       1996       1995      1997     1996     1995
                                  ----       ----       ----      ----     ----     ----
                                                      (IN MILLIONS)
Aerospace(1)..................  $2,468.3   $2,021.4   $1,951.0   $260.3   $253.6   $229.5
Specialty Chemicals(2)........     904.7      824.4      710.8    128.2    109.5     74.4
                                --------   --------   --------   ------   ------   ------
                                 3,373.0    2,845.8    2,661.8    388.5    363.1    303.9
Corporate(3)..................        --         --         --    (61.4)   (52.8)   (56.5)
Merger-related costs..........        --         --         --    (77.0)      --       --
                                --------   --------   --------   ------   ------   ------
Total.........................  $3,373.0   $2,845.8   $2,661.8   $250.1   $310.3   $247.4
                                ========   ========   ========   ======   ======   ======

                                                        DEPRECIATION AND
                            PROPERTY ADDITIONS        AMORTIZATION EXPENSE          IDENTIFIABLE ASSETS
                         ------------------------   ------------------------   ------------------------------
                          1997     1996     1995     1997     1996     1995      1997       1996       1995
                          ----     ----     ----     ----     ----     ----      ----       ----       ----
                                                            (IN MILLIONS)
Aerospace..............  $ 81.9   $ 64.6   $ 46.4   $ 82.6   $ 79.3   $ 79.0   $2,347.0   $2,169.2   $2,147.5
Specialty Chemicals....    73.2     97.5     86.4     48.2     39.0     35.3      877.3      784.6      602.7
                         ------   ------   ------   ------   ------   ------   --------   --------   --------
                          155.1    162.1    132.8    130.8    118.3    114.3    3,224.3    2,953.8    2,750.2
Corporate(4)...........     4.8     35.0     23.0      8.0     21.5     21.7      269.6      626.0      637.3
                         ------   ------   ------   ------   ------   ------   --------   --------   --------
Total..................  $159.9   $197.1   $155.8   $138.8   $139.8   $136.0   $3,493.9   $3,579.8   $3,387.5
                         ======   ======   ======   ======   ======   ======   ========   ========   ========

                    THE BFGOODRICH COMPANY AND SUBSIDIARIES

NOTE O  BUSINESS SEGMENT INFORMATION (CONTINUED)

                                   SALES                    OPERATING INCOME            IDENTIFIABLE ASSETS
                       ------------------------------   ------------------------   ------------------------------
                         1997       1996       1995      1997     1996     1995      1997       1996       1995
                         ----       ----       ----      ----     ----     ----      ----       ----       ----
                                                             (IN MILLIONS)
Geographic Areas:
  United States......  $3,091.7   $2,604.1   $2,452.6   $369.3   $336.4   $281.6   $2,926.0   $2,651.4   $2,533.5
  Other North
    America..........      26.9       21.4       19.5      1.2      1.3       .8        6.3       12.0       20.8
  Europe.............     216.7      190.3      163.0     20.9     24.9     20.8      286.4      282.7      188.6
  Other Foreign......      37.7       30.0       26.7      1.3       .9      1.9       15.1       12.5       11.6
  Inter-area.........        --         --         --     (4.2)     (.4)    (1.2)      (9.5)      (4.8)      (4.3)
                       --------   --------   --------   ------   ------   ------   --------   --------   --------
Total................  $3,373.0   $2,845.8   $2,661.8   $388.5   $363.1   $303.9   $3,224.3   $2,953.8   $2,750.2
                       ========   ========   ========   ======   ======   ======   ========   ========   ========

---------------
(1) Operating income in 1997 includes a $35.2 million charge for the McDonnell Douglas MD-90 program, and in 1996 includes a $7.2 million asset impairment charge.

(2) Operating income in 1996 includes a $4.0 million charge for a voluntary early retirement program.

(3) Corporate operating expenses in 1995 include a $3.1 million charge for a voluntary early retirement program.

(4) Includes amounts relating to the CAO business and the SC&A Group, which were accounted for as discontinued operations (see Note C).

     Sales are generally not concentrated in any one customer. Sales, solely in the Aerospace Segment, represented 11 percent, 9 percent and 9 percent of consolidated sales in 1997, 1996 and 1995, respectively, to Boeing.

     At December 31, 1997, approximately 19 percent of the Company's labor force was covered by various collective bargaining agreements. Approximately 2 percent of the labor force was covered by a collective bargaining agreement that will expire during 1998.

     Net assets of consolidated foreign subsidiaries, principally in Europe, amounted to $166.4 million, $219.1 million and $219.3 million in 1997, 1996 and 1995, respectively. The Company does not believe that business risks in countries in which it operates, including currency restrictions, would have a significant adverse effect on cash flow, liquidity or capital resources.

     The Company also exports products manufactured in the United States to affiliated and unaffiliated companies worldwide. Intercompany transfers made at prevailing prices to foreign subsidiaries amounted to $99.0 million, $85.2 million and $81.1 million in 1997, 1996 and 1995, respectively. Export sales to unaffiliated foreign customers amounted to $790.1 million, $620.6 million and $537.2 million in 1997, 1996 and 1995, respectively.

                    THE BFGOODRICH COMPANY AND SUBSIDIARIES

NOTE P  SUPPLEMENTAL STATEMENT OF INCOME INFORMATION

                                                  1997      1996      1995
                                                  ----      ----      ----
                                                       (IN MILLIONS)
Other Income (Expense) -- Net
Cost of health-care benefits for retirees of
  previously discontinued businesses...........  $(11.5)   $(10.5)   $(12.1)
Net gains (losses) on sale of businesses.......    26.9      (3.5)      3.6
Equity in losses of unconsolidated
  subsidiary...................................    (3.0)     (3.9)     (4.4)
Exchange of convertible notes..................     (.2)     (5.3)       --
Interest on Company-owned life insurance.......      --      (7.5)    (10.0)
Environmental recoveries (costs) of previously
  discontinued businesses......................      --       1.6      19.1
Other -- net...................................     2.8      (1.7)      5.7
                                                 ------    ------    ------
Total..........................................  $ 15.0    $(30.8)   $  1.9
                                                 ======    ======    ======

     The Company's unconsolidated subsidiary, DTM Corporation ("DTM"), had assets of $17.6 million and $17.9 million and liabilities of $7.5 million and $21.8 million at December 31, 1997 and 1996, respectively, and revenues of $24.9 million, $24.4 million and $13.9 million in 1997, 1996 and 1995, respectively. In May 1997, DTM issued 2,852,191 shares of its authorized but previously unissued common stock in an initial public offering ("IPO"). The shares were issued at $8.00 per share ($7.44 per share net of the underwriting discount), resulting in cash proceeds of $21.2 million to DTM, net of the underwriting discount. DTM develops, designs, manufactures, markets and supports, on an international basis, rapid prototyping and rapid tooling systems, powdered material and related services. The Company owned approximately 92 percent of DTM's outstanding common stock immediately prior to the IPO. As a result of the IPO, the Company's interest declined to approximately 50 percent (the Company did not sell any of its interest in the IPO). The Company recognized a pretax gain of $13.7 million ($8.0 million after tax, including provision for deferred income taxes) in accordance with the SEC's Staff Accounting Bulletin 84.

     In 1995, the Company recognized $19.1 million of income from the settlement of certain insurance issues relating to past environmental claims of previously discontinued businesses.

     RESEARCH AND DEVELOPMENT EXPENSE The Company performs research and development under Company-funded programs for commercial products, and under contracts with others. Research and development under contracts with others is performed by the Aerospace Segment for military and commercial products. Total research and development expenditures from continuing operations in 1997, 1996 and 1995 were $141.2 million, $137.5 million and $127.0 million, respectively. Of these amounts, $39.4 million, $29.4 million and $41.2 million, respectively, were funded by customers.

NOTE Q  SUPPLEMENTAL BALANCE SHEET INFORMATION

                                                              1997     1996
                                                              ----     ----
                                                              (IN MILLIONS)
Allowance for Doubtful Accounts.............................  $21.3    $26.2
                                                              =====    =====

     Amounts charged to expense from continuing operations during 1997, 1996 and 1995 were $15.4 million, $2.8 million and $2.0 million, respectively. Of the $15.4 million expense in 1997, $11.8 million related to the bankruptcy of one customer.

                    THE BFGOODRICH COMPANY AND SUBSIDIARIES

NOTE Q  SUPPLEMENTAL BALANCE SHEET INFORMATION (CONTINUED)

                                                         1997        1996
                                                         ----        ----
                                                           (IN MILLIONS)
PROPERTY
Land.................................................  $   41.8    $    47.5
Buildings and improvements...........................     632.9        682.1
Machinery and equipment..............................   1,215.7      1,328.9
Construction in progress.............................     125.0        124.2
                                                       --------    ---------
                                                        2,015.4      2,182.7
Less allowances for depreciation and amortization....    (950.3)    (1,040.7)
                                                       --------    ---------
Total................................................  $1,065.1    $ 1,142.0
                                                       ========    =========

     Property includes assets acquired under capital leases, principally buildings and machinery and equipment, of $71.6 million and $70.9 million at December 31, 1997 and 1996, respectively. Related allowances for depreciation and amortization are $33.9 million and $28.9 million, respectively. Interest costs capitalized from continuing operations were $5.3 million in 1997, $6.3 million in 1996 and $2.4 million in 1995. Amounts charged to expense for depreciation and amortization from continuing operations during 1997, 1996 and 1995 were $111.3 million, $101.2 million and $98.7 million, respectively.

                                                              1997     1996
                                                              ----     ----
                                                              (IN MILLIONS)
GOODWILL
Accumulated amortization....................................  $71.4    $75.5
                                                              =====    =====
IDENTIFIABLE INTANGIBLE ASSETS
Accumulated amortization....................................  $26.0    $30.9
                                                              =====    =====

     Amortization of goodwill and identifiable intangible assets from continuing operations was $22.2 million, $20.1 million and $18.3 million in 1997, 1996 and 1995, respectively.

                                                            1997      1996
                                                            ----      ----
                                                            (IN MILLIONS)
ACCRUED EXPENSES
Wages, vacations, pensions and other employment costs....  $164.9    $138.2
Postretirement benefits other than pensions..............    26.1      26.3
Taxes, other than federal and foreign taxes on income....    42.3      46.6
Accrued environmental liabilities........................    18.0      23.5
Accrued interest.........................................    27.0      38.3
Other....................................................   133.0      71.5
                                                           ------    ------
Total....................................................  $411.3    $344.4
                                                           ======    ======

     FAIR VALUES OF FINANCIAL INSTRUMENTS The Company's accounting policies with respect to financial instruments are described in Note B.

                    THE BFGOODRICH COMPANY AND SUBSIDIARIES

NOTE Q  SUPPLEMENTAL BALANCE SHEET INFORMATION (CONTINUED)

     The carrying amounts and fair values of the Company's significant on balance sheet financial instruments at December 31, 1997 and 1996, are as follows:

                                                              CARRYING     FAIR
                                                               AMOUNT     VALUES
                                                              --------    ------
                                                                (IN MILLIONS)
1997
Cash and cash equivalents...................................   $ 47.0     $ 47.0
Accounts and notes receivable...............................    532.6      532.6
Accounts payable............................................    327.6      327.6
Short-term bank debt........................................    192.8      192.8
Long-term debt (including current portion)..................    567.5      605.6
1996
Cash and cash equivalents...................................   $137.1     $137.1
Accounts and notes receivable...............................    527.5      527.5
Accounts payable............................................    306.7      306.7
Short-term bank debt........................................    134.4      134.4
Long-term debt (including current portion)..................    939.7      957.7

     Off balance sheet derivative financial instruments at December 31, 1997 and 1996, held for purposes other than trading, were as follows:

                                           1997                1996
                                         CONTRACT/           CONTRACT/
                                         NOTIONAL    FAIR    NOTIONAL    FAIR
                                          AMOUNT     VALUE    AMOUNT     VALUE
                                         ---------   -----   ---------   -----
                                                     (IN MILLIONS)
Interest rate swaps....................    $25.5     $(1.3)    $15.0     $(.1)
Foreign currency forward contracts.....     12.2      (.1)      15.2      (.1)
Foreign currency swap agreements.......       .7       --       17.1       --

     At December 31, 1997, the Company had one interest rate swap agreement, wherein the Company pays a fixed rate of interest and receives a LIBOR-based floating rate.

     Foreign currency forward contracts mature over the next four months coincident with the anticipated settlement of accounts receivable and accounts payable in Europe. No additional cash requirements are necessary with respect to outstanding agreements.

     The counterparties to each of these agreements are major commercial banks. Management believes that losses related to credit risk are remote.

NOTE R  SUPPLEMENTAL CASH FLOW INFORMATION

     The following tables set forth non-cash financing and investing activities and other cash flow information.

                    THE BFGOODRICH COMPANY AND SUBSIDIARIES

NOTE R  SUPPLEMENTAL CASH FLOW INFORMATION (CONTINUED)

     Acquisitions accounted for under the purchase method are summarized as follows:

                                                            1997      1996      1995
                                                            ----      ----      ----
                                                                 (IN MILLIONS)
Estimated fair value of tangible assets acquired.........  $  70.1   $  46.4   $  3.6
Goodwill and identifiable intangible assets..............     75.8      81.7     12.7
Cash paid................................................   (133.4)   (107.9)   (15.4)
                                                           -------   -------   ------
Liabilities assumed or created...........................  $  12.5   $  20.2   $   .9
                                                           =======   =======   ======
Liabilities disposed in connection with sales of
  businesses.............................................  $  44.2   $   1.5   $  9.2
Assets acquired in connection with sale of business......       --      27.6       --
Interest paid (net of amount capitalized)................     81.5      88.6     95.3
Income taxes paid........................................    145.9      34.8     30.2
Conversion of Series D Convertible Preferred Stock into
  common stock...........................................       --        --     22.9
Contribution of common stock to pension trust............       --      30.0       --
Exchange of 7.75% Convertible Notes......................     (1.3)    (37.8)      --
Change in equity due to exchange of 7.75% Convertible
  Notes..................................................      1.5      43.1       --

NOTE S  PREFERRED STOCK

     There are 10,000,000 authorized shares of Series Preferred Stock -- $1 par value. Shares of Series Preferred Stock that have been redeemed are deemed retired and extinguished and may not be reissued. As of December 31, 1997, 2,401,673 shares of Series Preferred Stock have been redeemed, and no shares of Series Preferred Stock were outstanding. The Board of Directors establishes and designates the series and fixes the number of shares and the relative rights, preferences and limitations of the respective series of the Series Preferred Stock.

     CUMULATIVE PARTICIPATING PREFERRED STOCK -- SERIES F In 1997, the Company authorized 100,000 shares of Junior Participating Preferred Stock -- Series
F -- $1 par value. Series F shares have preferential voting, dividend and liquidation rights over the Company's common stock. At December 31, 1997, no Series F shares were issued or outstanding and 81,670 shares were reserved for issuance.

     On August 2, 1997, the Company made a dividend distribution of one Preferred Share Purchase Right ("Right") on each share of the Company's common stock. These Rights replace previous shareholder rights which expired on August 2, 1997. Each Right, when exercisable, entitles the registered holder thereof to purchase from the Company one one-thousandth of a share of Series F Stock at a price of $200 per one one-thousandth of a share (subject to adjustment). The one one-thousandth of a share is intended to be the functional equivalent of one share of the Company's common stock.

     The Rights will not be exercisable or transferable apart from the common stock until an Acquiring Person, as defined in the Rights Agreement without the prior consent of the Company's Board of Directors, acquires 20 percent or more of the voting power of the Company's common stock or announces a tender offer that would result in 20 percent ownership. The Company is entitled to redeem the Rights at 1 cent per Right any time before a 20 percent position has been acquired or in connection with certain transactions thereafter announced. Under certain circumstances, including the acquisition of 20 percent of the Company's common stock, each Right not

                    THE BFGOODRICH COMPANY AND SUBSIDIARIES

NOTE S  PREFERRED STOCK (CONTINUED)

owned by a potential Acquiring Person will entitle its holder to purchase, at the Right's then-current exercise price, shares of Series F Stock having a market value of twice the Right's exercise price.

     Holders of the Right will be entitled to buy stock of an Acquiring Person at a similar discount if, after the acquisition of 20 percent or more of the Company's voting power, the Company is involved in a merger or other business combination transaction with another person in which its common shares are changed or converted, or the Company sells 50 percent or more of its assets or earnings power to another person. The Rights expire on August 2, 2007.

NOTE T  COMMON STOCK

     On December 22, 1997, 18,588,004 shares of common stock were issued in connection with the merger with Rohr (see Note A).

     During 1996, 754,717 shares ($30.0 million) of authorized but previously unissued shares of common stock were issued and contributed to the Company's defined benefit wage and salary pension plans. In addition, 2,006,868 shares ($48.0 million) of common stock related to Rohr's pension plans were contributed during the period between August 1 and December 31, 1996 and, as a result, are included in equity as part of the adjustment to conform Rohr's fiscal year.

     During 1997, 1996 and 1995, 826,388; 600,057 and 441,209 shares, respectively, of authorized but unissued shares were issued under the Stock Option Plan and other employee stock ownership plans.

     The Company acquired 53,137; 52,949 and 1,365,654 shares of treasury stock in 1997, 1996 and 1995, respectively, and reissued 5,000; 22,500 and 775,900 shares, respectively, in connection with the Stock Option Plan and other employee stock ownership plans. In 1997, 1996 and 1995, 19,900; 60,400 and 134,250 shares, respectively, of common stock previously awarded to employees were forfeited and restored to treasury stock.

     Shares reserved for future issuance at December 31, 1997, were as follows:

Stock options under Stock Option Plan....................  6,488,531
Other....................................................  1,235,070
                                                           ---------
          Total..........................................  7,723,601
                                                           =========

NOTE U  PREFERRED SECURITIES OF TRUST

     On July 6, 1995, BFGoodrich Capital, a wholly owned Delaware statutory business trust (the "Trust") which is consolidated by the Company, received $122.5 million, net of the underwriting commission, from the issuance of 8.3 percent Cumulative Quarterly Income Preferred Securities, Series A ("QUIPS"). The Trust invested the proceeds in 8.3 percent Junior Subordinated Debentures, Series A, due 2025 ("Junior Subordinated Debentures") issued by the Company, which represent approximately 97 percent of the total assets of the Trust. The Company used the proceeds from the Junior Subordinated Debentures primarily to redeem all of the outstanding shares of the $3.50 Cumulative Convertible Preferred Stock, Series D.

     The QUIPS have a liquidation value of $25 per Preferred Security, mature in 2025 and are subject to mandatory redemption upon repayment of the Junior Subordinated Debentures. The Company has the option at any time on or after July 6, 2000, to redeem, in whole or in part, the

                    THE BFGOODRICH COMPANY AND SUBSIDIARIES

NOTE U  PREFERRED SECURITIES OF TRUST (CONTINUED)

Junior Subordinated Debentures with the proceeds from the issuance and sale of the Company's common stock within two years preceding the date fixed for redemption.

     The Company has unconditionally guaranteed all distributions required to be made by the Trust, but only to the extent the Trust has funds legally available for such distributions. The only source of funds for the Trust to make distributions to preferred security holders is the payment by the Company of interest on the Junior Subordinated Debentures. The Company has the right to defer such interest payments for up to five years. If the Company defers any interest payments, the Company may not, among other things, pay any dividends on its capital stock until all interest in arrears is paid to the Trust.

NOTE V  STOCK OPTION PLAN

     At December 31, 1997, the Company had stock-based compensation plans described below that include the pre-merger plans of Rohr. Effective with the merger, outstanding Rohr options were assumed by the Company and converted to fully-vested options to purchase BFGoodrich common stock at a ratio of .7 of one share of BFGoodrich common stock for each Rohr option.

     The Stock Option Plan, which will expire on April 5, 2001, unless renewed, provides for the awarding of or the granting of options to purchase 3,200,000 shares of common stock of the Company. Generally, options granted are exercisable at the rate of 35 percent after one year, 70 percent after two years and 100 percent after three years. Certain options are fully exercisable immediately after grant. The term of each option cannot exceed 10 years from the date of grant. All options granted under the Plan have been granted at not less than 100 percent of market value (as defined) on the date of grant.

     Pro forma information regarding net income and earnings per share is required by FASB Statement No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), and has been determined as if the Company had accounted for its employee stock options under the fair value method of that statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rates of 5.75 percent, 5.39 percent and 7.83 percent for 1997, 1996 and 1995, respectively; dividend yield of 2.7 percent for 1997, and 2.5 percent for 1996 and 1995; volatility factor of the expected market price of the Company's common stock of 16.2 percent for 1997, and 19.0 percent for 1996 and 1995; and a weighted-average expected life of the options of 5.2 years, 5.0 years and 4.9 years for 1997, 1996 and 1995, respectively. The assumptions used were comparable for BFGoodrich's and Rohr's stock options, except that for the Rohr options, the dividend yield assumption was zero and the volatility factor was
43.8 percent in 1997 and 43.1 percent in 1996. The option valuation model requires the input of highly subjective assumptions, primarily stock price volatility, changes in which can materially affect the fair value estimate. The weighted-average fair values of stock options granted during 1997, 1996 and 1995 were $7.59, $7.28 and $5.31, respectively.

     For purposes of the pro forma disclosures required by SFAS 123, the estimated fair value of the options is amortized to expense over the options' vesting period. In addition, the grant-date fair value of performance shares (discussed below) is amortized to expense over the three-year plan

                    THE BFGOODRICH COMPANY AND SUBSIDIARIES

NOTE V  STOCK OPTION PLAN (CONTINUED)

cycle without adjustments for subsequent changes in the market price of the Company's common stock. The Company's pro forma information is as follows:

                                                               1997        1996        1995
                                                               ----        ----        ----
                                                              (IN MILLIONS, EXCEPT PER SHARE
                                                                         AMOUNTS)
Net income:
  As reported...............................................  $178.2      $173.9      $140.9
  Pro forma.................................................   170.6       172.8       141.2
Earnings per share:
  Basic
     As reported............................................  $ 2.51      $ 2.61      $ 2.12
     Pro forma..............................................    2.40        2.59        2.12
  Diluted
     As reported............................................  $ 2.41      $ 2.48      $ 2.01
     Pro forma..............................................    2.30        2.45        2.01

     The pro forma effect on net income for 1996 and 1995 is not representative of the pro forma effect on net income in future years because it does not take into consideration pro forma compensation expense related to grants made prior to 1995. In addition, the pro forma effect on net income in 1997 is not representative of the pro forma effect on net income in future years because 1997 includes $4.5 million of after-tax compensation expense related to the Rohr options which became fully vested upon the consummation of the merger.

     A summary of the Company's stock option activity and related information follows:

                                                              YEAR ENDED DECEMBER 31, 1997
                                                              ----------------------------
                                                                          WEIGHTED-AVERAGE
                                                              OPTIONS      EXERCISE PRICE
                                                              -------     ----------------
                                                                 (OPTIONS IN THOUSANDS)
Outstanding at beginning of year............................   4,943.8         $25.16
Granted.....................................................     846.7          40.51
Exercised...................................................  (1,661.1)         22.44
Forfeited...................................................     (97.1)         33.96
Expired.....................................................     (14.3)         43.64
                                                              --------
Outstanding at end of year..................................   4,018.0          29.25
                                                              ========

                                                              YEAR ENDED DECEMBER 31, 1996
                                                              -----------------------------
                                                                          WEIGHTED-AVERAGE
                                                              OPTIONS      EXERCISE PRICE
                                                              -------     ----------------
                                                                 (OPTIONS IN THOUSANDS)
Outstanding at beginning of year............................  4,212.6          $22.96
Granted.....................................................  1,612.2           28.85
Exercised...................................................   (842.4)          21.33
Forfeited...................................................    (96.4)          26.64
Expired.....................................................    (54.2)          39.24
                                                              -------
Outstanding at end of year..................................  4,831.8           24.96
                                                              =======

                    THE BFGOODRICH COMPANY AND SUBSIDIARIES

NOTE V  STOCK OPTION PLAN (CONTINUED)

                                                              YEAR ENDED DECEMBER 31, 1995
                                                              ----------------------------
                                                                          WEIGHTED-AVERAGE
                                                              OPTIONS      EXERCISE PRICE
                                                              -------     ----------------
                                                                 (OPTIONS IN THOUSANDS)
Outstanding at beginning of year............................   4,352.3         $23.05
Granted.....................................................     839.2          21.67
Exercised...................................................    (870.4)         22.00
Forfeited...................................................    (103.5)         23.44
Expired.....................................................      (5.0)         36.87
                                                              --------
Outstanding at end of year..................................   4,212.6          22.96
                                                              ========

     The number of options outstanding at the end of 1996 does not agree with the beginning amount for 1997 due to option activity for Rohr during the five-month period ended December 31, 1996, not reflected in the 1996 activity above.

     The following table summarizes information about the Company's stock options outstanding at December 31, 1997:

                                                                                         WEIGHTED-
                                                                          WEIGHTED-       AVERAGE
                                                                           AVERAGE       REMAINING
                                        OPTIONS            OPTIONS         EXERCISE     CONTRACTUAL
            GRANT DATE                OUTSTANDING        EXERCISABLE        PRICE       LIFE (YEARS)
            ----------                -----------        -----------      ---------     ------------
                                     (IN THOUSANDS)    (IN THOUSANDS)
1997...............................       811.0              395.5          $40.53          9.2
1996...............................       857.5              559.4           33.53          8.1
1995...............................       878.9              747.1           21.54          7.2
1994...............................       281.0              281.0           18.78          6.1
1993...............................       264.7              264.7           21.00          5.1
All other..........................       924.9              924.9           28.24          2.4
                                        -------            -------
          Total....................     4,018.0            3,172.6
                                        =======            =======

     Stock options in the "All other" category were outstanding at prices ranging from $15.00 to $45.18.

     During 1997, 1996 and 1995, restricted stock awards for 9,761; 26,103 and 209,700 shares, respectively, were made under the Stock Option Plan. During 1997, 1996 and 1995, stock awards for 5,500; 25,400 and 1,200 restricted shares, respectively, were forfeited. Restricted stock awards may be subject to conditions established by the Board of Directors. Under the terms of the restricted stock awards, the granted stock vests three years after the award date. The cost of these awards, determined as the market value of the shares at the date of grant, is being amortized over the three-year period. In 1997, 1996 and 1995, $1.8 million, $1.9 million and $2.1 million, respectively, were charged to expense for restricted stock awards.

     The Stock Option Plan also provides that shares of common stock may be awarded as performance shares to certain key executives having a critical impact on the long-term performance of the Company. In 1995, the Compensation Committee of the Board of Directors awarded 566,200 shares and established performance objectives that are based on attainment of an average return on equity over the three-year plan cycle ending in 1997. In 1997 and 1996, 5,000 and 14,650 performance shares were granted to certain key executives that commenced employment during

                    THE BFGOODRICH COMPANY AND SUBSIDIARIES

NOTE V  STOCK OPTION PLAN (CONTINUED)

those years. During 1997, 1996 and 1995, 14,400; 35,000 and 133,050 performance shares, respectively, were forfeited.

     The market value of performance shares awarded under the plan is recorded as unearned restricted stock. The unearned amount is charged to compensation expense based upon the extent performance objectives are expected to be met. In 1997, 1996 and 1995, $14.3 million, $8.3 million and $6.9 million, respectively, were charged to expense for performance shares. If the provisions of SFAS 123 had been used to account for awards of performance shares, the weighted-average grant-date fair value of performance shares granted in 1997, 1996 and 1995 would have been $41.44, $38.54 and $22.37 per share, respectively.

NOTE W  COMMITMENTS AND CONTINGENCIES

     The Company and its subsidiaries have numerous purchase commitments for materials, supplies and energy incident to the ordinary course of business.

     There are pending or threatened against BFGoodrich or its subsidiaries various claims, lawsuits and administrative proceedings, all arising from the ordinary course of business with respect to commercial, product liability and environmental matters, which seek remedies or damages. The Company believes that any liability that may finally be determined with respect to commercial and product liability claims, should not have a material effect on the Company's consolidated financial position or results of operations. The Company is also involved in legal proceedings as a plaintiff involving contract, patent protection, environmental and other matters. Gain contingencies, if any, are recognized when realized.

     At December 31, 1997, the Company was a party to various obligations assumed or issued by others, including guarantees of debt and lease obligations, principally relating to businesses previously disposed. The aggregate contingent liability, should the various third parties fail to perform, is approximately $52.0 million. The Company has not previously been required to assume any responsibility for these financial obligations as a result of defaults and is not currently aware of any existing conditions which would cause a financial loss. As a result, the Company believes that risk of loss relative to these contingent obligations is remote.

     The Company and its subsidiaries are generators of both hazardous and non-hazardous wastes, the treatment, storage, transportation and disposal of which are subject to various laws and governmental regulations. Although past operations were in substantial compliance with the then-applicable regulations, the Company has been designated as a potentially responsible party ("PRP") by the U.S. Environmental Protection Agency ("EPA") in connection with approximately 38 sites, most of which related to businesses previously discontinued. The Company believes it may have continuing liability with respect to not more than 18 sites.

     The Company initiates corrective and/or preventive environmental projects of its own to ensure safe and lawful activities at its current operations. The Company believes that compliance with current governmental regulations will not have a material adverse effect on its capital expenditures, earnings or competitive position. The Company's environmental engineers and consultants review and monitor past and existing operating sites. This process includes investigation of National Priority List sites, where the Company is considered a PRP, review of remediation methods and negotiation with other PRPs and governmental agencies.

     At December 31, 1997, the Company has recorded as Accrued expenses and as Other Non-current Liabilities a total of $31.4 million to cover future environmental expenditures, principally for

                    THE BFGOODRICH COMPANY AND SUBSIDIARIES

NOTE W  COMMITMENTS AND CONTINGENCIES (CONTINUED)

remediation of the aforementioned sites and other environmental matters. A significant portion of accrued environmental liabilities is in connection with four sites which relate to businesses previously discontinued and two sites that came with the Rohr merger. Two of the most significant variables in determining the Company's ultimate liability are the remediation method finally adopted for the site and the Company's share of the total site remediation cost. With respect to three of the four sites of previously discontinued businesses, the Company's maximum percentage share of the ultimate remediation costs is fixed. The percentages range from approximately 12 percent to approximately 41 percent, and appropriate reserves have accordingly been established. At the fourth site, alternate dispute resolution ("ADR") is under way to establish the various parties' share of responsibility. The Company's interim share is 30 percent, which the Company believes will likely decrease as a result of the ADR.

     Of the four sites relating to discontinued businesses, two sites are in the operation and maintenance phase for which costs are reasonably fixed. Construction at a third site was begun in 1997, but problems with the remedial design caused work to be discontinued. Modifications or other remedial alternatives are being explored which could result in increases or decreases in estimated costs. Until a decision on these remedy changes is made in 1998, an accurate cost estimate for this site cannot be determined. Litigation on this site with the government over the recovery of past government costs is ongoing. Until a final decision on the remedy is made and the Company's percentage of liability is determined through ADR, it is not possible to estimate the Company's total cost of this site. However, total site costs are not expected to exceed $15.0 million, of which the Company's share is 30 percent, which reflects the basis for the amount accrued at December 31, 1997. The final site involving discontinued businesses continues in litigation with no agreement with the government over the remedy and government costs exceeding $22.0 million. This site presents the greatest uncertainty both as to the nature and cost of the final remedy and the percentage of the government's costs that are found to be recoverable. However, the Company's share of this site is relatively small, at less than 12 percent. The Company has accrued for costs it expects to incur.

     The Company also has two active Superfund sites relating to the Aerostructures Group (Rohr). Of these, one is a multimillion dollar site that has been in active investigation/remediation/litigation for over 15 years. Depending on the outcome of recent settlement discussions, the Company may not spend much more on this matter, but a reserve is being retained in the event the settlement does not occur. An action against third-party defendants is being pursued by the PRPs seeking contribution. No receivable has been reflected for any potential contributions. The second Rohr site is in an earlier stage, and the Company's percentage share of the total site remediation cost has not been determined. The estimated cost of this site to all parties is $70.0 million.

     The Company believes that it has adequately reserved for all of the above sites based on currently available information. Management believes that it is reasonably possible that additional costs may be incurred beyond the amounts accrued as a result of new information. However, the amounts, if any, cannot be estimated and management believes that they would not be material to the Company's financial condition but could be material to the Company's results of operations in a given period.

     In addition, the Company expects to incur capital expenditures and future costs for environmental, health and safety improvement programs. These expenditures relate to anticipated projects to change process systems or to install new equipment to reduce ongoing emissions, improve efficiencies and promote greater worker health and safety. These expenditures are customary operational costs and are not expected to have a material adverse effect on the financial position, liquidity or results of operations of the Company.

============================================================

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ------------------

                               TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT
Description of Notes......................   S-2
United States Tax Considerations..........  S-13
Supplemental Plan of Distribution.........  S-19
Validity of the Notes.....................  S-21
PROSPECTUS
Prospectus Summary........................     1
Forward-Looking Statements................     1
Available Information.....................     1
The Company...............................     1
Ratio of Earnings to Fixed Charges........     2
Use of Proceeds...........................     2
General Business Developments.............     2
Selected Consolidated Financial Data......     5
Supplementary Financial Information.......     7
Management Discussion and Analysis of
  Financial Condition and Results of
  Operations..............................     8
Business..................................    22
Description of Securities.................    30
Management................................    38
Executive Compensation....................    45
Plan of Distribution......................    57
Validity of Debt Securities...............    58
Experts...................................    59
Index to Consolidated Financial
  Statements..............................   F-1

============================================================
============================================================

                                  $200,000,000

                                THE B.F.GOODRICH
                                    COMPANY

                               MEDIUM-TERM NOTES,
                                    SERIES A
                               ------------------

                               B.F.GOODRICH LOGO
                               ------------------
                              GOLDMAN, SACHS & CO.

                           CITICORP SECURITIES, INC.

                               J.P. MORGAN & CO.

                           MORGAN STANLEY DEAN WITTER

                             NATIONSBANC MONTGOMERY
                                 SECURITIES LLC

============================================================

THE INFORMATION CONTAINED HEREIN IS SUBJECT TO AMENDMENT AND COMPLETION. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SECURITIES MAY NOT BE SOLD,
NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE
ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

                   SUBJECT TO COMPLETION, DATED        , 1997
          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED             , 1998
                            THE B.F.GOODRICH COMPANY

                      $200,000,000       % NOTES DUE 2038
                      $100,000,000       % NOTES DUE 2008
                            ------------------------

     Interest on each series of Notes (collectively, the "Offered Securities")
is payable on                and                of each year, commencing
            , 1998. Each series of Offered Securities is hereby offered separately and not as a unit. The Offered Securities are not redeemable prior to maturity and will not be subject to any sinking fund.

     The Offered Securities will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company ("DTC"). Beneficial interests in such global securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Except as described herein, the Offered Securities will not be issued in definitive form. The Offered Securities will be issued only in denominations of $1,000 and integral multiples thereof. See "Description of Offered Securities -- General" and "-- Book-Entry System".
                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT
       RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                 PRICE TO    UNDERWRITING   PROCEEDS TO
                                                PUBLIC(1)    DISCOUNT(2)   COMPANY(2)(3)
                                                ---------    ------------  -------------
Per 2008 Note................................      100%         .650%        99.350%
Total........................................  $100,000,000   $650,000     $99,350,000
Per 2038 Note................................      100%         .875%        99.125%
Total........................................  $200,000,000  $1,750,000    $198,250,000

---------------
(1) Plus accrued interest, if any, from            , 1998.

(2) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriting".

(3) Before deducting other expenses payable by the Company, estimated at $800,000.

                            ------------------------

     The Offered Securities are being offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part and to certain other conditions. It is expected that the Offered Securities will be ready for delivery in book-entry form only through the book-entry facilities of DTC in New York, New
York on or about             , 1998 against payment therefor in immediately
available funds.
                            ------------------------
GOLDMAN, SACHS & CO.

         CITICORP SECURITIES, INC.
                   J.P. MORGAN & CO.
                             MORGAN STANLEY DEAN WITTER
                                      NATIONSBANC MONTGOMERY SECURITIES LLC
                            ------------------------

         THE DATE OF THIS PROSPECTUS SUPPLEMENT IS             , 1998.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE OFFERED SECURITIES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH OFFERED SECURITIES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING".

     THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES.
                               ------------------

                                  THE COMPANY

     The Company manufactures and supplies a wide variety of systems and component parts for the aerospace industry and provides maintenance, repair and overhaul services on commercial, regional, business and general aviation aircraft. The Company also manufactures specialty plastics and specialty additives products for a variety of end-user applications. The Company, with 1997 sales of $3.4 billion, is organized into two principal business segments:
BFGoodrich Aerospace and BFGoodrich Specialty Chemicals. The Company maintains patent and technical assistance agreements, licenses and trademarks on its products, process technologies and expertise in most of the countries in which it operates. The Company conducts its business through numerous divisions and 82 wholly and majority-owned subsidiaries worldwide.

     The principal executive offices of the Company are located at 4020 Kinross Lakes Parkway, Richfield, Ohio 44286-9368 (telephone (330) 659-7600). The Company was incorporated under the laws of the State of New York on May 2, 1912 as the successor to a business founded in 1870.

                                USE OF PROCEEDS

     The Company intends to use the net proceeds from the sale of the Offered Securities to retire a similar amount of indebtedness which is borrowed on a 7-day or 30-day revolving basis and which expires in March 1999 and which bears interest at a rate equal to LIBOR plus 30 basis points and which was incurred by the Company to acquire Freedom Chemical Company.

                     DESCRIPTION OF THE OFFERED SECURITIES

     The      % Notes due 2008 (the "2008 Notes") and the     % Notes due 2038
(the "2038 Notes") are each a series of the Offered Securities (referred to in the accompanying Prospectus as the "Debt Securities"). The following description of the particular terms of the Offered Securities offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Debt Securities set forth in the Prospectus, to which reference is hereby made.

GENERAL

     The Offered Securities will be issued under an Indenture, dated as of May 1, 1991, between the Company and Harris Trust and Savings Bank (the "Trustee"), as the same may be amended or supplemented from time to time (said Indenture, as so supplemented, referred to herein as the "Indenture"). The 2008 Notes are limited to an aggregate principal amount of $100,000,000, and the 2038 Notes are limited to an aggregate principal amount of $200,000,000. The 2008 Notes and the
2038 Notes will mature on             , 2008, and             , 2038,
respectively. The Offered Securities will be issued only in registered form in denominations of $1,000 and integral multiples thereof. The Offered Securities will not be subject to any sinking fund.

     The Offered Securities will bear interest at the respective rates set forth
on the cover page of this Prospectus Supplement from             , 1998, or the
most recent date to which interest has been paid or provided for, payable
semiannually on                and                of each year, commencing
            , 1998 to the persons in whose names the Offered Securities are registered as of the close of business on the next preceding
or          , respectively, as applicable. Any payment required to be made with respect to the Offered Securities on a day that is not a Business Day will be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue from and after such day to the date of payment.

     "Business Day" means any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law to close in The City of New York.

     So long as each series of Offered Securities is represented by one or more global certificates, the interest payable on the Offered Securities will be paid to Cede & Co., the nominee of DTC, as Depositary (the "Depositary"), or its registered assigns as the registered owner of the global certificates, by wire transfer of immediately available funds on each of the applicable interest payment dates, not later than 2:30 p.m. (New York City time). If any series of the Offered Securities is no longer represented by global certificates, payment of interest may, at the option of the Company, be made by check mailed to the address of the person entitled thereto. No service charge will be made for any transfer or exchange of Offered Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

BOOK-ENTRY SYSTEM

     Each series of Offered Securities will be issued in the form of one or more fully registered global certificates (each, a "Book-Entry Note") that will be deposited with the Depositary or a nominee thereof. Unless and until it is exchanged in whole or in part for Offered Securities in definitive form, a Book-Entry Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor.

     Upon the issuance of a Book-Entry Note, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Offered Securities represented by such Book-Entry Note to the accounts of persons that have accounts with the Depositary ("participants"). The accounts to be credited shall be designated by any underwriters or agents participating in the distribution of such Offered Securities. Ownership of beneficial interests in a Book-Entry Note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Book-Entry Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Book-Entry Note (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants).

     So long as the Depositary, or its nominee, is the registered owner of such Book-Entry Note, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Offered Securities represented by such Book-Entry Note for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Book-Entry Note will not be entitled to have the Offered Securities represented by such Book-Entry Note registered in their names, will not receive or be entitled to receive physical delivery of such Offered Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

     Principal, premium, if any, and interest payments on Offered Securities represented by a Book-Entry Note registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of such Book-Entry Note. None of the

Company, the Trustee or any paying agent for such Offered Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Book-Entry Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     The Company expects that the Depositary, with respect to any Offered Securities represented by a Book-Entry Note, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Book-Entry Note as shown on the records of the Depositary. The Company also expects that payments by participants to owners of beneficial interest in such Book-Entry Note held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names" and will be the responsibility of such participants.

     If the Depositary is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue Offered Securities in definitive form in exchange for each Book-Entry Note. In addition, the Company may at any time and in its sole discretion determine not to have any of the Offered Securities represented by one or more Book-Entry Offered Securities and, in such event, will issue Offered Securities in definitive form in exchange for all of the Book-Entry Offered Securities representing such Offered Securities.

GOVERNING LAW

     The Indenture and the Offered Securities will be governed by and construed in accordance with the laws of the State of New York.

                                  UNDERWRITING

     Subject to the terms of the Underwriting Agreement and the Pricing Agreement between the Underwriters and the Company, the Company has agreed to sell to each of the several Underwriters, and each Underwriter has severally agreed to purchase from the Company the principal amount of 2008 Notes and 2038 Notes set forth opposite its name below:

                                                       PRINCIPAL AMOUNT       PRINCIPAL AMOUNT
                    UNDERWRITER                         OF 2008 NOTES          OF 2038 NOTES
                    -----------                        ----------------       ----------------
Goldman, Sachs & Co.
Citicorp Securities, Inc.
J.P. Morgan Securities, Inc.
Morgan Stanley & Co. Incorporated
Nationsbank Montgomery Securities LLC

     Under the terms of the Underwriting Agreement and the Pricing Agreement, the Underwriters are committed to take and pay for all of each series of Offered Securities if any of such series is taken. Each series of Offered Securities is hereby offered separately, and not as a unit. The sale of any series of Offered Securities is not conditioned upon the sale of any other series of Offered Securities.

     The Underwriters propose to offer the Offered Securities directly to the public at the initial public offering price set forth on the cover page hereof and in part to certain securities dealers at such price less a concession of
 .     % of the principal amount of the 2008 Notes and .     % of the principal
amount of the 2038 Notes. The Underwriters may allow, and such dealers may
reallow, a concession of not more than .     % of the principal amount of the
Offered Securities to certain
brokers and dealers. After the Offered Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters.

     Each series of Offered Securities is a new issue of securities with no established trading market. The Company has been advised by the Underwriters that the Underwriters intend to make a market in each series of Offered Securities but are not obligated to do so and may discontinue market making in respect of any series of Offered Securities at any time without notice. No assurance can be given as to the liquidity of the trading market for any series of Offered Securities.

     In connection with this offering, the Underwriters may purchase and sell any series of Offered Securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with this offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of Offered Securities, and syndicate short positions involve the sale by the Underwriters of a greater number of Offered Securities than they are required to purchase from the Company in this offering. The Underwriters also may impose a penalty bid by which selling concessions allowed to syndicate members or certain dealers in respect of Offered Securities are sold in this offering for their account may be reclaimed by the syndicate if such Offered Securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of Offered Securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

     The Underwriters do not intend to confirm sales to accounts over which they exercise discretionary authority.

     Settlement for the Offered Securities will be made in immediately available funds and all secondary trading in the Offered Securities will settle in immediately available funds.

     The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     Each of the Underwriters has rendered financial advisory services to the Company from time to time and has received customary fees for its services. From time to time the Underwriters and certain of their affiliates have engaged, and may in the future engage, in transactions with, and perform services for, the Company and its affiliates in the ordinary course of business.

                       VALIDITY OF THE OFFERED SECURITIES

     The validity of the Offered Securities offered hereby will be passed upon for the Company by Nicholas J. Calise, Vice President, Associate General Counsel and Secretary of the Company, and for the Underwriters by Sullivan & Cromwell, New York, New York. As of March 18, 1998, Mr. Calise owned 17,792 shares of the Company's Common Stock; has deferred receipt of 5,917 shares of the Company's Common Stock under the Company's Long Term Incentive Plan; has contingently credited to his account 2,600 phantom shares under the 1998-2000 Long Term Incentive Plan, all of which are subject to forfeiture; held options to purchase 83,300 shares of Common Stock; and had credited to his account in the Company's Retirement Plus Savings Plan approximately 5,107 shares of Common Stock.

============================================================

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ------------------

                               TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT
The Company...............................   S-2
Use of Proceeds...........................   S-2
Description of the Offered Securities.....   S-2
Underwriting..............................   S-4
Validity of Offered Securities............   S-5
PROSPECTUS
Prospectus Summary........................     1
Forward-Looking Statements................     1
Available Information.....................     1
The Company...............................     1
Ratio of Earnings to Fixed Charges........     2
Use of Proceeds...........................     2
General Business Developments.............     2
Selected Consolidated Financial Data......     5
Supplementary Financial Information.......     7
Management Discussion and Analysis of
  Financial Condition and Results of
  Operations..............................     8
Business..................................    22
Description of Securities.................    30
Management................................    38
Executive Compensation....................    45
Plan of Distribution......................    57
Validity of Debt Securities...............    58
Experts...................................    59
Index to Consolidated Financial
  Statements..............................   F-1

============================================================
============================================================

                                  $300,000,000

                                THE B.F.GOODRICH
                                    COMPANY

                          $100,000,000        % NOTES
                                    DUE 2008

                          $200,000,000        % NOTES
                                    DUE 2038
                               ------------------

                               B.F.GOODRICH LOGO
                               ------------------
                              GOLDMAN, SACHS & CO.

                           CITICORP SECURITIES, INC.

                               J.P. MORGAN & CO.

                           MORGAN STANLEY DEAN WITTER

                             NATIONSBANC MONTGOMERY
                                 SECURITIES LLC

============================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

  Securities and Exchange Commission registration fee.......  $147,500
  Printing and engraving expenses...........................    50,000
  Rating agency fees........................................   475,000
  Trustee's fees............................................    30,000
  Legal fees................................................    50,000
  Accounting expenses.......................................    20,000
  Blue Sky fees and expenses................................    10,000
  Other.....................................................    17,500
                                                              --------
     Total..................................................  $800,000
                                                              ========

---------

     * All amounts other than the registration fee are estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under the Company's Restated Certificate of Incorporation no member of the Board of Directors shall have any personal liability to the company or its shareholders for damages for any breach of duty in such capacity, provided that such liability shall not be limited if a judgment or other final adjudication adverse to the Director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the Director personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that the Director's acts violated section 719 of the New York Business Corporation Law ("B.C.L.") (generally relating to the improper declaration of dividends, improper purchases of shares, improper distribution of assets after dissolution, or making improper loans to directors contrary to specified statutory provisions). Reference is made to Article TWELVE of the company's Restated Certificate of Incorporation filed as Exhibit 3(a) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1988.

     Under the Company's By-Laws, any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that the, his testator or intestate is or was a director or officer of the Company or served any other corporation in any capacity at the request of the Company shall be indemnified by the Company to the extent and in a manner permissible under the laws of the State of New York.

     In addition, the Company's By-Laws provide indemnification for directors and officers where they are acting on behalf of the Company where the final judgment does not establish that the director or officer acted in bad faith or was deliberately dishonest, or gained a financial profit or other advantage to which he was not legally entitled. The By-Laws provide that the indemnification rights shall be deemed to be "contract rights" and continue after a person ceases to be a director or officer or after rescission or modification of the By-Laws with respect to prior occurring events. They also provide directors and officers with the benefit of any additional indemnification which may be permitted by later amendment to the B.C.L. The By-Laws further provide for advancement of expenses and specify procedures in seeking and obtaining indemnification. Reference is made to Article VI of the Company's By-Laws filed as Exhibit 3(B) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1988.

     The Company has insurance to indemnify its directors and officers, within the limits of the Company's insurance policies, for those liabilities with in respect of which such indemnification insurance is permitted under the laws of the State of New York.

     Reference is made to Sections 721-726 of the B.C.L., which are summarize below.

     Section 721 of the B.C.L. provides that indemnification pursuant to the B.C.L. shall not be deemed exclusive of their indemnification rights to which a director or officer may be entitled, provided that no indemnification may be made if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty, and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

     Section 722(a) of the B.C.L. provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any civil or criminal action, other than a derivative action, against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. With respect to derivative actions, Section 722(c) of the B.C.L. provides that a director or officer may be indemnified only against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense or settlement of such action, or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation and that no indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and to the extent an appropriate court determines that the person is fairly and reasonably entitled to partial or full indemnification.

     Section 723 of the B.C.L. specifies the manner in which payment of such indemnification may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the vent that the director or officer has not been successful or the action is settled, indemnification may be made by the corporation only if authorized by any of the corporate actions set forth in such Section 723 (unless the corporation has provided for indemnification in some other manner as otherwise permitted by Section 721 of the B.C.L.).

     Section 724 of the B.C.L. provides that upon proper application by a director or officer, indemnification shall be awarded by a court to the extent authorized under Sections 722 and 723 of the B.C.L. Section 725 of the B.C.L. contains certain other miscellaneous provisions affecting the indemnification of directors and officers, including provision for the return of amounts paid as indemnification if any such person is ultimately found not to be entitled thereto.

     Section 726 of the B.C.L. authorizes the purchase and maintenance of insurance to indemnify (1) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the above sections, (2) directors and officers in instances in which they may be indemnified by a corporation under such sections, and (3) directors and officers in instances in which they may not otherwise be indemnified by a corporation under such sections, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     None.

ITEM 16. EXHIBITS

 EXHIBIT
 UMBER -
   1(A).     Form of Underwriting Agreement.
   1(B).     Form of Distribution Agreement.
   3(A).     The Company's Restated Certificate of Incorporation, as
             amended through August 5, 1988. This exhibit was filed with the same designation as an exhibit to the Company's Form
             10-Q for the quarter ended September 30, 1988, and is
             incorporated herein by reference.
   3(B).     The Company's By-Laws, as amended, through February 18,
             1991. This exhibit was filed with the same designation as an exhibit to the Company's Form 10-K Annual Report for the
             year ended December 31, 1990, and is incorporated herein by reference.
   4(A).     Indenture dated as of May 1, 1991 between the Company and
             the Trustee. This exhibit was filed as an exhibit to the
             Registrant's Registration Statement on Form S-3 (File No.
             33-65658) and is incorporated herein by reference.
   4(B).     Form of Fixed Rate Note. This exhibit was filed as an
             exhibit to the Registrant's Registration Statement on Form
             S-3 (File No. 333-03341) and is incorporated herein by
             reference.
   4(C).     Form of Floating Rate Note. This exhibit was filed as an
             exhibit to the Registrant's Registration Statement on Form
             S-3 (File No. 333-03341) and is incorporated herein by
             reference.
   5.        Opinion re validity of Debt Securities of Nicholas J.
             Calise, Esq., Vice President, Associate General Counsel and
             Secretary (including consent).
  10(A).     Stock Option Plan. This exhibit was filed with the same
             designation as an exhibit to the Company's Form 10-Q for the quarter ended June 30, 1997, and is incorporated herein by reference.
             Form of Disability Income Agreement. This exhibit was filed
10(B)(4).    with the same designation as an exhibit to the Company's
             Form 10-K Annual Report for the year ended December 31,
             1988, and is incorporated herein by reference.
             Form of Supplemental Executive Retirement Plan Agreement.
10(B)(5).    This exhibit was filed with the same designation as an
             exhibit to the Company's Form 10-K Annual Report for the
             year ended December 31, 1989 and is incorporated herein by reference.
  10(E).     Management Incentive Program. This exhibit was filed with
             the same designation as an exhibit to the Company's Form
             10-Q for the quarter ended September 30, 1989, and is
             incorporated herein by reference.
  10(F).     Form of Management Continuity Agreement entered into by The
             B.F.Goodrich Company and certain of its employees. This
             exhibit was filed with the same designation as an exhibit to the Company's Form 10-K Annual Report for the year ended
             December 31, 1992, and is incorporated herein by reference.
  10(G).     Senior Executive Management Incentive Plan. This exhibit was filed as Appendix B to the Company's 1995 Proxy Statement
             dated March 2, 1995 and is incorporated herein by reference.

 EXHIBIT
 UMBER -
  10(H).     Rights Agreement, dated as of June 2, 1997, between The
             B.F.Goodrich Company and The Bank of New York which includes the form of Certificate of Amendment setting forth the terms of the Junior Participating Preferred Stock, Series F, par
             value $1 per share, as Exhibit A, the form of Right
             Certificate as Exhibit B and the Summary of Rights to
             Purchase Preferred Shares as Exhibit C which was filed as
             Exhibit 1 to Form 8-A filed June 19, 1997 is incorporated
             herein by reference.
  10(I).     Employee Protection Plan. This exhibit was filed with the
             same designation as an exhibit to the Company's Form 10-Q
             for the quarter ended June 30, 1997, and is incorporated
             herein by reference.
             Benefit Restoration Plan. This exhibit was filed as Exhibit
10(J)(1).    10(J) to the Company's Form 10-K Annual Report for the year ended December 31, 1992, and is incorporated herein by
             reference.
             The B.F.Goodrich Company Savings Benefit Restoration Plan
10(J)(2).    was filed as Exhibit 4(b) to the Company's Registration
             Statement No. 333-19697 on Form S-8 and is incorporated
             herein by reference.
  10(K).     Long-Term Incentive Plan and form of award. This exhibit was filed as Exhibit 10(K) to the Company's Form 10-K Annual
             Report for the year ended December 31, 1995, and is
             incorporated herein by reference.
  10(L).     Amended and Restated Assumption of Liabilities and
             Indemnification Agreement between the Company and The Geon
             Company, which was filed as exhibit 10.3 to Registration
             Statement No. 33-70998 on Form S-1 of The Geon Company, is
             incorporated herein by reference.
  10(M).     Outside Directors' Phantom Share Plan. This exhibit was
             filed as Exhibit 10(M) to the Company's form 10-K Annual
             Report for the year ended December 31, 1997, and is
             incorporated herein by reference.
  10(N).     Directors Deferred Compensation Plan. This exhibit was filed with the same designation as an exhibit to the Company's
             Form 10-K Annual Report for the year ended December 31, 1997 and is incorporated herein by reference.
  10(O).     Rohr, Inc. Supplemental Retirement Plan (Restated 1997)
             which was filed as an exhibit to Rohr, Inc.'s Form 10-Q for the quarterly period ended May 4, 1997, is incorporated
             herein by reference.
  10(Q).     Rohr Industries, Inc., Management Incentive Plan (Restated
             1982), as amended through the Fifteenth Amendment, as set
             forth in Rohr, Inc.'s Form 10-K for fiscal year ended July
             31, 1994, is incorporated herein by reference.
  10(R).     Sixteenth Amendment to Rohr, Inc. Management Incentive Plan
             (Restated 1982), dated June 7, 1996, which was filed as an exhibit to Rohr, Inc.'s Form 10-K for the fiscal year ended
             July 31, 1996, is incorporated herein by reference.
  10(S).     Seventeenth Amendment to Rohr Industries, Inc. Management
             Incentive Plan (Restated 1982), dated September 13, 1996,
             which was filed as an exhibit to Rohr, Inc.'s Form 10-K for the fiscal year ended July 31, 1996, is incorporated herein by reference.
  10(T).     Employment Agreement with Robert H. Rau, which was filed as an exhibit to Rohr, Inc.'s Form 10-Q for the period ended
             May 2, 1993, is incorporated herein by reference.
  10(U).     First Amendment to Employment Agreement with Robert H. Rau, which was filed as an exhibit to Rohr, Inc.'s Form 10-K for fiscal year ended July 31, 1996, is incorporated herein by reference.

 EXHIBIT
 UMBER -
  10(V).     Rohr, Inc. 1989 Stock Option Plan filed as exhibit 10.18 to the Rohr Industries, Inc. Form 10-K for the fiscal year
             ended July 31, 1990, is incorporated herein by reference.
  10(W).     Rohr, Inc. 1995 Stock Incentive Plan filed as exhibit 4.1 to
             Rohr, Inc. Registration Statement No. 33-65447 filed on
             December 28, 1995, is incorporated herein by reference.
  10(X).     Employment Agreement with Robert H. Rau. This exhibit was
             filed with the same designation as an exhibit to the
             Company's Form 10-K Annual Report for the year ended
             December 31, 1997 and is incorporated herein by reference.
  12.        Computation of Ratio of Earnings to Fixed Charges.
  21.        Subsidiaries. This exhibit was filed with the same
             designation as an exhibit to the Company's Form 10-K Annual
             Report for the year ended December 31, 1997 and is
             incorporated herein by reference.
  23(A).     Consent of Independent Auditors -- Ernst & Young LLP.
  23(B).     Consent of Independent Auditors -- Deloitte & Touche LLP.
  23(C).     Consent of Counsel (contained in opinion filed as Exhibit
             5).
  24.        Powers of Attorney.
  25.        Form T-1 Statement of Eligibility and Qualification of the
             Trustee.
  27.        Financial Data Schedule. This exhibit was filed with the
             same designation as an exhibit to the Company's Form 10-K
             Annual Report for the year ended December 31, 1997 and is
             incorporated herein by reference.

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registrations statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the 1934 Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (5) That, for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus, filed by the Registrant pursuant to Rule 424(b)(1) or (4) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Bath, State of Ohio, on March 27, 1998.

                                          THE B.F.GOODRICH COMPANY

                                          By:    /s/ NICHOLAS J. CALISE
                                             -----------------------------------
                                              Nicholas J. Calise
                                              Vice President, Associate General
                                              Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on March 27, 1998 by the following majority of the Board of Directors of the Registrant in the capacities indicated.

/s/ DAVID L. BURNER*
---------------------------------------------------
(David L. Burner)
Chairman and Chief Executive Officer and
Director (Principal Executive Officer)

/s/ D. LEE TOBLER*
---------------------------------------------------
(D. Lee Tobler)
Executive Vice President and Chief
Financial Officer and Director
(Principal Financial Officer)

/s/ STEVEN G. ROLLS*
---------------------------------------------------
(Steven G. Rolls)
Vice President and Controller
(Principal Accounting Officer)

/s/ JEANNETTE GRASSELLI BROWN*
---------------------------------------------------
(Jeannette Grasselli Brown)
Director

/s/ DIANE C. CREEL*
---------------------------------------------------
(Diane C. Creel)
Director

/s/ GEORGE A. DAVIDSON, JR.*
---------------------------------------------------
(George A. Davidson, Jr.)
Director

---------------------------------------------------
(Richard K. Davidson)
Director

/s/ JAMES J. GLASSER
---------------------------------------------------
(James J. Glasser)
Director

/s/ JODIE K. GLORE*
---------------------------------------------------
(Jodie K. Glore)
Director

/s/ DOUGLAS E. OLESEN*
---------------------------------------------------
(Douglas E. Olesen)
Director

/s/ RICHARD DE J. OSBORNE*
---------------------------------------------------
(Richard de J. Osborne)
Director

/s/ JOSEPH A. PICHLER*
---------------------------------------------------
(Joseph A. Pichler)
Director

/s/ ALFRED M. RANKIN, JR.*
---------------------------------------------------
(Alfred M. Rankin, Jr.)
Director

---------------------------------------------------
(Robert H. Rau)
Director

/s/ IAN M. ROSS*
---------------------------------------------------
(Ian M. Ross)
Director

/s/ JAMES R. WILSON*
---------------------------------------------------
(James R. Wilson)
Director

/s/ A. THOMAS YOUNG*
---------------------------------------------------
(A. Thomas Young)
Director

     * The undersigned, as attorney-in-fact, does hereby sign this Registration Statement on behalf of each of the officers and directors indicated above.

                                                 /s/ NICHOLAS J. CALISE

                                             -----------------------------------
                                             Nicholas J. Calise